As filed with the Securities and Exchange Commission on August 15, 2024

File No. [•]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Stone Point Credit Income Fund

(Exact name of registrant as specified in its charter)

Delaware	[•]
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20 Horseneck Lane Greenwich, Connecticut	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 862-2950 with copies to:

William J. Bielefeld

Matthew J. Carter

Dechert, LLP

1900 K Street NW

Washington, DC 20006

Securities registered pursuant to Section 12(b) of the Act:

None

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class

Common Shares, par value $0.001 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

EXPLANATORY NOTE

Stone Point Credit Income Fund is filing this registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis to permit it to file an election to be regulated as a business development company (a “BDC”), under the Investment Company Act of 1940, as amended (the “1940 Act”), to provide current public information to the investment community.

Unless indicated otherwise in this Registration Statement or the context requires otherwise, the terms:

•	“Fund,” and “we,” “us,” and “our” refer Stone Point Credit Income Fund, a Delaware statutory trust;

•	“Adviser” refers to Stone Point Credit Income Adviser LLC, and together with its credit-focused affiliates, as applicable (“Stone Point Credit”);

•	“Stone Point Capital” refers to Stone Point Capital LLC, together with Stone Point Credit and Stone Point Capital’s other affiliates, “Stone Point” or the “Firm”; and

•	“shareholder” refers to a holder of the Fund’s common shares of beneficial interest, par value $0.001 per share (the “Shares”).

Once this Registration Statement is effective, the Fund will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require the Fund, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and the Fund will also be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

The Fund intends to file an election to be regulated as a BDC under the 1940 Act. Upon filing of such election, the Fund will become subject to the 1940 Act requirements applicable to BDCs.

•	The Shares may not be sold without the written consent of the Fund.

•	The Shares are not currently listed on an exchange, and the Fund does not expect there to be a public market for the Shares.

•	Repurchases of Shares by the Fund, if any, are expected to be limited.

•	An investment in the Fund may not be suitable for investors who may need the money they invest in a specified time frame.

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FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements regarding the plans and objectives of management for future operations. Any such forward-looking statements may involve known and unknown risks, uncertainties and other factors which may cause the Fund’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Fund’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “target,” “goals,” “plan,” “forecast,” “project,” other variations on these words or comparable terminology, or the negative of these words. These forward-looking statements are based on assumptions that may be incorrect, and the Fund cannot assure you that the projections included in these forward-looking statements will come to pass. The Fund’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors, including the factors discussed in Item 1A entitled “Risk Factors” in Part I of this Registration Statement and elsewhere in this Registration Statement.

The Fund has based the forward-looking statements included in this Registration Statement on information available to the Fund on the date of this Registration Statement, and the Fund assumes no obligation to update any such forward-looking statements, unless the Fund is required to do so by applicable law. However, you are advised to consult any additional disclosures that the Fund may make directly to you or through reports that the Fund in the future may file with the SEC, including subsequent amendments to this Registration Statement, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

The following factors are among those that may cause actual results to differ materially from the Fund’s forward-looking statements:

•	our future operating results;

•	our business prospects and the prospects of our portfolio companies;

•	risk associated with possible disruptions in our operations or the economy generally, including disruptions from the impact of any public health emergencies or crises;

•	interest rate volatility, particularly because we use leverage as part of our investment strategy;

•	the impacts of rising interest and inflation rates and the risk of recession on our business prospects and the prospects of our portfolio companies;

•	general economic, political and industry trends and other external factors, including uncertainty surrounding the financial and political stability of the United States, the United Kingdom, the European Union, China, Russia, Ukraine and the Middle East;

•	our contractual arrangements and relationships with third parties;

•	actual and potential conflicts of interest with our Adviser and its affiliates;

•	the dependence of our future success on the general economy and its effect on the industries in which we invest;

•	the ability of our portfolio companies to achieve their objectives;

•	the adequacy of our financing sources and working capital;

•	the timing of cash flows, if any, from the operations of our portfolio companies;

•	the ability of our Adviser to locate suitable investments for us and to monitor and administer our investments;

•	the ability of our Adviser and its affiliates to attract and retain highly talented professionals;

•	our ability to maintain our qualification as a BDC and as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”);

•	the effect of changes in tax laws and regulations and interpretations thereof; and

•	the risks, uncertainties and other factors we identify under “Item 1A. Risk Factors” and elsewhere in this Registration Statement.

The safe harbor provisions of Section 21E of the Exchange Act, which preclude civil liability for certain forward-looking statements, do not apply to the forward-looking statements in this Registration Statement.

Summary Risk Factors

Investing in the Fund’s Shares involves a high degree of risk. Some, but not all, of the risks and uncertainties that the Fund faces are summarized below. Please refer to “Item 1A Risk Factors” for a more fulsome description of each risk.

Risks Relating to the Fund’s Business and Structure

•	The Fund is a new company and has limited operating history.

•	The success of the Fund depends in substantial part on the experience and knowledge of the Adviser and its Investment Team, which may have actual and potential conflicts of interest.

•	Legal, tax and regulatory changes could occur that may adversely affect the Fund.

•	The business of identifying and structuring investments of the types contemplated by the Fund is highly competitive and involves a high degree of uncertainty.

•	The Fund’s investments are subject to the risks of investing in the financial services industry.

•	Certain sectors targeted by the Fund are highly cyclical and subject to significant fluctuation.

•	The information and technology systems of the Fund, the Adviser and their respective service providers may be vulnerable to cyber-attacks.

•	The Shares are an illiquid investment for which there is not a secondary market nor is it expected that any such secondary market will develop in the future. Repurchases of Shares, if any, are expected to be limited.

•	Shareholders may be subject to significant adverse consequences in the event such a shareholder defaults on its capital commitment to the Fund.

•	Employees of the Adviser may serve as directors of some portfolio companies and, as such, may have duties to persons other than the Fund, including other shareholders of such portfolio companies.

•	The Adviser will not assume any responsibility to the Fund other than to render the services described in the investment advisory agreement between the Fund and the Adviser (the “Investment Advisory Agreement”), and it will not be responsible for any action of the Board of Trustees of the Fund (the “Board” or the “Board of Trustees”) in declining to follow the Adviser’s advice or recommendations.

•	If the Fund does not maintain its status as a BDC, the Fund might be regulated as a closed-end investment company under the 1940 Act, which would subject it to substantially more regulatory restrictions and correspondingly decrease the Fund’s operating flexibility.

•	The Fund is and will remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2021, as amended (the “JOBS Act”).

•	As a public entity, the Fund is subject to the reporting requirements of the Exchange Act and requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”).

•	We intend to elect to be treated, and to qualify annually thereafter, as a RIC under Subchapter M of the Code, and we intend to operate in a manner so as to continue to qualify for the tax treatment applicable to RICs. To qualify for tax treatment as a RIC, we must, among other things, distribute to our shareholders in each taxable year generally at least 90% of the sum of our investment company taxable income, as defined in the Code (without regard to the deduction for dividends paid), and net tax-exempt income for that taxable year.

•	The Fund is subject to certain restrictions imposed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

•	The Fund’s net asset value (“NAV”) and liquidity, if any, of the market for Shares may be significantly affected by numerous factors, some of which are beyond the Fund’s control and may not be directly related to the Fund’s operating performance.

•	The amount of any distributions the Fund may make on the Shares is uncertain.

•	The Fund’s business faces increasing public scrutiny related to environmental, social and governance (“ESG”) activities.

•	The Fund intends to operate as a non-diversified investment company within the meaning of the 1940 Act, which means that the Fund will not be limited by the 1940 Act with respect to the proportion of its assets that it may invest in a single issuer.

•	There can be no assurance that there will be a sufficient number of suitable investment opportunities satisfying the investment objectives of the Fund to enable the Fund to invest all of its committed capital, or that such investment opportunities will lead to completed investments by the Fund.

•	The Fund may co-invest in portfolio companies with third parties (including, in certain circumstances, investment funds, accounts and investment vehicles managed by the Adviser and its affiliates) through partnerships, joint ventures or other arrangements.

•	The Fund may make follow-on investments in certain portfolio companies or have the opportunity to increase an investment in certain portfolio companies.

•	The Fund may, subject to the limitations described herein, incur leverage in connection with its operations, collateralized by its assets and/or capital commitments.

•	General interest rate fluctuations may have a substantial negative impact on the Fund’s investments, the value of the Shares and the Fund’s rate of return on invested capital.

•	In connection with certain portfolio investments, the Fund may employ hedging techniques designed to reduce the risk of adverse movements in interest rates, securities prices and currency exchange rates.

•	If the Fund raises additional funds by issuing Shares or senior securities convertible into, or exchangeable for, Shares, then the percentage ownership of shareholders at that time will decrease, and shareholders may experience dilution.

Risks Relating to the Fund’s Investments

•	Increased interest rates and inflation will increase financing costs for portfolio companies.

•	The Fund invests primarily in senior secured loans, including first lien, second lien and unitranche loans, or unsecured loans and, to a lesser extent, subordinated loans, mezzanine loans, notes, senior secured bonds, unsecured bonds and equity-related securities including warrants, preferred stock and similar forms of senior equity, which may or may not be convertible into common equity.

•	The Fund will acquire a significant percentage of its portfolio company investments from privately held companies in directly negotiated transactions.

•	Investments in private and middle-market companies involves a number of significant risks.

•	The Fund’s investment portfolio may contain securities or instruments issued by publicly held companies.

•	Certain of the Fund’s debt investments may contain provisions providing for the payment of payment-in-kind (“PIK”) interest.

•	The Fund will accept subscriptions and will maintain books and records in dollars although the Fund may invest a portion of capital outside of the United States (and in various foreign currencies).

•	The Fund’s investments will be subject to various risks, particularly the risk that the Fund will be unable to realize its investment objectives by sale or other disposition at attractive prices or be unable to complete any exit strategy.

•	Investing in the Fund presents certain risks, including, but not limited to, risks associated with: credit, investments in loans, “higher-yielding” debt securities, stressed and distressed investments, investments in public companies, credit ratings, prepayment, and interest rates.

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Item 1. Business.

The Fund; Investment Objective and Strategy

The Fund has been established by the Adviser, a Delaware limited liability company and an investment adviser that will be registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser is an affiliate of Stone Point, which had approximately $55 billion of assets under management across its private equity and credit funds as of March 31, 2024, and more than 170 employees as of June 30, 2024. Stone Point Capital has an experienced investment team with a long, successful track-record of making private equity investments in the financial services industry, including insurance distribution, insurance services, healthcare and managed care services, human capital management, business services, wealth management and fund administration, asset management, real estate finance and services, insurance underwriting, lending and markets, having raised and managed nine private equity funds (the “Trident Funds”) with aggregated committed capital of more than $35 billion as of June 30, 2024.

In addition, Stone Point Credit has raised and manages a comprehensive suite of credit strategies, which are accessible through commingled funds and customized separately managed accounts (together with the Fund, collectively, the “Credit Funds” or together with the Trident Funds, as applicable, the “Stone Point Funds”). Stone Point Credit seeks to leverage the Firm’s deep industry knowledge and extensive network to pursue credit-oriented investment opportunities across the financial services, business services, software and technology, and healthcare services sectors. As of March 31, 2024, Stone Point Credit had over $8.2 billion of assets under management (“AUM”).1

The Fund was formed as a Delaware statutory trust on June 24, 2024 to make investments in middle market companies. The Fund is structured as an externally managed, non-diversified closed-end management investment company. The Fund intends to elect to be treated as a BDC under the 1940 Act. In addition, for tax purposes the Fund intends to elect to be treated, and to qualify annually thereafter, as a RIC under the Code.

The Fund’s investment objective is to generate current income and, to a lesser extent, capital appreciation by targeting investment opportunities with favorable risk-adjusted returns. Though no assurance can be given that the Fund’s investment objective will be achieved, and investment results may vary substantially on a monthly, quarterly and annual basis, the Adviser believes that the Fund’s investment objective can be achieved by primarily investing in senior secured loans, including first lien, second lien and unitranche loans, or unsecured loans and, to a lesser extent, subordinated loans, mezzanine loans, notes, senior secured bonds, unsecured bonds and equity-related securities including warrants, preferred stock and similar forms of senior equity, which may or may not be convertible into common equity. The Fund may invest without limit in originated or syndicated debt.

The instruments in which the Fund will invest typically are not rated by any rating agency, but the Adviser believes that if such instruments were rated, they would be below investment grade, which is an indication of having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Investments that are rated below investment grade are sometimes referred to as “high yield bonds,” “junk bonds” or “leveraged loans.” Therefore, the Fund’s investments may result in an above average amount of risk and volatility or loss of principal.

The Adviser believes that the current market environment presents an attractive investment opportunity for the Fund. Private equity sponsors have significant levels of capital available for investment, which the Adviser believes will continue to drive demand for direct lending over the coming years as private equity firms seek to deploy capital through leveraged buyouts. In addition to favorable market dynamics, the Adviser believes the Investment Team’s (as defined below) extensive network of contacts, which includes financial sponsors, debt investors, banks and specialty lenders, as well as the Adviser’s targeted outbound search model, combined with Stone Point’s reputation and record as a leader in investing in the financial services industry, provides the Fund with a significant competitive advantage in sourcing attractive investment opportunities. Stone Point has created a network in sourcing, monitoring and workouts/restructuring that may be utilized by the Adviser as needed in managing the Fund’s investments.

1.	AUM is calculated using total assets plus unfunded capital commitments. For certain accounts, a portion of unfunded capital commitments may not be drawn until 2025 or 2026.

The Fund generally expects to invest in middle market companies with earnings before interest expense, income tax expense, depreciation and amortization, or “EBITDA,” between $30 million and $250 million annually. Typical middle market senior loans may be issued by middle market companies in the context of leveraged buyouts, acquisitions, debt refinancings, recapitalizations, and other similar transactions. Notwithstanding the foregoing, the Adviser may determine whether companies qualify as “middle market” in its sole discretion, and the Fund may from time to time invest in larger or smaller companies if an attractive opportunity presents itself, especially when there are dislocations in the capital markets, including the high yield and syndicated loan markets. The Fund’s target credit investments typically have maturities between 3 and 6 years. The Fund has adopted a non-fundamental policy to invest, under normal market conditions, at least 75% of the value of its total assets (measured at the time of each such investment) in investments that are in the financial services, business services, software and technology or healthcare services sectors. The remaining 25% of the value of the Fund’s total assets (measured at the time of each such investment) may be invested across a wide range of sectors (although the Fund expects to avoid businesses which at the time of the Fund’s investment participate in certain sectors such as payday lending, pawn shops, automobile title and tax refund anticipation loans, credit repair services, strip mining, drug paraphernalia, marijuana related businesses, tax evasion, gaming and pornography).

The Fund may enter into one or more warehousing transactions. Under certain warehousing transactions, the Fund may agree to purchase assets from a warehouse provider at prices based on cost plus adjustments designed to give such warehousing provider the economic benefits of accrued but unpaid interest and structuring fees and original issue discount, while such warehouse provider holds the assets. Certain warehousing agreements may provide the Fund with options to purchase certain assets at fair market value at the time of purchase.

The Fund expects to generate revenues primarily through receipt of interest income from its investments. In addition, the Fund may generate income from capital gains on the sales of loans and debt and equity related securities and various loan origination and other fees and dividends on direct equity investments.

As a BDC, the Fund must invest at least 70% of its assets in “qualifying assets,” which may include investments in “eligible portfolio companies.” Under the relevant SEC rules, the term “eligible portfolio company” includes all U.S. private operating companies and small U.S. public operating companies with a market capitalization of less than $250 million. See “Item 1. Business – Qualifying Assets.”

Board of Trustees

The Fund’s business and affairs are managed under the direction of its Board of Trustees. The Board consists of five members, three of whom are not “interested persons” of the Fund, the Adviser or their respective affiliates as defined in Section 2(a)(19) of the 1940 Act. These individuals are referred to as the “Independent Trustees.” The Independent Trustees compose a majority of the Board. Trustees who are “interested persons,” as defined in Section 2(a)(19) of the 1940 Act, of the Fund or the Adviser are referred to herein as “Interested Trustees.” The Board elects the Fund’s officers, who serve at the discretion of the Board. The responsibilities of the Board include oversight of the Adviser’s, as the Fund’s intended “Valuation Designee” under Rule 2a-5 of the 1940 Act, fair value determinations of the Fund’s assets, the Fund’s corporate governance activities, of the Fund’s financing arrangements, and the Fund’s investment activities.

The Adviser

Subject to the supervision of the Board, pursuant to the Investment Advisory Agreement, the Adviser will manage the day-to-day operations of the Fund and will provide the Fund with investment advisory and management services. The Adviser is an affiliate of Stone Point, which is a privately-held firm specializing in investments within the global financial services industry.

Pursuant to a resource sharing agreement between Stone Point Capital and the Adviser, Stone Point Capital will make the investment professionals on the Stone Point credit investment team (the “Stone Point Credit Investment Team”) available to the Adviser for purposes of originating and identifying investment opportunities, conducting research and due diligence on prospective investments, analyzing and underwriting investment opportunities, structuring investments and monitoring and servicing the Fund’s investments in accordance with the services provided by the Adviser under the Investment Advisory Agreement (“Credit Activities”). On an as needed basis, certain other investment professionals on the Stone Point Capital private equity investment team (the “Stone Point Capital Private Equity Team” and together with the Stone Point Credit Investment Team, the “Investment Team”) will contribute a portion of their time, effort and knowledge to support Credit Activities. The Stone Point Credit Investment Team employs a blend of top-down and bottom-up analysis. The senior members of the Stone Point Credit Investment Team have been actively involved in the alternative credit investing market for many years and have built strong relationships with private equity sponsors, banks and financial intermediaries. As of June 30, 2024, the Investment Team was comprised of more than 95 investment professionals. A majority of the Investment Team is focused on the private equity markets; however, Stone Point intends to continue to expand the Stone Point Credit Investment Team to support the ongoing growth of the Fund and expansion of Credit Activities.2 As of June 30, 2024, the Stone Point Credit Investment Team was comprised of 25 dedicated investment professionals.3 In addition, the Investment Team is supported by finance, tax, operational, administrative, legal, compliance, investor relations, business development and information technology professionals. Certain of these individuals have additional responsibilities other than those relating to the Fund, including the Credit Funds and the Trident Funds, but will allocate a portion of their time in support of the Fund’s business and investment objective.

Stone Point Credit’s investment committee servicing the Fund is comprised of Scott J. Bronner, James D. Carey, Eric L. Rosenzweig, David J. Wermuth and Nicolas D. Zerbib (the “Credit Investment Committee”), who bring substantial private equity, investment banking, insurance, government and executive management experience. Additionally, Charles A. Davis and Stephen Friedman serve as advisors to the Credit Investment Committee. The Credit Investment Committee is responsible for making all investment and disposition decisions relating to the Fund, subject to the supervision of the Board, a majority of which is made up of Independent Trustees.

The Adviser believes that the Investment Team’s and Credit Investment Committee’s extensive network of contacts, which includes financial sponsors, debt investors, banks and specialty lenders, as well as the Adviser’s targeted outbound search model and its reputation and record as a leader in investing in the financial services industry, will provide the Fund with a significant competitive advantage in sourcing and underwriting attractive investment opportunities. Stone Point has created a network in sourcing, monitoring and workouts/restructuring that may be utilized by the Adviser as needed in managing the Fund’s investments.

The Administrator; Sub-Administrator

Stone Point Credit Income Adviser LLC will also serve as the administrator of the Fund (in such capacity, the “Administrator”). Subject to the supervision of the Board, a majority of which is made up of Independent Trustees, the Administrator will provide the administrative services necessary for the Fund to operate and the Fund will utilize the Administrator’s office facilities, equipment and recordkeeping services. In addition, the Fund will reimburse the Administrator for the fees and expenses associated with performing compliance functions, and the Fund’s allocable portion of the compensation of certain of the Fund’s officers, including the Fund’s Chief Financial Officer, Chief Compliance Officer and any support staff. The Fund will reimburse the Administrator for all reasonable costs and expenses incurred by the Administrator in providing these services, facilities and personnel, as provided by the administration agreement by and between the Fund and the Administrator (the “Administration Agreement”). There will be no separate fee paid in connection with the services provided under the Administration Agreement. In addition, the Administrator will be permitted to delegate its duties under the Administration Agreement to affiliates or third parties, and the Fund will reimburse the expenses of these parties incurred directly and/or paid by the Administrator on the Fund’s behalf. The Administrator may elect to waive certain charges that would have otherwise been eligible for reimbursement under the terms of the Administration Agreement which will not be subject to recoupment.

2.	Certain communications between professionals within the Stone Point Capital Private Equity Team and professionals within the Stone Point Credit Investment Team may be restricted due to internal policy restrictions.

3.	Includes one investment professional whose focus is shared across Stone Point Credit and Stone Point Capital.

The Administrator intends to enter into a sub-administration agreement (the “Sub-Administration Agreement”) with [__] (the “Sub-Administrator”) under which the Sub-Administrator will provide various accounting and other administrative services with respect to the Fund. The Fund will pay the Sub-Administrator fees for services that the Administrator determines are commercially reasonable in its sole discretion. The Fund will also reimburse the Sub-Administrator for all reasonable expenses incurred in providing services in respect to the Fund. To the extent that the Sub-Administrator outsources any of its functions, the Sub-Administrator will pay any compensation associated with such functions. The cost of such compensation, and any other costs or expenses under the Sub-Administration Agreement, is in addition to the cost of any services borne by the Fund under the Administration Agreement.

The Private Offering

The Fund expects to enter into separate subscription agreements relating to its Shares (each, a “Subscription Agreement” and, collectively, the “Subscription Agreements”) with investors for the private placement of the Fund’s Shares (the “Private Offering”). In connection with the acceptance of any subscriptions in this Private Offering, the Fund intends to register its Shares under the Exchange Act pursuant to this Registration Statement and file an election to be treated as a BDC under the 1940 Act. Shares will be sold only to persons who are “accredited investors” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), although the Fund reserves the right to offer and sell Shares to non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act. Each investor will make a capital commitment (each, a “capital commitment”) to purchase Shares pursuant such investor’s Subscription Agreement. Pursuant to their respective Subscription Agreement, shareholders generally will be required to make capital contributions to purchase Shares as directed by the Fund (including each time the Fund delivers a drawdown notice (“Drawdown Notice”)) by funding their pro-rata portion of the Drawdown Amount (as defined below) in an aggregate amount not to exceed their respective aggregate capital commitments (each, a “Drawdown”). Drawdown Notices will specify: (i) the amount of the Drawdown (the “Drawdown Amount”); (ii) the portion of the Drawdown Amount to be paid by such shareholder; and (iii) the date (the “Drawdown Date”) on which such Drawdown Amount is due. Following the completion of the Drawdown and purchase of Shares, the Fund will deliver to the shareholder a confirmation statement setting forth the number of Shares purchased by such shareholder. The Fund will deliver each Drawdown Notice at least five (5) business days prior to the Drawdown Date. Drawdown purchases will generally be allocated among investors with unfunded capital commitments in amounts proportional to each investor’s capital commitment in such increments as the Adviser deems necessary to fund the Fund’s operations; provided, however, that the Fund reserves the right to require certain shareholders to fully fund their subscription amount by wire to the Fund’s bank account on or before the last business day of the month of its respective closing. All purchases of Shares will generally be made at a per-Share price equal to the NAV per Share as of the close of the last calendar month preceding the purchase or such other date determined by the Board.

The Fund will have the right (a “Limited Exclusion Right”) to exclude any shareholder (such shareholder, an “Excused Shareholder”) from purchasing Shares from the Fund on any Drawdown Date if, in the reasonable discretion of the Fund, there is a substantial likelihood that such shareholder’s purchase of Shares at such time would (i) result in a violation of, or noncompliance with, any law or regulation to which such shareholder, the Fund, the Adviser, any other shareholder or a portfolio company would be subject, (ii) result in a shareholder subject to the U.S. Bank Holding Company Act of 1956, as amended, owning in excess of 4.99% of any class of voting securities of the Fund or (iii) cause the assets of the Fund to constitute “plan assets” by reason of 29 CFR 2510.3-101 as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”). In the event that any Limited Exclusion Right is exercised, the Fund will be authorized to issue an additional Drawdown Notice to the non-Excused Shareholders to make up any applicable shortfall caused by such Limited Exclusion Right, provided that in no event would the additional Drawdown Amount exceed the non-Excused Shareholders’ respective aggregate capital commitments.

The minimum capital commitment of an investor is $25,000. Any subsequent capital commitments of shareholders shall be in minimum increments of $10,000. From time to time, the Fund may, in its sole discretion, waive the minimum capital commitment or accept additional capital commitments of lesser amounts.

The Fund expects to hold additional closings on a monthly basis as additional capital commitments are obtained (each, a “Closing”). The “Commitment Period”, as to each shareholder, will commence on the later of (i) the date on which the Fund makes its first investment (the “Commencement Date”) and (ii) the date on which the shareholder’s Subscription Agreement is accepted by the Fund, and ends on the three-year anniversary thereafter.

On one or more dates to be determined by the Fund that occur on or following a Closing (each such date, a “Catch-Up Date”), each shareholder whose subscription has been accepted at a Closing (a “Subsequent Shareholder”) which enters into a capital commitment with the Fund may be required, in the Fund’s sole discretion, to purchase from the Fund a number of Shares with an aggregate purchase price necessary to ensure that, upon payment of the aggregate purchase price for such Shares by the Subsequent Shareholder on such Catch-Up Date(s), such Subsequent Shareholder’s Invested Percentage (as defined below) shall be equal to the Invested Percentage of all prior shareholders which have unfunded capital commitments with the Fund (such amount, the “Catch-Up Purchase Price” and such purchase, the “Catch-Up Purchase”). “Invested Percentage” means, with respect to any shareholder, the quotient determined by dividing (i) the aggregate amount of contributions made by such shareholder by (ii) such shareholder’s aggregate capital commitment.

At the end of the Commitment Period, shareholders will be released from any further obligation under their respective Subscription Agreements to fund Drawdowns and purchase additional Shares; provided, however that for two years following the end of the Commitment Period, shareholders will remain obligated to fund Drawdowns to the extent necessary to (a) pay Fund expenses, including management fees, amounts that may become due under any borrowings or other financings or similar obligations, or indemnity obligations, (b) complete investments in any transactions for which there are binding written agreements as of the end of the Commitment Period (including investments that are funded in phases), (c) fund follow-on investments made in existing portfolio companies within three years from the end of the Commitment Period that, in the aggregate, do not exceed 5% of total commitments, (d) fund obligations under any Fund guarantee, and/or (e) as necessary for the Fund to preserve its status as a RIC.

History of Stone Point

Stone Point Capital has a history of successfully investing in the global financial services industry over a period of more than thirty years. The platform began in 1985 and operated as MMC Capital under the ownership of Marsh & McLennan Companies, Inc. until 2005. Current Managing Directors of Stone Point Capital led the management of MMC Capital from 1998 until 2005, when they formed Stone Point Capital to acquire the business from Marsh & McLennan. Between 1985 and 1993, Stone Point Capital continued to execute a strategy of investing in property & casualty underwriting businesses on an opportunistic basis as market opportunities were identified. In 1994, Stone Point Capital formed its first private equity fund with committed capital to invest in underwriting companies operating principally within the insurance industry. During the last twenty years, the scope of investment activities has broadened to include other financial services companies, including companies in the following sectors: insurance distribution, insurance services, healthcare and managed care services, human capital management, business services, wealth management and fund administration, asset management, real estate finance and services, insurance underwriting, and lending and markets. We believe that Stone Point Capital’s experience, reputation and contacts have enabled it to attract experienced management teams, to identify, evaluate and respond quickly to market opportunities, and to work actively in partnership with managers to enhance the value of portfolio companies in numerous segments within the financial services industry.

In 2020, certain Managing Directors of Stone Point Capital formed Stone Point Credit to assume responsibility for managing the corporate and consumer credit-focused investment vehicles managed by Stone Point Capital. Stone Point Credit has raised and manages a full suite of credit strategies, which are accessible through commingled funds and customized separately managed accounts. Stone Point Credit seeks to leverage the Firm’s deep industry knowledge and extensive network to pursue credit-oriented investment opportunities across the financial services, business services, software and technology, and healthcare services sectors. As of March 31, 2024, Stone Point Credit had over $8.2 billion of AUM.4

4.	AUM is calculated using total assets plus unfunded capital commitments. For certain accounts, a portion of unfunded capital commitments may not be drawn until 2025 or 2026.

Market Opportunity and Competitive Advantages

The Adviser believes the Fund presents an attractive investment opportunity for several reasons:

Increasing Demand for Debt Capital. Private equity sponsors have significant levels of capital available for investment, which the Adviser believes will continue to drive demand for direct lending over the coming years as private equity firms seek to deploy capital through leveraged buyouts. The Fund believes this dynamic, coupled with the Adviser’s strong relationships in the middle market, will provide significant investment opportunities for the Fund.

Proactive Sourcing and Relationship-Driven Deal Flow. The Adviser believes that focusing its activities on proactive, outbound, multi-year searches produces higher quality investment opportunities. The Adviser seeks investment opportunities in sectors that it believes are attractive using a focused three-prong origination strategy. In sourcing investments for the Fund, the Adviser leverages (i) its dedicated team of origination professionals and Stone Point’s broker-dealer professionals focusing on sponsor communities and financial intermediaries within targeted sectors, (ii) its extensive network of private equity investment professionals, focused on more than 75 financial services-related end markets, and (iii) its longstanding relationships with commercial banks who may provide investment opportunities to the Fund.

Disciplined Underwriting Process. The Adviser seeks investment opportunities that it believes are attractive using a rigorous “top-down” and “bottom-up” process. The Adviser regularly evaluates and selects sectors on which to focus based on an investment thesis (top-down approach) and designates a team of investment professionals to identify leading companies and managers in these sectors (bottom-up approach). For more than 75 identified sectors of the financial services industry, this process includes:

•	Firm-wide discussions to prioritize the identified sectors;

•	Dedicating small teams of investment professionals to study these sectors;

•	Interaction with industry experts and attendance at key industry conferences; and

•	Proactive outbound calling efforts and meetings with private equity sponsors and management teams.

The Adviser employs a “triangulation” approach in evaluating the quality of a credit, focused on borrower characteristics, loan structure and quality of sponsorship. The Adviser generally seeks to invest in companies that are led by experienced management teams, have market-leading positions and high barriers to entry, and generate predictable free cash flow across market cycles. In structuring a loan, the Adviser generally focuses on determining appropriate leverage levels (with a significant focus on adjustments and free cash flow), ensuring sufficient minimum sponsor equity and seeking to mitigate downside risk through structural protections. Finally, the Adviser seeks to invest in companies with strong financial sponsor ownership, focused on underwriting a sponsor’s ability to support the borrower.

Sector Focus. The Fund makes its investments primarily in sectors in which Stone Point has developed a longstanding network and can leverage real-time insights from private portfolio companies to provide a discernible origination and underwriting edge. The Adviser generally seeks to focus the Fund’s investments in the financial services, business services, software and technology, and healthcare services sectors. As a result of this specialization by the Investment Team, the Adviser believes that it is well positioned to source proprietary deals and evaluate a broad range of investments with a deep understanding of the market dynamics and cycles for these sectors.

Further, the Adviser believes the Fund’s focus on the financial services, business services, software and technology, and healthcare services sectors provides strong downside protection, given the low default rates in these industries, as well as Stone Point’s investment experience. The Fund’s targeted sectors have performed well across market cycles, consistently generating lower cumulative default rates compared with non-financial sectors, which should contribute to enhanced risk-adjusted returns.

Ability to Leverage Stone Point’s Experienced Investment Team. The Adviser intends to utilize Stone Point Capital’s significant experience and knowledge throughout the life cycle of each investment to support the Stone Point Credit Investment Team’s Credit Activities. On an as-needed basis, Stone Point Capital Private Equity Team contributes a portion of its time, effort and resources to support Credit Activities. Stone Point Capital has a long, successful record of making investments and managing businesses in the financial services industry. Stone Point Capital has raised nine private equity funds with an investment track record of over 25 years and a focus on investments in companies in the global financial services industry and related sectors. Stone Point Capital and its affiliates have invested in more than 25 asset management platforms over more than 15 years and Stone Point believes that its experience investing in and building businesses across a variety of credit strategies positions the Fund for success in the direct lending middle market. The Stone Point Credit Investment Team is responsible for making all investment and disposition recommendations to the Credit Investment Committee. The Credit Investment Committee makes all investment and disposition decisions relating to the Fund, subject to Board oversight. As of June 30, 2024, the Investment Team is comprised of more than 95 investment professionals who bring to Stone Point considerable experience with Stone Point and/or from other leading private equity, private debt, investment banking, financial services, corporate law, and accounting firms. A majority of the Investment Team is focused on the private equity markets; however, Stone Point intends to continue to expand the Stone Point Credit Investment Team to support the ongoing growth of the Fund and expansion of Credit Activities. As of June 30, 2024, the Credit Investment Team was comprised of 25 dedicated investment professionals.5

Experienced Investment Committee. The Credit Investment Committee servicing the Fund is comprised of Scott J. Bronner, James D. Carey, Eric L. Rosenzweig, David J. Wermuth and Nicolas D. Zerbib. Additionally, Charles A. Davis and Stephen Friedman serve as advisors to the Credit Investment Committee. The Credit Investment Committee currently leads the investment activities of the Credit Funds and has worked together at Stone Point for more than 10 years investing across multiple credit cycles and different investing environments.

•	Mr. Bronner is the President of the Fund, Head of Stone Point Credit and Managing Director of Stone Point Capital, and a member of the Credit Investment Committee, Allocation Committee and Valuation Committee of the Adviser. Prior to joining the Firm in 2009, he was in the Private Equity Division at Lehman Brothers Inc.

•	Mr. Carey is Co-Chief Executive Officer of Stone Point Capital, a member of the Credit Investment Committee and the Investment Committee of the Trident Funds, and a member of the Allocation Committee of the Adviser. Prior to joining the Firm in 1997, he was in the Financial Institutions Investment Banking Group at Merrill Lynch & Co. and prior to that time was an attorney with Kelley Drye & Warren LLP.

•	Mr. Rosenzweig is a Managing Director of Stone Point Capital and a member of the Credit Investment Committee and Valuation Committee of the Adviser. Prior to joining the Firm in 2006, he was in the Financial Institutions Investment Banking Group at UBS Investment Bank.

•	Mr. Wermuth is the Chairman of the Fund, and is Co-President and Chief Operating Officer of Stone Point Capital, a member of the Credit Investment Committee and the Investment Committee of the Trident Funds, and a member of the Allocation Committee and Valuation Committee of the Adviser. Prior to joining the Firm in 1999, he was an attorney specializing in mergers and acquisitions at Cleary, Gottlieb, Steen & Hamilton LLP and prior to that time an auditor for KPMG Peat Marwick.

5.	Includes one investment professional whose focus is shared across Stone Point Credit and Stone Point Capital.

•	Mr. Zerbib is Co-President and Chief Investment Officer of Stone Point Capital, a member of the Credit Investment Committee and the Investment Committee of the Trident Funds, and a member of the Valuation Committee of the Adviser. Prior to joining the Firm in 1998, he was in the Financial Institutions Group at Goldman Sachs.

•	Mr. Davis is the Chairman and Co-Chief Executive Officer of Stone Point Capital, Advisor to the Credit Investment Committee and the Chairman of the Investment Committee of the Trident Funds. Prior to joining the Firm in 1998, Mr. Davis was with Goldman, Sachs & Co. for 23 years where he served as head of Investment Banking Services worldwide, co-head of the Americas Group, head of the Financial Services Industry Group, a member of the International Executive Committee and a General Partner.

•	Mr. Friedman is the Senior Chairman of Stone Point Capital, Advisor to the Credit Investment Committee and a member of the Investment Committee of the Trident Funds. Prior to joining the Firm in 1998, Mr. Davis was with Goldman, Sachs & Co., where he served as Chairman. In addition, he previously served as Assistant to President George W. Bush for Economic Policy and Director of the National Economic Council, Chairman of the President’s Intelligence Advisory Board and Intelligence Oversight Board, and Chairman of the Board of Directors of the Federal Reserve Bank of New York. Mr. Friedman joined Goldman Sachs in 1966 and became a Partner in 1973. He was Vice Chairman and Co-Chief Operating Officer from 1987 to November 1990, and co-Chairman or Chairman from 1990 to 1994.

All investment and disposition decisions are reviewed and approved by the Credit Investment Committee, which has principal responsibility for approving new investments and overseeing the management of existing investments. This senior management team is supported by a team of investment professionals who bring to Stone Point considerable experience with Stone Point and/or from other leading private equity, investment banking, financial services, corporate law and accounting firms.

The following table sets forth the experience of the Credit Investment Committee.

The Credit Investment Committee	Years in Financial Services	Years at Stone Point
Scott J. Bronner, Head of Stone Point Credit and Managing Director of Stone Point Capital Member of the Credit Investment Committee	18	15
James D. Carey, Co-Chief Executive Officer of Stone Point Capital Member of the Credit Investment Committee	30+	27
Eric L. Rosenzweig, Managing Director Member of the Credit Investment Committee	20	18
David J. Wermuth, Co-President and Chief Operating Officer of Stone Point Capital Member of the Credit Investment Committee	27	24
Nicolas D. Zerbib, Co-President and Chief Investment Officer of Stone Point Capital Member of the Credit Investment Committee	29	26
Charles A. Davis, Chairman and Co-Chief Executive Officer of Stone Point Capital Advisor to the Credit Investment Committee	30+	26
Stephen Friedman, Senior Chairman of Stone Point Capital Advisor to the Credit Investment Committee	30+	24

Investment Advisory Agreement

Subject to the overall supervision of the Board and in accordance with the 1940 Act, the Adviser will manage the Fund’s day-to-day operations and provide investment advisory services to the Fund. Under the terms of the Investment Advisory Agreement, the Adviser will:

•	determine the composition and allocation of the Fund’s investment portfolio, the nature and timing of any changes therein and the manner of implementing such changes;

•	identify, evaluate and negotiate the structure of the investments made by the Fund;

•	perform due diligence on prospective portfolio companies;

•	execute, close, service and monitor the Fund’s investments;

•	determine the securities and other assets that the Fund shall purchase, retain or sell;

•	arrange financings and borrowing facilities for the Fund;

•	provide the Fund with such other investment advisory, research and related services as the Fund may, from time to time, reasonably require for the investment of its funds; and

•	to the extent permitted under the 1940 Act and the Advisers Act, on the Fund’s behalf, and in coordination with any sub-adviser and any administrator, provide significant managerial assistance to those portfolio companies to which the Fund is required to provide such assistance under the 1940 Act, including utilizing appropriate personnel of the Adviser to, among other things, monitor the operations of the Fund’s portfolio companies, participate in board and management meetings, consult with and advise officers of portfolio companies and provide other organizational and financial consultation.

Under the Investment Advisory Agreement, the Fund will pay the Adviser fees for investment management services consisting of the Management Fee and the Incentive Fee, each as defined below.

Management Fee

The Fund will pay to the Adviser an asset-based fee (the “Management Fee”) for management services in an amount equal to an annual rate of 1.25% of the Fund’s net assets (excluding borrowings for investment purposes) as of the beginning of the first calendar day of the applicable month. For purposes of the Investment Advisory Agreement, “net assets” means the Fund’s total assets less liabilities, determined on a consolidated basis in accordance with U.S. generally accepted accounting principles. The Management Fee will be payable monthly in arrears. The Management Fee for any partial month will be appropriately prorated based on the actual number of days elapsed during such partial month as a fraction of the number of days in the relevant calendar year.

The Management Fee will begin to accrue from the Commencement Date. The Adviser has agreed to waive 0.50% of the Management Fee that would be otherwise payable for the period beginning on the Commencement Date and ending on the three-year anniversary of the Commencement Date. Therefore, the Management Fee for such period will be 0.75% of the Fund’s net assets as of the beginning of the first calendar day of the applicable month in arrears.

Incentive Fee

The Fund will pay to the Adviser an incentive fee (“Incentive Fee”) as set forth below. Beginning on the first anniversary of the Commencement Date (the “Incentive Fee Commencement Date”), the Fund shall pay the Adviser an Incentive Fee. The Incentive Fee will consist of two parts, consisting of the “Investment Income Incentive Fee” and the “Capital Gains Incentive Fee”.

Investment Income Incentive Fee. The Investment Income Incentive Fee will be calculated and payable on a quarterly basis, in arrears.

For the periods ending on or prior to the second anniversary of the Incentive Fee Commencement Date, the Investment Income Incentive Fee will be calculated and payable on a quarterly basis, in arrears, and will equal 7.50% of pre-incentive fee net investment income of the Fund, subject to a quarterly preferred return to a “Hurdle Rate” of 1.25% per quarter (5.00% annualized). The Fund shall pay the Adviser an Investment Income Incentive Fee with respect to its pre-incentive fee net investment income as follows:

•	no Investment Income Incentive Fee based on pre-incentive fee net investment income in any calendar quarter in which the Fund’s pre-incentive fee net investment income does not exceed the Hurdle Rate;

•	100% of pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the Hurdle Rate but is less than 1.3514% in any calendar quarter (5.4054% annualized). This portion of the pre-incentive fee net investment income (which exceeds the Hurdle Rate but is less than 1.3514%) is referred to as the “catch-up.” The “catch-up” is meant to provide the Adviser with approximately 7.50% of the Fund’s pre-incentive fee net investment income as if a Hurdle Rate did not apply if pre-incentive fee net investment income exceeds 1.3514% in any calendar quarter; and

•	7.50 % of the pre-incentive fee net investment income, if any, that exceeds 1.3514% in any calendar quarter (5.4054% annualized), which reflects that once the Hurdle Rate is reached and the catch-up is achieved, 7.50% of all pre-incentive fee net investment income is paid to the Adviser.

For periods ending after the second anniversary of the Incentive Fee Commencement Date, the Investment Income Incentive Fee will be calculated and payable on a quarterly basis, in arrears, and will equal 12.50% of pre-incentive fee net investment income of the Fund, subject to a quarterly preferred return to a “Hurdle Rate” of 1.25% per quarter (5.00% annualized). The Fund shall pay the Adviser an Investment Income Incentive Fee with respect to its pre-incentive fee net investment income as follows:

•	no Investment Income Incentive Fee based on pre-incentive fee net investment income in any calendar quarter in which the Fund’s pre-incentive fee net investment income does not exceed the Hurdle Rate;;

•	100% of pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the Hurdle Rate but is less than 1.3514% in any calendar quarter (5.4054% annualized). This portion of the pre-incentive fee net investment income (which exceeds the Hurdle Rate but is less than 1.3514%) is referred to as the “catch-up.” The “catch-up” is meant to provide the Adviser with approximately 7.50% of the Fund’s pre-incentive fee net investment income as if a Hurdle Rate did not apply if pre-incentive fee net investment income exceeds 1.3514% in any calendar quarter; and

•	7.50 % of the pre-incentive fee net investment income, if any, that exceeds 1.3514% in any calendar quarter (5.4054% annualized), which reflects that once the Hurdle Rate is reached and the catch-up is achieved, 7.50% of all pre-incentive fee net investment income is paid to the Adviser.

For purposes of calculating the Investment Income Incentive Fee, “pre-incentive fee net investment income” is defined as interest income, dividend income and any other income accrued during the calendar quarter, minus operating expenses for the quarter, including the Management Fee, expenses payable to the Administrator under the Administration Agreement, any interest expense and distributions paid on any issued and outstanding preferred shares (if any), but excluding (x) the Incentive Fee and (y) any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as debt instruments with PIK interest and zero-coupon securities), accrued income that the Fund has not yet received in cash. The Adviser is not obligated to return to the Fund the Incentive Fee it receives on PIK interest that is later determined to be uncollectible in cash.

Capital Gains Incentive Fee

The Capital Gains Incentive Fee is payable in cash at the end of each calendar year in arrears on or after the Incentive Fee Commencement Date or upon the termination of the Investment Advisory Agreement, to the extent it is terminated after the Incentive Fee Commencement Date. The Capital Gains Incentive Fee is calculated as follows:

•	For calendar years ending on or prior to the second anniversary of the Incentive Fee Commencement Date, the Capital Gains Incentive Fee shall an amount equal to 7.50% of the Fund’s realized capital gains, if any, on a cumulative basis, less the aggregate amount of any previously paid Capital Gains Incentive Fees.

•	For calendar years ending after the second anniversary of the Incentive Fee Commencement Date, the Capital Gains Incentive Fee shall an amount equal to 12.50% of the Fund’s realized capital gains, if any, on a cumulative basis, less the aggregate amount of any previously paid Capital Gains Incentive Fees.

For purposes of computing the Investment Income Incentive Fee and the Capital Gains Incentive Fee, the calculation methodology will look through derivative financial instruments or swaps as if the Fund owned the reference assets directly. Capital Gains Incentive Fees are computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis from the Incentive Fee Commencement Date. Realized gains and realized losses on the disposition of any reference assets, as well as unrealized depreciation on reference assets retained in the derivative financial instrument or swap, will be included on a cumulative basis in the calculation of the Capital Gains Incentive Fee. With respect to the calculation of quarterly Pre-Incentive Fee Net Investment Income for purposes of calculating the Investment Income Incentive Fee, net interest, if any, associated with a derivative or swap (which is defined as the difference between (i) the interest income and transaction fees received in respect of the reference assets of the derivative or swap and (ii) all interest and other expenses paid by us to the derivative or swap counterparty) will be included in calculating the Investment Income Incentive Fee. The notional value of any such derivatives or swaps is not used for these purposes. With respect to the calculation of the Capital Gains Incentive Fee, realized gains and realized losses on the disposition of any reference assets, as well as unrealized depreciation on reference assets retained in the derivative or swap, will be included on a cumulative basis in calculating the Capital Gains Incentive Fee.

In no event will the Capital Gains Incentive Fee payable pursuant to the Investment Advisory Agreement exceed the amount permitted by the Advisers Act, including Section 205 thereof.

As mentioned above, the Adviser has agreed to waive any Incentive Fees through the one-year anniversary of the Commencement Date. In addition, the Adviser has agreed to cap each component of the Incentive Fee at 7.50% for the period beginning with the one-year anniversary of the Commencement Date and ending on the three-year anniversary of the Commencement Date.

Indemnification

The Investment Advisory Agreement provides that, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty, the Adviser and its officers, managers, partners, agents, employees, controlling persons and members, and any other person or entity affiliated with it, are entitled to indemnification from the Fund for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s services under the Investment Advisory Agreement or otherwise as the Fund’s investment adviser. The Investment Advisory Agreement further provides that nothing in the Investment Advisory Agreement protects the indemnified parties against, or entitles the indemnified parties to indemnification in respect of, any liability to which the indemnified parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under the Investment Advisory Agreement.

Duration and Termination

Unless terminated earlier as described below, the Investment Advisory Agreement will continue in effect for a period of two years from its effective date. It will remain in effect from year to year thereafter if approved annually by the Board or by the affirmative vote of the holders of a majority of the Fund’s outstanding voting securities, and, in either case, if also approved by a majority of the Independent Trustees. The Advisory Agreement automatically terminates in the event of its assignment, as defined in the 1940 Act, by the Adviser and may be terminated by the Board or the Adviser without penalty upon 60 days’ written notice to the other. The holders of a majority of the Fund’s outstanding voting securities may also terminate the Investment Advisory Agreement without penalty upon 60 days’ written notice.

The Adviser’s services under the Investment Advisory Agreement are not exclusive, and the Adviser is generally free to furnish similar services to other entities so long as its performance under the Investment Advisory Agreement is not adversely affected.

Administration Agreement

The Fund intends to enter into an Administration Agreement, pursuant to which Stone Point Credit Income Adviser LLC will serve as the Fund’s Administrator and will provide the administrative services necessary for the Fund to operate. The Fund will utilize the Administrator’s office facilities, equipment and recordkeeping services. Pursuant to the Administration Agreement, the Administrator will oversee the Fund’s public reporting requirements and tax reporting and monitors the Fund’s expenses and the performance of professional services rendered to the Fund by others. The Fund reimburses the Administrator for its costs and expenses, which may include an allocable portion of overhead incurred by the Administrator in performing its obligations under the Administration Agreement, including compensation paid to or compensatory distributions received by the Fund’s officers (including its Chief Compliance Officer and Chief Financial Officer) and any of their respective staff who provide services to the Fund, operations staff who provide services to the Fund, and internal audit staff. The Fund’s allocable portion of overhead will be determined by the Administrator, which will use various methodologies such as allocation based on the percentage of time certain individuals devote, on an estimated basis, to the business and affairs of the Fund, and will be subject to oversight by the Board. The Administrator may elect to waive certain charges that would have otherwise been eligible for reimbursement under the terms of the Administration Agreement which will not be subject to recoupment.

Indemnification

The Administrator is required to exercise reasonable care in the performance of its duties under the Administration Agreement. The Administrator is not liable for errors of judgment or mistakes of law or for losses suffered by the Fund in connection with the Administrator’s duties under the Administration Agreement, except a loss arising out of or relating to the Administrator’s refusal or failure to comply with the terms of the Administration Agreement or from the Administrator’s bad faith, negligence, or willful misconduct in the performance of its duties under this Agreement.

Sub-Administration Agreement

The Administrator intends to enter into the Sub-Administration Agreement with the Sub-Administrator under which the Sub-Administrator will provide various accounting and other administrative services with respect to the Fund. The Fund will pay the Sub-Administrator fees for services that the Administrator determines are commercially reasonable in its sole discretion. The Fund will also reimburse the Sub-Administrator for all reasonable expenses incurred in providing services in respect to the Fund. To the extent that the Sub-Administrator outsources any of its functions, the Sub-Administrator will pay any compensation associated with such functions. The cost of such compensation, and any other costs or expenses under the Sub-Administration Agreement, will be in addition to the cost of any services borne by the Fund under the Administration Agreement.

Expense Support and Conditional Reimbursement Agreement

The Fund intends to enter into an Expense Support and Conditional Reimbursement Agreement (the “Expense Support and Conditional Reimbursement Agreement”) with the Adviser. Pursuant to the Expense Support Agreement, the Adviser will be obligated to advance all of the Fund’s Other Operating expenses (defined below) that exceed 1.00% (on an annualized basis) of the Fund’s NAV (each, a “Required Expense Payment”).

“Other Operating Expenses” means the Fund’s total organization and offering expenses, professional fees, trustee fees, administration fees, and other general and administrative expenses (including the Fund’s allocable portion of compensation (including salaries, bonuses and benefits), overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement).

Any Required Expense Payment must be paid by the Adviser to or on behalf of the Fund in any combination of cash or other immediately available funds and/or offset against amounts due from the Fund to the Adviser or its affiliates. The Adviser may elect to pay certain additional expenses on behalf of the Fund (each, a “Voluntary Expense Payment” and together with a Required Expense Payments, the “Expense Payments”), provided that no portion of the payment will be used to pay any interest expense of the Fund. Any Voluntary Expense Payment that the Adviser has committed to pay must be paid by the Adviser to the Fund in any combination of cash or other immediately available funds no later than 45 days after such commitment was made in writing, and/or offset against amounts due from the Fund to the Adviser or its affiliates.

Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Fund’s shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Fund shall pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to the Fund within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Fund shall be referred to herein as a “Reimbursement Payment.”

“Available Operating Funds” means the sum of (i) the Fund’s net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) the Fund’s net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to the Fund on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

No Reimbursement Payment for any month shall be made if: (1) the Fund’s Operating Expense Ratio at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relate, or (2) the Fund’s Other Operating Expenses at the time of such Reimbursement Payment exceeds 1.00% of the Fund’s NAV. The “Operating Expense Ratio” is calculated by dividing Operating Expenses, less organizational and offering expenses, Management Fees and Incentive Fees owed to the Adviser, and interest expense, by the Fund’s net assets. “Operating Expenses” means all of the Fund’s operating costs and expenses incurred, as determined in accordance with generally accepted accounting principles for investment companies.

The Fund’s obligation to make a Reimbursement Payment shall automatically become a liability of the Fund on the last business day of the applicable calendar month, except to the extent the Adviser has waived its right to receive such payment for the applicable month.

Expenses

The Fund’s primary operating expenses are expected to include the payment of fees to the Adviser under the Investment Advisory Agreement, the Fund’s allocable portion of overhead expenses under the Administration Agreement, and all other costs and expenses relating to the Fund’s operations and transactions, including: operational and organizational costs; the cost of calculating the Fund’s NAV, including the cost and expenses of third-party valuation services; fees and expenses payable to third parties relating to evaluating, making and disposing of investments, including the Adviser’s or its affiliates’ travel expenses, research costs and out-of-pocket fees and expenses associated with performing due diligence and reviews of prospective investments, monitoring investments and, if necessary, enforcing the Fund’s rights; interest payable on debt and other borrowing costs, if any, incurred to finance the Fund’s investments; costs of effecting sales and repurchases of the Fund’s Shares and other securities; the Management Fee and the Incentive Fee; distributions on the Fund’s Shares; transfer agent and custody fees and expenses; the allocated costs incurred by the Administrator and Sub-Administrator in providing managerial assistance to those portfolio companies that request it; other expenses incurred by the Administrator, the Sub-Administrator, the Adviser or the Fund in connection with administering the Fund’s business, including payments made to third-party providers of goods or services; brokerage fees and commissions; federal and state registration fees; U.S. federal, state and local taxes; Independent Trustees’ fees and expenses; costs associated with the Fund’s reporting and compliance obligations under the 1940 Act and applicable U.S. federal and state securities laws; costs of any reports, proxy statements or other notices to shareholders, including printing costs; costs of holding shareholder meetings; the Fund’s fidelity bond; Independent Trustees’ and officers’ errors and omissions liability insurance, and any other insurance premiums; litigation, indemnification and other non-recurring or extraordinary expenses; direct costs and expenses of administration and operation, including printing, mailing, long distance telephone, staff, audit, compliance (including fees incurred with any compliance services, debt monitoring systems and software, and trade order management software), tax and legal costs; fees and expenses associated with marketing efforts; dues, fees and charges of any trade association of which the Fund is a member; and all other expenses reasonably incurred by the Fund, the Administrator or the Sub-Administrator in connection with administering the Fund’s business.

The Fund expects to make use of certain “mixed-use” services, products and resources that are utilized by the Adviser to provide investment advisory and administrative services to other clients or for proprietary purposes, including but not limited to research and information services, information technology services and software platforms, and third-party service providers. To the extent that the cost of such services may be borne in part by the Fund as an operating expense, the Administrator may use various methodologies to determine the Fund’s allocable portion of the total cost of such service, product or resource, including but not limited to allocating between the Fund and other clients pro rata based on number of clients receiving such services, proportionately in accordance with asset size, or on such other basis that the Administrator determines to be fair and equitable under the circumstances.

Distributions; Dividend Reinvestment Plan

The Fund intends to make monthly distributions to shareholders. The Fund’s distributions, if any, will be determined by the Board.

Distributions may be made out of any amounts legally available for such purpose, including earnings and profits. Distributions in excess of current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) first will reduce a shareholder’s tax basis (which will result in higher gains or lower losses when the investment is sold) and, after the tax basis is reduced to zero, will constitute gains to such shareholder.

The Fund expects monthly distributions to be paid from income primarily generated by interest and dividends earned on the Fund’s investments, although distributions to shareholders may also include a return of capital. The specific tax characteristics of the Fund’s distributions each year will be reported to shareholders after the end of the calendar year.

The Fund has adopted an “opt-out” dividend reinvestment plan (“DRIP”), under which a shareholder’s distributions would automatically be reinvested under the DRIP for additional whole and fractional Shares, unless the shareholder “opts out” of the DRIP, thereby electing to receive cash distributions.

Shareholders who receive distributions under the DRIP in the form of additional Shares generally will be subject to the same U.S. federal, state and local tax consequences as shareholders who elect not to reinvest distributions. Participation in the DRIP will not in any way reduce the amount of a shareholder’s capital commitment.

Valuation Procedures

In accordance with Rule 2a-5 under the 1940 Act, the Board intends to designate the Adviser as the Fund’s “Valuation Designee.” The Adviser, with the assistance of the Valuation Committee, subject to oversight by the Board, will be responsible for determining the fair value of the Fund’s investments in instances where there is no readily available market value. Investments for which market quotations are readily available may be priced by independent pricing services. From time to time, the Fund retains an external, independent valuation firm to provide data and valuation analyses on the Fund’s portfolio companies.

The Fund’s investment portfolio will be recorded at fair value as determined in good faith in accordance with procedures established by the Board (the “Valuation Policy”) and, as a result, there is and will be uncertainty as to the value of the Fund’s portfolio investments. Under the 1940 Act, the Fund is required to carry its portfolio investments at market value or, if there is no readily available market value, at fair value as determined in accordance with procedures established by the Board. There is not a public market or active secondary market for many of the types of investments in privately held companies that the Fund intends to hold and make. The Fund’s investments may not be publicly traded or actively traded on a secondary market but, instead, may be traded on a privately negotiated over-the-counter secondary market for institutional investors, if at all. As a result, these investments are valued quarterly at fair value as determined in good faith in accordance with the Valuation Policy approved by the Board.

The determination of fair value, and thus the amount of unrealized appreciation or depreciation the Fund may recognize in any reporting period, is to a degree subjective, and the Adviser has a conflict of interest in making fair value determinations. The types of factors that may be considered in determining the fair values of the Fund’s investments include the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings, the markets in which the portfolio company does business, comparison to publicly traded companies, discounted cash flow, current market interest rates, precedent transactions and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, the valuations may fluctuate significantly over short periods of time due to changes in current market conditions. The determinations of fair value in accordance with the Valuation Policy approved by the Board may differ materially from the values that would have been used if an active market and market quotations existed for such investments. The Fund’s NAV could be adversely affected if the determinations regarding the fair value of the investments were materially higher than the values that the Fund ultimately realizes upon the disposal of such investments.

Discretionary Share Repurchase Program

The Fund does not intend to list its Shares on a securities exchange and the Fund does not expect there to be a public market for its Shares. As a result, shareholders’ ability to sell their Shares will be limited.

Beginning in the first calendar quarter of 2026, and subject to market conditions and the discretion of the Board, the Fund intends to commence a share repurchase program in which the Fund intends to offer to repurchase, in each quarter, a number of Shares as determined by the Board in its discretion in an amount up to 5% of the Fund’s Shares outstanding (by number of Shares), as of the close of the previous calendar quarter. The Board may amend or suspend the share repurchase program at any time if in its reasonable judgment it deems such action to be in the Fund’s best interest and/or the best interest of shareholders. As a result, share repurchases may not be available each quarter, such as when a repurchase offer would place an undue burden on the liquidity of the Fund, adversely affect operations or risk having an adverse impact on the Fund that would outweigh the benefit of the repurchase offer. The Fund intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the 1940 Act. All Shares repurchased by the Fund pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued Shares.

Under the share repurchase program, to the extent the Fund offers to repurchase Shares in any particular quarter, the Fund expects to repurchase Shares using a purchase price equal to the NAV per Share as of the applicable Valuation Date (except in respect of any applicable Early Repurchase Deduction, as defined below). If shareholders tender Shares in a repurchase offer with a Valuation Date that is within the 12-month period following the initial issue date of their tendered Shares, the Fund may repurchase such Shares subject to an “early repurchase deduction” of 2% of the aggregate NAV of the Shares repurchased (an “Early Repurchase Deduction”). Shares repurchased will be treated as having been repurchased on a “first-in–first-out” basis for purposes of determining whether and to what extent the Early Repurchase Deduction is applicable. The Early Repurchase Deduction will be retained by the Fund for the benefit of remaining shareholders and will not be paid to the Adviser.

The Fund may, from time to time, waive the Early Repurchase Deduction in the following circumstances (subject to the conditions described below):

•	repurchases resulting from death, qualifying disability or divorce;

•	in the event that a shareholder’s Shares are repurchased where the shareholder has failed to maintain the $5,000 minimum account balance; or

•	due to trade or operational error.

As set forth above, the Fund may waive the Early Repurchase Deduction in respect of a repurchase of Shares resulting from the death, qualifying disability (as such term is defined in Section 72(m)(7) of the Code) or divorce of a shareholder who is a natural person, including Shares held by such shareholder through a trust or an IRA or other retirement or profit-sharing plan, after (i) in the case of death, receiving written notice from the estate of the shareholder, the recipient of Shares through bequest or inheritance, or, in the case of a trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust, (ii) in the case of qualified disability, receiving written notice from such shareholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the shareholder became a shareholder of the Fund or (iii) in the case of divorce, receiving written notice from the shareholder of the divorce and the shareholder’s instructions to effect a transfer of the Shares (through the repurchase of Shares by the Fund and the subsequent purchase by the shareholder) to a different account held by the shareholder (including trust or an individual retirement account or other retirement or profit-sharing plan). The Fund must receive the written repurchase request within 12 months after the death of the shareholder, the initial determination of the shareholder’s disability or divorce in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death, disability or divorce of a shareholder. In the case of death, such a written request must be accompanied by a certified copy of the official death certificate of the shareholder. If spouses are joint registered holders of Shares, the request to have the Shares repurchased may be made if either of the registered holders dies or acquires a qualified disability. If the shareholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right to waiver of the Early Repurchase Deduction upon death, disability or divorce does not apply.

Each shareholder may tender up to all of the Shares owned by such shareholder. In the event the aggregated amount of Shares tendered by all shareholders exceeds the repurchase offer amount, Shares will be repurchased on a pro rata basis. With respect to any such repurchase offer, shareholders tendering Shares must do so by a date specified in the notice describing the terms of the repurchase offer. All unsatisfied repurchase requests may be resubmitted in the next quarterly repurchase offer, or upon the recommencement of the share repurchase program, as applicable. The Fund will have no obligation to repurchase Shares, including if the repurchase would violate the restrictions on distributions under federal law or Delaware law. The limitations and restrictions described above may prevent the Fund from accommodating all repurchase requests made in any quarter. The Fund’s share repurchase program has many limitations, including the limitations described above, and should not in any way be viewed as the equivalent of a secondary market.

The Fund will offer to repurchase Shares pursuant to written tenders on such terms and conditions as may be determined by the Board in its complete and absolute discretion unless, in the judgment of the Board, such repurchases would not be in the best interests of shareholders, would not be fair to the Fund or would violate applicable law. There is no assurance that the Board will exercise its discretion to offer to repurchase Shares or that there will be sufficient funds available to accommodate all of shareholders’ requests for repurchase. As a result, the Fund may repurchase less than the full amount of Shares that a shareholder requests to have repurchased. If the Fund does not repurchase the full amount of a shareholder’s Shares that have been requested to be repurchased, or it determines not to make repurchases of Shares, shareholders will likely not be able to dispose of their Shares, even if the Fund under-performs. Any periodic repurchase offers will be subject to the Fund’s available cash and compliance with the RIC qualification and diversification rules and the 1940 Act.

When the Board determines that the Fund will repurchase Shares, notice will be provided to shareholders describing the terms of the offer, containing information shareholders should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. The Fund’s repurchase offers will use the NAV as of the applicable Valuation Date, which will not be available until after the expiration of the applicable repurchase offer, so shareholders will not know the exact price of Shares in the repurchase offer when such shareholder makes its decision whether to tender its Shares.

Repurchases of Shares from shareholders by the Fund will be paid in cash within 65 days of the expiration of the applicable repurchase offer, after the determination of the relevant NAV per Share is finalized. Repurchases will be effective after receipt and acceptance by the Fund of eligible written tenders of Shares from shareholders by the applicable repurchase offer deadline. The Fund does not intend to impose any charges in connection with repurchases of Shares other than as stated above.

The majority of the Fund’s assets will consist of instruments that cannot generally be readily liquidated without impacting the Fund’s ability to realize full value upon their disposition. Therefore, the Fund may not always have sufficient liquid resources to make repurchase offers. The Fund may fund repurchase requests from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital or offering proceeds, and although the Fund generally expects to fund distributions from cash flow from operations, the Fund has not established any limits on the amounts the Fund may pay from such sources. Should making repurchase offers, in the Board’s judgment, place an undue burden on the Fund’s liquidity, adversely affect the Fund’s operations or risk having an adverse impact on the Fund as a whole, or should it otherwise determine that investing the Fund’s liquid assets in originated loans or other illiquid investments rather than repurchasing Shares is in the best interests of the Fund as a whole, then the Fund may choose to offer to repurchase fewer Shares than described above, or none at all.

In the event that any shareholder fails to maintain a minimum balance of $5,000 of Shares, the Fund may repurchase all of the Shares held by that shareholder at the repurchase price in effect on the date the Fund determines that the shareholder has failed to meet the minimum balance, less any Early Repurchase Deduction. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in the Fund’s NAV. Minimum account repurchases are subject to an Early Repurchase Deduction.

Payment for repurchased Shares may require us to liquidate portfolio holdings earlier than the Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase the Fund’s investment-related expenses as a result of higher portfolio turnover rates. The Adviser intends to take measures, subject to policies as may be established by the Board, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of Shares.

Leverage

The Fund will comply with the 150% asset coverage test set forth in the 1940 Act and with respect to the incurrence of leverage from “senior securities.” The Fund’s sources of leverage may include, without limitation, one or more credit facilities and/or note issuances; a subscription credit facility secured by the Fund’s right, title and interest in and to the capital commitments of its shareholders, which may be used for various purposes including facilitating timely and efficient drawdowns of capital commitments; and the issuance of notes, debt securities or preferred shares.

Regulation as a Business Development Company

A BDC is regulated under the 1940 Act. A BDC must be organized in the United States for the purpose of investing in or lending to primarily private companies and making significant managerial assistance available to them. A BDC may use capital provided by stockholders and from other sources to make long-term, private investments in businesses. A publicly-traded BDC provides stockholders the ability to retain the liquidity of a publicly-traded stock while sharing in the possible benefits, if any, of investing in primarily privately owned companies. The Fund will be a non-exchange traded, perpetual-life BDC, and therefore does not intend to list its Shares on a stock exchange or other securities market and it will not be publicly traded.

The Fund may not change the nature of its business so as to cease to be, or withdraw the Fund’s election as, a BDC unless authorized by vote of a majority of the outstanding voting securities, as required by the 1940 Act. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (a) 67% or more of such company’s voting securities present at a meeting if more than 50% of the outstanding voting securities of such company are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of such company. The Fund does not anticipate any substantial change in the nature of the Fund’s business.

As with other companies regulated by the 1940 Act, a BDC must adhere to certain substantive regulatory requirements. A majority of the Fund’s Board consists of persons who are not interested persons, as that term is defined in the 1940 Act. Additionally, the Fund will be required to provide and maintain a bond issued by a reputable fidelity insurance company to protect the Fund. Furthermore, as a BDC, the Fund will be prohibited from protecting any trustee or officer against any liability to the Fund or shareholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

As a BDC, the Fund is generally required to meet an asset coverage ratio, defined under the 1940 Act as the ratio of the Fund’s total assets (less all liabilities and indebtedness not represented by senior securities) to the Fund’s outstanding senior securities, of at least 150% after each issuance of senior securities. The Fund may also be prohibited under the 1940 Act from knowingly participating in certain transactions with its affiliates without the prior approval of the Fund’s Independent Trustees and, in some cases, prior approval by the SEC. As a BDC, the Fund is generally limited in its ability to invest in any portfolio company in which the Adviser or any of its affiliates currently has an investment or to make any co-investments with the Adviser or its affiliates by the conditions contained in the exemptive relief granted by the SEC to certain affiliates of the Fund on June 14, 2022 (the “Order”), subject to certain exceptions.

In October 2020, the SEC adopted certain regulatory changes related to the ability of investment companies, including BDCs, to invest in other investment companies in excess of the limits imposed by the 1940 Act. These changes include, among other things, the adoption of Rule 12d1-4 under the 1940 Act. Under Rule 12d1-4, the Fund may acquire securities issued by any investment company in excess of the limits imposed by the 1940 Act as long as the Fund complies with the conditions of Rule 12d1-4, which include, among other things, certain post-acquisition limits on control and voting of any acquired RIC. The portion of the Fund’s portfolio invested in securities issued by investment companies ordinarily will subject shareholders to additional expenses. The Fund’s investment portfolio is also subject to diversification requirements by virtue of the Fund’s intention to be a RIC for U.S. tax purposes.

The Fund is generally not be able to issue and sell the Shares at a price below NAV per share. The Fund may, however, sell Shares, or warrants, options or rights to acquire Shares, at a price below the then-current NAV of the Shares if the Fund’s Board determines that such sale is in the Fund’s best interests and the best interests of shareholders, and shareholders approve such sale. In addition, the Fund may generally issue new shares of its Shares at a price below NAV in rights offerings to existing shareholders, in payment of dividends and in certain other limited circumstances.

The Fund will be periodically examined by the SEC for compliance with the 1940 Act.

As a BDC, the Fund will be subject to certain risks and uncertainties.

Qualifying Assets

The Fund may invest up to 30% of the Fund’s portfolio opportunistically in non-eligible portfolio company investments, which will be driven primarily through opportunities sourced through the Adviser. However, under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as “qualifying assets,” unless, at the time the acquisition is made, qualifying assets represent at least 70% of the BDC’s total assets. The principal categories of qualifying assets relevant to the Fund’s proposed business are the following:

1.	Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding thirteen months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:

(a)	is organized under the laws of, and has its principal place of business in, the United States;

(b)	is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

(c)	satisfies any of the following:

i.	does not have any class of securities that is traded on a national securities exchange;

ii.	has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250 million;

iii.	is controlled by a BDC or a group of companies including a BDC and the BDC has an affiliated person who is a director of the eligible portfolio company; or

iv.	is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

2.	Securities of any eligible portfolio company which the Fund controls.

3.	Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities, was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

4.	Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and the Fund already owns 60% of the outstanding equity of the eligible portfolio company.

5.	Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of rights relating to such securities.

6.	Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

Managerial Assistance to Portfolio Companies

A BDC must have been organized under the laws of, and have its principal place of business in, any state or states within the United States and must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above. However, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC, through its directors or officers, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.

Temporary Investments

The Fund generally expects to call any undrawn capital for investment purposes only at the time the Fund identifies an investment opportunity. Notwithstanding the foregoing, until such time as the Fund invests the proceeds of such capital calls in portfolio companies and while new investments are pending, the Fund’s investments may consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, referred to herein, collectively, as “temporary investments,” so that 70% of the Fund’s assets are qualifying assets. The Fund may invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as the Fund, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price which is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of the Fund’s assets that may be invested in such repurchase agreements. However, if more than 25% of the Fund’s net assets constitute repurchase agreements from a single counterparty, the Fund may not meet the diversification tests in order to qualify as a RIC. Thus, the Fund does not intend to enter into repurchase agreements with a single counterparty in excess of this limit. The Adviser will monitor the creditworthiness of the counterparties with which the Fund enters into repurchase agreement transactions.

Code of Ethics

Prior to acceptance of any subscriptions in the Private Offering, the Fund and the Adviser have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain transactions by the Fund’s personnel. These codes of ethics generally will not permit investments by the Fund’s and the Adviser’s personnel in securities that may be purchased or sold by the Fund.

Compliance Policies and Procedures

Prior to acceptance of any subscriptions in the Private Offering, the Fund and the Adviser each adopted and implemented written policies and procedures reasonably designed to detect and prevent violation of the federal securities laws. The Fund and the Adviser are required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation and designate a Chief Compliance Officer to be responsible for administering the policies and procedures. Brian J. Rooder serves as the Fund’s Chief Compliance Officer.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act imposes a wide variety of regulatory requirements on publicly-held companies and their insiders. Many of these requirements will affect the Fund. For example:

•	pursuant to Rule 13a-14 of the Exchange Act, the Fund’s President and Chief Financial Officer must certify the accuracy of the financial statements contained in the Fund’s periodic reports;

•	pursuant to Item 307 of Regulation S-K, the Fund’s periodic reports must disclose the Fund’s conclusions about the effectiveness of its disclosure controls and procedures;

•	pursuant to Rule 13a-15 of the Exchange Act, the Fund’s management must prepare an annual report regarding its assessment of the Fund’s internal control over financial reporting and (once the Fund ceases to be an emerging growth company under the JOBS Act or, if later, for the year following the Fund’s first annual report required to be filed with the SEC) must obtain an audit of the effectiveness of internal control over financial reporting performed by its independent registered public accounting firm; and

•	pursuant to Item 308 of Regulation S-K and Rule 13a-15 of the Exchange Act, the Fund’s periodic reports must disclose whether there were significant changes in the Fund’s internal controls over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

The Sarbanes-Oxley Act requires the Fund to review its current policies and procedures to determine whether the Fund complies with the Sarbanes-Oxley Act and the regulations promulgated thereunder. The Fund will continue to monitor its compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that the Fund is in compliance therewith.

Proxy Voting Policies and Procedures

The Fund has delegated its proxy voting responsibility to the Adviser. As a fiduciary, the Adviser has a duty to monitor corporate events and to vote proxies, as well as a duty to cast votes in the best interest of the Fund and not to subrogate Fund interests to its own interests. To meet its fiduciary obligations, the Adviser seeks to ensure that it votes proxies in the best interest of the Fund, and addresses how the Adviser will resolve any conflict of interest that may arise when voting proxies. The Adviser’s proxy voting policy attempts to generalize a complex subject and the Adviser may, from time to time, determine that it is in the best interests of the Fund to depart from specific policies described therein.

Shareholders may, without charge, obtain information regarding how the Fund voted proxies with respect to the Fund’s portfolio securities by making a written request for proxy voting information to: Chief Compliance Officer, 20 Horseneck, Lane Greenwich, Connecticut 06830 or by contacting the Fund’s investor relations department at SPCreditIR@stonepoint.com.

Privacy Principles

The Adviser considers privacy to be fundamental to its relationship with its shareholders. The Fund is committed to maintaining the confidentiality, integrity and security of a shareholder’s non-public personal information. Accordingly, the Fund has implemented internal policies and practices to protect the confidentiality of non-public personal information while still meeting investor needs. The Fund will not disclose any non-public personal information about shareholders, except to its affiliates and service providers as allowed by applicable law or regulation, including any anti-money laundering or anti-terrorist laws or regulations. In the normal course of serving shareholders, information the Fund collects may be shared with companies that perform various services to the Fund such as its accountants, attorneys, transfer agents, escrow agents, custodians, administrative agents, marketing service firms, broker-dealers and other similar relationships.

In addition, information the Fund collects may be shared with certain of the Fund’s portfolio investments and/or their advisors, when necessary, to meet withholding tax requirements or other legal and/or regulatory obligations or to facilitate transaction-related matters.

Any third party that receives non-public personal information is required to use shareholder information only for the purposes for which the Fund discloses the information to them and as allowed by applicable law or regulation. Such third party is not permitted to share or use this information for any other purpose. The Fund will not sell shareholder personal information.

Visitors to the Fund’s website at www.stonepoint.com should review the Terms of Use & Privacy Policy statements on the website.

Reporting Obligations

The Fund will furnish the shareholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as the Fund determines to be appropriate or as may be required by law. Upon the effectiveness of this Registration Statement under the Exchange Act, the Fund will be required to comply with all periodic reporting, proxy solicitation and other applicable requirements under the Exchange Act. Shareholders and the public may view materials the Fund files with the SEC on its website (http://www.sec.gov).

Material U.S. Federal Income Tax Considerations

The following discussion is a general summary of certain material U.S. federal income tax considerations applicable to the Fund and an investment in the Shares. The discussion is based upon the Code, the regulations of the U.S. Department of Treasury promulgated thereunder, referred to herein as the “Treasury Regulations,” the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, referred to herein as the “IRS” (including administrative interpretations and practices of the IRS expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers that requested and received those rulings) and judicial decisions, each as of the date of this Registration Statement and all of which are subject to change or differing interpretations, possibly retroactively, which could affect the continuing validity of this discussion. The Fund has not sought, and will not seek, any ruling from the IRS regarding any matter discussed in this summary, and this summary is not binding on the IRS. Accordingly, there can be no assurance that the IRS will not assert, and a court will not sustain, a position contrary to any of the tax consequences discussed below.

Investors should note that this summary does not purport to be a complete description of all the tax aspects affecting the Fund or the shareholders. For example, this summary does not describe all of the U.S. federal income tax consequences that may be relevant to certain types of shareholders subject to special treatment under the U.S. federal income tax laws, including shareholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, partnerships or other pass-through entities and their owners, Non-U.S. Shareholders (as defined below) engaged in a trade or business in the United States or entitled to claim the benefits of an applicable income tax treaty, persons who have ceased to be U.S. citizens or to be taxed as residents of the United States, U.S. Shareholders (as defined below) whose functional currency is not the U.S. dollar, persons holding the Fund’s Shares in connection with a hedging, straddle, conversion or other integrated transaction, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, pension plans and trusts, and financial institutions. This summary assumes that shareholders hold Shares as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This summary does not discuss any aspects of U.S. estate or gift taxation, U.S. state or local taxation or non-U.S. taxation. It does not discuss the special treatment under U.S. federal income tax laws that could result if the Fund invests in tax-exempt securities or certain other investment assets.

For purposes of this discussion, a “U.S. Shareholder” is a beneficial owner of Shares that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof, including, for this purpose, the District of Columbia;

•	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (as defined in the Code) have the authority to control all substantive decisions of the trust, or (ii) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes; or

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

For purposes of this discussion, a “Non-U.S. Shareholder” is a beneficial owner of Shares that is not a U.S. Shareholder or a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds Shares, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. A shareholder that is a partnership holding Shares, and each partner in such a partnership, should consult his, her or its own tax adviser with respect to the tax consequences of the purchase, ownership and disposition of Shares.

Tax matters are very complicated and the tax consequences to each shareholder of the ownership and disposition of Shares will depend on the facts of his, her or its particular situation. Investors should consult their own tax adviser regarding the specific tax consequences of the ownership and disposition of Shares to them, including tax reporting requirements, the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws, eligibility for the benefits of any applicable income tax treaty and the effect of any possible changes in the tax laws.

Election to be Taxed as a RIC

The Fund intends to elect to be treated, and intends to qualify annually thereafter, as a RIC under Subchapter M of the Code. As a RIC, the Fund generally will not pay corporate-level U.S. federal income taxes on any income or gains that the Fund timely distributes as dividends to shareholders. Rather, dividends the Fund distributes generally will be taxable to shareholders, and any net operating losses, foreign tax credits and other of the Fund’s tax attributes generally will not pass through to shareholders, subject to special rules for certain items such as net capital gains and qualified dividend income the Fund recognizes. See “– Taxation of U.S. Shareholders” and “– Taxation of Non-U.S. Shareholders,” below.

To qualify as a RIC, the Fund must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to qualify as a RIC, the Fund must timely distribute dividends to shareholders of an amount generally at least equal to 90% of the Fund’s investment company taxable income (determined without regard to the dividends paid deduction), which is generally the Fund’s net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses, if any, for each taxable year (the “Annual Distribution Requirement”).

Taxation as a RIC

If the Fund qualifies as a RIC and satisfies the Annual Distribution Requirement, then the Fund will not be subject to U.S. federal income tax on the portion of the Fund’s investment company taxable income and net capital gain (generally, net long-term capital gain in excess of net short-term capital loss) that the Fund timely distributes (or is deemed to timely distribute) as dividends to shareholders. The Fund will be subject to U.S. federal income tax at the regular corporate rate on any income or capital gain not distributed (or deemed distributed) to shareholders.

The Fund generally will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income or gains in respect of any calendar year unless the Fund distributes dividends in a timely manner to shareholders of an amount at least equal to the sum of (1) 98% of the Fund’s net ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of the Fund’s capital gain net income (adjusted for certain ordinary losses) generally for the one-year period ending October 31 in such calendar year and (3) any net ordinary income and capital gain net income recognized, but not distributed, in preceding years (the “Excise Tax Avoidance Requirement”). Any distribution declared by the Fund during October, November or December of any calendar year, payable to shareholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated as if it had been paid by the Fund, as well as received by U.S. Shareholders, on December 31 of the calendar year in which the distribution was declared. The Fund will not be subject to the U.S. federal excise tax on amounts on which the Fund is required to pay U.S. federal income tax (such as retained net capital gains). Depending upon the level of taxable income earned in a taxable year, the Fund may choose to carry forward taxable income for distribution in the following taxable year and pay the applicable U.S. federal excise tax.

The Fund may incur the 4% nondeductible U.S. federal excise tax in the future on a portion of its income and capital gains. While the Fund intends to distribute income and capital gains to minimize exposure to 4% nondeductible U.S. federal excise tax, the Fund may not be able to, or may choose not to, distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, the Fund generally will be liable for 4% nondeductible U.S. federal excise tax only on the amount by which the Fund does not meet the Excise Tax Avoidance Requirement. The Fund generally will endeavor in each taxable year to avoid any material U.S. federal excise tax on its earnings.

In order to qualify as a RIC for U.S. federal income tax purposes, the Fund must, among other things:

•	qualify and have in effect an election to be treated as a BDC under the 1940 Act at all times during each taxable year;

•	derive in each taxable year at least 90% of the Fund’s gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities, net income derived from an interest in a “qualified publicly traded partnership” (as defined in the Code), or other income derived with respect to the Fund’s business of investing in such stock or securities (the “90% Income Test”); and

•	diversify the Fund’s holdings so that at the end of each quarter of the taxable year:

•	at least 50% of the value of the Fund’s assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of the Fund’s assets or more than 10% of the outstanding voting securities of the issuer; and

•	no more than 25% of the value of the Fund’s assets is invested in (a) the securities, other than U.S. government securities or securities of other RICs, of one issuer or of two or more issuers that are controlled, as determined under applicable Code rules, by the Fund and that are engaged in the same or similar or related trades or businesses or (b) the securities of one or more qualified publicly traded partnerships (the “Diversification Tests”).

A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If the Fund’s expenses in a given taxable year exceed its investment company taxable income, the Fund may experience a net operating loss for that taxable year. However, a RIC is not permitted to carry forward net operating losses to subsequent taxable years and such net operating losses do not pass through to its shareholders. In addition, deductible expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, the excess of realized capital losses over realized capital gains) to offset its investment company taxable income, but may carry forward such net capital losses, and use them to offset future capital gains, indefinitely. Due to these limits on deductibility of expenses and net capital losses, the Fund may for tax purposes have aggregate taxable income for several years that the Fund is required to distribute and that is taxable to shareholders even if such taxable income is greater than the net income the Fund actually earns during those taxable years.

For U.S. federal income tax purposes, the Fund will include in its taxable income certain amounts that it has not yet received in cash. For example, if the Fund holds debt obligations that are treated under applicable U.S. federal income tax rules as having original issue discount (“OID”) (such as debt instruments with PIK interest or, in certain cases, that have increasing interest rates or are issued with warrants), the Fund must include in its taxable income in each taxable year a portion of the OID that accrues over the life of the obligation, regardless of whether the Fund receives cash representing such income in the same taxable year. The Fund may also have to include in its taxable income other amounts that the Fund has not yet received in cash, such as accruals on a contingent payment debt instrument or deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. Further, the Fund may elect to amortize market discount on debt investments and currently include such amounts in its taxable income, instead of upon their sale or other disposition, as any failure to make such election would limit the Fund’s ability to deduct interest expense for tax purposes. Because such OID or other amounts accrued will be included in the Fund’s investment company taxable income for the taxable year of accrual, the Fund may be required to make distributions to shareholders in order to satisfy the Annual Distribution Requirement and/or the Excise Tax Avoidance Requirement, even though the Fund will have not received any corresponding cash payments. Accordingly, to enable the Fund to make distributions to shareholders that will be sufficient to enable the Fund to satisfy the Annual Distribution Requirement, the Fund may need to sell some of its assets at times and/or at prices that it would not consider advantageous, the Fund may need to raise additional equity or debt capital or the Fund may need to forego new investment opportunities or otherwise take actions that are disadvantageous to its business (or be unable to take actions that are advantageous to its business). If the Fund is unable to obtain cash from other sources to enable the Fund to satisfy the Annual Distribution Requirement, the Fund may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to a corporate-level U.S. federal income tax (and any applicable state and local taxes).

Because the Fund expects to use a subscription facility, the Fund may be prevented from making distributions to shareholders in certain circumstances. In addition, under the 1940 Act, the Fund is generally not permitted to make distributions to shareholders while its debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. Limits on the Fund’s distributions to shareholders may prevent the Fund from satisfying the Annual Distribution Requirement and, therefore, may jeopardize the Fund’s qualification for taxation as a RIC, or may cause the Fund to be subject to the 4% nondeductible U.S. federal excise tax.

Although the Fund does not presently expect to do so, the Fund may borrow funds and sell assets in order to make distributions to shareholders that are sufficient for the Fund to satisfy the Annual Distribution Requirement. However, the Fund’s ability to dispose of assets may be limited by (1) the illiquid nature of its portfolio and/or (2) other requirements relating to the Fund’s status as a RIC, including the Diversification Tests. If the Fund disposes of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, the Fund may make such dispositions at times that, from an investment standpoint, are not advantageous. Alternatively, although the Fund currently does not intend to do so, to satisfy the Annual Distribution Requirement, the Fund may declare a taxable dividend payable in the Fund’s Shares or cash at the election of each shareholder. In such case, for U.S. federal income tax purposes, the amount of the dividend paid in the Fund’s Shares will generally be equal to the amount of cash that could have been received instead of the Fund’s Shares. See “– Taxation of U.S. Shareholders” below for a discussion of the tax consequences to shareholders upon receipt of such dividends.

Distributions the Fund makes to shareholders may be made from the Fund’s cash assets or by liquidation of its investments, if necessary. The Fund may recognize gains or losses from such liquidations. In the event the Fund recognizes net capital gains from such transactions, shareholders may receive a larger capital gain distribution than they would have received in the absence of such transactions.

Failure to Qualify as a RIC

If the Fund failed to satisfy the 90% Income Test for any taxable year or the Diversification Tests for any quarter of a taxable year, the Fund might nevertheless continue to qualify as a RIC for such taxable year if certain relief provisions of the Code applied (which might, among other things, require the Fund to pay certain corporate-level U.S. federal taxes or to dispose of certain assets). If the Fund failed to qualify for treatment as a RIC and such relief provisions did not apply to the Fund, the Fund would be subject to U.S. federal income tax on all of its taxable income at the regular corporate U.S. federal income tax rate (and the Fund also would be subject to any applicable state and local taxes), regardless of whether the Fund makes any distributions to shareholders. The Fund would not be able to deduct distributions to shareholders, nor would distributions to shareholders be required to be made for U.S. federal income tax purposes. Any distributions the Fund makes generally would be taxable to U.S. Shareholders as ordinary dividend income and, subject to certain limitations under the Code, would be eligible for the 20% maximum rate generally applicable to individuals and other non-corporate U.S. Shareholders, to the extent of the Fund’s current or accumulated earnings and profits. Subject to certain limitations under the Code, U.S. Shareholders that are corporations for U.S. federal income tax purposes generally would be eligible for the dividends-received deduction. Distributions in excess of the Fund’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the shareholder’s adjusted tax basis, and any remaining distributions would be treated as a capital gain.

Subject to a limited exception applicable to RICs that qualified as such under Subchapter M of the Code for at least one taxable year prior to disqualification and that re-qualify as a RIC no later than the second consecutive taxable year following the non-qualifying taxable year, the Fund could be subject to U.S. federal income tax on any unrealized net built-in gains in the assets held by the Fund during the period in which the Fund failed to qualify as a RIC that are recognized during the five-taxable year period after its requalification as a RIC, unless the Fund made a special election to pay corporate-level U.S. federal income tax on such net built-in gains at the time of the Fund’s requalification as a RIC. The Fund may decide to be taxed as a regular corporation even if the Fund would otherwise qualify as a RIC if the Fund determines that treatment as a corporation for a particular taxable year would be in the Fund’s best interests.

The Fund’s Investments – General

Certain of the Fund’s investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (1) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (2) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (3) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (4) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (5) cause the Fund to recognize income or gain without receipt of a corresponding cash payment, (6) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (7) adversely alter the characterization of certain complex financial transactions and (8) produce income that will not be qualifying income for purposes of the 90% Income Test. The Fund intends to monitor its transactions and may make certain tax elections to mitigate the potential adverse effect of these provisions, but there can be no assurance that the Fund will be eligible for any such tax elections or that any adverse effects of these provisions will be mitigated.

The Fund plans to invest a portion of its net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. The Fund intends to address these and other issues to the extent necessary in order to seek to ensure that the Fund distributes sufficient income to avoid any material U.S. federal income or the 4% nondeductible U.S. federal excise tax.

A portfolio company in which the Fund invests may face financial difficulties that require the Fund to work-out, modify or otherwise restructure the Fund’s investment in the portfolio company. Any such transaction could, depending upon the specific terms of the transaction, result in unusable capital losses and future non-cash income. Any such transaction could also result in the Fund receiving assets that give rise to non-qualifying income for purposes of the 90% Income Test or otherwise would not count toward satisfying the Diversification Tests. Furthermore, some of the income that the Fund might otherwise earn, such as fees for providing managerial assistance, certain fees earned with respect to the Fund’s investments, income recognized in a work-out or restructuring of a portfolio investment, or income recognized from an equity investment in an operating partnership, may not satisfy the 90% Income Test. To manage the risk that such income might disqualify the Fund as a RIC for failure to satisfy the 90% Income Test, one or more subsidiary entities treated as U.S. corporations for entity-level income tax purposes may be employed to earn such income and (if applicable) hold the related asset. Such subsidiary entities will be required to pay entity-level income tax on their earnings, which ultimately will reduce the yield to shareholders on such fees and income.

Gain or loss recognized by the Fund from warrants or other securities acquired by the Fund, as well as any loss attributable to the lapse of such warrants, generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term depending on how long the Fund held a particular warrant or security.

The Fund’s investment in non-U.S. securities may be subject to non-U.S. income, withholding and other taxes. In that case, the Fund’s yield on those securities would be decreased. U.S. Shareholders generally will not be entitled to claim a U.S. foreign tax credit or deduction with respect to non-U.S. taxes paid by the Fund.

If the Fund acquires shares in a passive foreign investment company (“PFIC”), the Fund may be subject to U.S. federal income tax on a portion of any “excess distribution” received on, or any gain from the disposition of, such shares even if the Fund distributes such income as a taxable dividend to shareholders. Additional charges in the nature of interest generally will be imposed on the Fund in respect of deferred taxes arising from any such excess distribution or gain. If the Fund invests in the shares of a PFIC and elects to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, the Fund will be required to include in income each year the Fund’s proportionate share of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed by the QEF. Alternatively, the Fund may be able to elect to mark its shares in a PFIC at the end of each taxable year to market; in this case, the Fund will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent that any such decrease does not exceed prior increases in such value included in the Fund’s income. The Fund’s ability to make either election will depend on factors beyond the Fund’s control, and is subject to restrictions which may limit the availability of the benefit of these elections. Under either election, the Fund may be required to recognize in a taxable year income in excess of any distributions the Fund receives from PFICs and any proceeds from dispositions of PFIC stock during that taxable year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of determining whether the Fund satisfies the Excise Tax Avoidance Requirement. See “– Taxation as a RIC” above.

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income, expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such income or pay such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency-denominated forward, futures and option contracts, as well as certain other financial instruments, and the disposition of debt obligations denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

Some of the income that the Fund might otherwise earn, such as fees for providing managerial assistance, certain fees earned with respect to the Fund’s investments, income recognized in a work-out or restructuring of a portfolio investment, or income recognized from an equity investment in an operating partnership, may not satisfy the 90% Income Test. To manage the risk that such income might disqualify the Fund as a RIC for failure to satisfy the 90% Income Test, one or more subsidiary entities treated as U.S. corporations for U.S. federal income tax purposes may be employed to earn such income and (if applicable) hold the related asset. Such subsidiary entities will be required to pay U.S. federal income tax on their earnings, which ultimately will reduce the yield to shareholders on such fees and income.

The remainder of this discussion assumes that the Fund qualifies as a RIC for each taxable year.

Taxation of U.S. Shareholders

The following discussion only applies to U.S. Shareholders. Prospective shareholders that are not U.S. Shareholders should refer to “– Taxation of Non-U.S. Shareholders” below.

Distributions

Distributions by the Fund (including distributions where shareholders can elect to receive cash or Shares) generally are taxable to U.S. Shareholders as ordinary income or capital gains. Distributions of the Fund’s investment company taxable income will be taxable as ordinary income to U.S. Shareholders to the extent of the Fund’s current or accumulated earnings and profits, whether paid in cash or Shares. To the extent that such distributions paid by the Fund to non-corporate U.S. Shareholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“Qualifying Dividends”) may be eligible for a reduced maximum U.S. federal income tax rate of 20%. In this regard, it is anticipated that the Fund’s distributions generally will not be attributable to dividends received by the Fund and, therefore, generally will not qualify for the 20% maximum rate applicable to Qualifying Dividends. Distributions of the Fund’s net capital gain (which is generally the Fund’s realized net long-term capital gains in excess of realized net short-term capital losses) properly designated by the Fund as “capital gain dividends” will be taxable to U.S. Shareholders as long-term capital gains (currently taxable at a maximum U.S. federal income tax rate of 20% in the case of non-corporate U.S. Shareholders (including individuals)), regardless of the U.S. Shareholder’s holding period for his, her or its Shares and regardless of whether paid in cash or Shares. Distributions in excess of the Fund’s earnings and profits first will reduce a U.S. Shareholder’s adjusted tax basis in such shareholder’s Shares and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. Shareholder.

The Fund may decide to retain some or all of the Fund’s net capital gain for reinvestment, but designate the retained net capital gain as a “deemed distribution.” In that case, among other consequences, (i) the Fund will pay tax on the retained amount, (ii) each U.S. Shareholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. Shareholder, and (iii) the U.S. Shareholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by the Fund. Because the Fund expects to pay tax on any retained net capital gains at the regular corporate U.S. federal income tax rate, and because that rate is in excess of the maximum U.S. federal income tax rate currently payable by individuals (and other non-corporate U.S. Shareholders) on long-term capital gains, the amount of tax that individuals (and other non-corporate U.S. Shareholders) will be treated as having paid will exceed the tax they owe on the capital gain distribution. Such excess generally may be claimed as a credit against the U.S. Shareholder’s other federal income tax obligations or may be refunded to the extent it exceeds the U.S. Shareholder’s U.S. federal income tax liability. The amount of the deemed distribution net of such tax will be added to the U.S. Shareholder’s tax basis for his, her or its Shares. In order to utilize the deemed distribution approach, the Fund must provide written notice to shareholders prior to the expiration of 60 days after the close of the relevant taxable year. The Fund cannot treat any of its investment company taxable income as a “deemed distribution.”

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, under certain circumstances, the Fund may elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If the Fund makes such an election, U.S. Shareholders will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by the Fund in October, November or December of any calendar year, payable to shareholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated as if it had been received by U.S. Shareholders on December 31 of the calendar year in which the dividend was declared.

Until and unless the Fund is treated as a publicly offered RIC as a result of either (1) Shares collectively being held by at least 500 persons at all times during a taxable year, (2) Shares being continuously offered pursuant to a public offering (within the meaning of Section 4 of the Securities Act) or (3) Shares being treated as regularly traded on an established securities market, each U.S. Shareholder that is an individual, trust or estate will be treated as having received a dividend for U.S. federal income tax purposes from the Fund in the amount of such U.S. Shareholder’s allocable share of the management and incentive fees paid to the Adviser and certain of the Fund’s other expenses for the calendar year, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. Shareholder. For taxable years beginning before 2026, miscellaneous itemized deductions generally are not deductible by a U.S. Shareholder that is an individual, trust or estate. For taxable years beginning in 2026 or later, miscellaneous itemized deductions generally are deductible by a U.S. Shareholder that is an individual, trust or estate only to the extent that the aggregate of such U.S. Shareholder’s miscellaneous itemized deductions exceeds 2% of such U.S. Shareholder’s adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under Section 68 of the Code.

The Fund’s U.S. Shareholders will receive, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such U.S. Shareholder’s taxable income for such calendar year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each calendar year’s distributions from the Fund generally will be reported to the IRS (including the amount of any dividends that are Qualifying Dividends eligible for the 20% maximum rate). Dividends paid by the Fund generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because the Fund’s income generally will not consist of dividends. Distributions may also be subject to additional state, local and non-U.S. taxes depending on a U.S. Shareholder’s particular situation.

Certain distributions reported by the Fund as Section 163(j) interest dividends may be treated as interest income by the U.S. Shareholders for purposes of the tax rules applicable to interest expense limitations under the Code. Such treatment by the U.S. Shareholders is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that the Fund is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the Fund’s business interest income over the Fund’s (i) business interest expense and (ii) other deductions properly allocable to the Fund’s business interest income.

Dispositions

A U.S. Shareholder generally will recognize taxable gain or loss if the U.S. Shareholder sells or otherwise disposes of his, her or its Shares (except pursuant to a repurchase by the Fund, as described below). The amount of gain or loss will be measured by the difference between such shareholder’s adjusted tax basis in the Shares sold and the amount of the proceeds received in exchange. Any gain or loss arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. Shareholder has held his, her or its shares for more than one year; otherwise, any such gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of Shares held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of Shares may be disallowed if other Shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

In general, non-corporate U.S. Shareholders (including individuals) currently are subject to a maximum U.S. federal income tax rate of 20% on their net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in Shares. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. Shareholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate U.S. Shareholders (including individuals) incurring net capital losses (i.e., capital losses in excess of capital gains) for a taxable year generally may deduct up to $3,000 of such losses against their ordinary income each taxable year; any net capital losses of a non-corporate U.S. Shareholder (including an individual) in excess of $3,000 generally may be carried forward and used in subsequent taxable years as provided in the Code. Corporate U.S. Shareholders generally may not deduct any net capital losses for a taxable year, but may carry back such capital losses for three taxable years or carry forward such capital losses for five taxable years.

The Code and the related U.S. Treasury Regulations require the Fund to annually report the adjusted cost basis information of covered securities, which generally include shares of a RIC, to the IRS and to taxpayers. Shareholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.

From time to time, the Fund may offer to repurchase its outstanding Shares. Shareholders who tender all Shares of the Fund held, or considered to be held, by them will be treated as having sold their shares and generally will realize a capital gain or loss. If a shareholder tenders fewer than all of its Shares or fewer than all Shares tendered are repurchased, such shareholder may be treated as having received a taxable dividend upon the tender of its Shares. In such a case, there is a risk that non-tendering shareholders, and shareholders who tender some but not all of their shares or fewer than all of whose Shares are repurchased, in each case whose percentage interests in the Fund increase as a result of such tender, will be treated as having received a taxable distribution from the Fund. The extent of such risk will vary depending upon the particular circumstances of the tender offer, and in particular whether such offer is a single and isolated event or is part of a plan for periodically redeeming shares of the Fund.

Medicare Tax on Net Investment Income

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of the Fund’s shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

Tax Shelter Reporting Regulations

Under applicable Treasury Regulations, if a U.S. Shareholder recognizes a loss with respect to the Fund’s Shares of $2 million or more for a non-corporate U.S. Shareholder or $10 million or more for a corporate U.S. Shareholder in any single taxable year (or a greater loss over a combination of years), the U.S. Shareholder must file with the IRS a disclosure statement on Form 8886. Direct owners of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. Shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. Shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. Shareholders should consult their own tax advisers to determine the applicability of these Treasury Regulations in light of their individual circumstances.

Backup Withholding

The relevant withholding agent may be required to withhold U.S. federal income tax (“backup withholding”), at a current rate of 24%, from any taxable distribution to a U.S. Shareholder (other than a “C” corporation, a financial institution, or a shareholder that otherwise qualifies for an exemption) (1) that fails to provide a correct taxpayer identification number or a certificate that such shareholder is exempt from backup withholding or (2) with respect to whom the IRS notifies the withholding agent that such shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Backup withholding is not an additional tax, and any amount withheld under the backup withholding rules is allowed as a credit against the U.S. Shareholder’s U.S. federal income tax liability, provided that proper information is timely provided to the IRS.

Taxation of Non-U.S. Shareholders

The following discussion applies only to Non-U.S. Shareholders. Whether an investment in Shares is appropriate for a Non-U.S. Shareholder will depend upon that shareholder’s particular circumstances. An investment in Shares by a Non-U.S. Shareholder may have adverse tax consequences to such Non-U.S. Shareholder. Non-U.S. Shareholders should consult their own tax advisers before investing in the Fund’s Shares.

Distributions; Dispositions

Subject to the discussion below, distributions of the Fund’s investment company taxable income to a Non-U.S. Shareholder that are not effectively connected with the Non-U.S. Shareholder’s conduct of a trade or business within the United States will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable income tax treaty) to the extent of the Fund’s current or accumulated earnings and profits.

Certain properly reported dividends are generally exempt from withholding of U.S. federal income tax where paid in respect of a RIC’s (i) “qualified net interest income” (generally, its U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the RIC or the non-U.S. Shareholder are at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) “qualified short-term capital gains” (generally, the excess of the RIC’s net short-term capital gain, other than short-term capital gains recognized on the disposition of U.S. real property interests, over the RIC’s long-term capital loss), as well as if certain other requirements are satisfied. Nevertheless, no assurance can be given as to whether any of the Fund’s distributions will be eligible for this exemption from withholding of U.S. federal income tax or, if eligible, will be reported as such by the Fund. Furthermore, in the case of Shares held through an intermediary, the intermediary may have withheld U.S. federal income tax even if the Fund reported the payment as an interest-related dividend or short-term capital gain dividend. Since the Fund’s Shares will be subject to significant transfer restrictions, and an investment in the Fund’s Shares will generally be illiquid, Non-U.S. Shareholders whose distributions on the Fund’s Shares are subject to withholding of U.S. federal income tax may not be able to transfer their Shares easily or quickly or at all.

Distributions of the Fund’s investment company taxable income to a Non-U.S. Shareholder that are effectively connected with the Non-U.S. Shareholder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. Shareholder), generally will not be subject to withholding of U.S. federal income tax if the Non-U.S. Shareholder complies with applicable certification and disclosure requirements, although the distributions (to the extent of the Fund’s current or accumulated earnings and profits) will be subject to U.S. federal income tax on a net basis at the rates and in the manner applicable to U.S. Shareholders generally.

Actual or deemed distributions of the Fund’s net capital gains, other than any net capital gains recognized on the disposition of U.S. real property interests, to a Non-U.S. Shareholder, and gains realized by a Non-U.S. Shareholder upon the sale of the Fund’s Shares, will not be subject to U.S. federal income tax or any withholding of such tax, unless (a) the distributions or gains, as the case may be, are effectively connected with the Non-U.S. Shareholder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. Shareholder), in which case the distributions or gains will be subject to U.S. federal income tax on a net basis at the rates and in the manner applicable to U.S. Shareholders generally or (b) the Non-U.S. Shareholder is an individual who has been present in the United States for 183 days or more during the taxable year and satisfies certain other conditions, in which case, except as otherwise provided by an applicable income tax treaty, the distributions or gains, which may be offset by certain U.S.-source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though the Non-U.S. Shareholder is not considered a resident alien under the Code.

If the Fund distributes net capital gains in the form of deemed rather than actual distributions, a Non-U.S. Shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the shareholder’s allocable share of the tax the Fund pays on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. Shareholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return, even if the Non-U.S. Shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

For a corporate Non-U.S. Shareholder, both distributions (actual or deemed) and gains realized upon the sale of the Fund’s Shares that are effectively connected with the Non-U.S. Shareholder’s conduct of a trade or business within the United States may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable income tax treaty).

Backup Withholding

A Non-U.S. Shareholder who is a non-resident alien individual, and who is otherwise subject to withholding of U.S. federal income tax, will be subject to information reporting and may be subject to backup withholding of U.S. federal income tax on taxable distributions unless the Non-U.S. Shareholder provides the applicable withholding agent with a U.S. nonresident withholding tax certificate (e.g., an IRS Form W-8BEN, IRS Form W-8BEN-E or an acceptable substitute form) or otherwise establishes an exemption from backup withholding.

Non-U.S. Shareholders should consult their own tax advisers with respect to the U.S. federal income and withholding tax consequences, and state, local and non-U.S. tax consequences, of an investment in Shares.

Withholding and Information Reporting on Foreign Financial Accounts

Numerous jurisdictions have enacted, or have committed to enact, legislation and administrative guidance requiring the collection and sharing of certain information in order to combat tax avoidance. Pursuant to these regimes, entities such as the Fund may be required to collect information concerning their owners and may be required to share such information with the taxing authorities of jurisdictions in which the Fund invests or holds a financial account. The Fund will be subject to one or more of these reporting regimes during the course of its life.

The United States Foreign Account Tax Compliance Act (“FATCA”) aims to combat tax evasion by U.S. tax residents using foreign accounts. Pursuant to the FATCA regime, the applicable withholding agent generally will be required to withhold 30% of U.S. source interest and dividends paid to (i) a non-U.S. financial institution (whether such financial institution is the beneficial owner or an intermediary) unless such non-U.S. financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial non-U.S. entity (whether such entity is the beneficial owner or an intermediary) unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements. Additionally, although FATCA withholding with respect to gross proceeds of a disposition of stock had been scheduled to begin on January 1, 2019, proposed regulations, which can be relied on until final regulations are issued, suspended such withholding indefinitely. If payment of this withholding tax is made, Non-U.S. Shareholders that are otherwise eligible for an exemption from, or a reduction in, withholding of U.S. federal income taxes with respect to such dividends or proceeds will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction. The Fund will not pay any additional amounts in respect to any amounts withheld.

Certain ERISA Considerations

General

The fiduciary responsibility standards and prohibited transaction restrictions of ERISA apply to a variety of employee retirement and welfare benefit plans maintained by U.S. private sector employers and certain entities in which those plans invest (“ERISA Plans”). Although ERISA generally does not apply to individual retirement accounts, “Keogh” plans and certain other plans, such plans (collectively with ERISA Plans, “Plans”), are generally subject to Section 4975 of the Code, which contains prohibited-transaction provisions that are similar to those contained in ERISA. The following summary of certain aspects of ERISA and Section 4975 of the Code is general in nature and does not purport to be complete. Accordingly, each prospective investor should consult with its own counsel in order to understand such issues affecting its investment in the Fund.

Investment Considerations

The assets of the Fund are invested in accordance with the investment objective and policies described in this Registration Statement. The fiduciary of an ERISA Plan (and not the Adviser) will be solely responsible for the ERISA Plan’s decision to invest in the Fund, including, without limitation, the role that an investment in the Fund would play in the ERISA Plan’s portfolio and whether an investment in the Fund is reasonably designed as part of the overall investment of the ERISA Plan’s assets. Accordingly, an authorized fiduciary of an ERISA Plan proposing to invest in the Fund should, in consultation with its own advisors, consider whether such investment is consistent with the terms of the ERISA Plan’s governing documents (including any investment guidelines) and applicable law. Neither the Adviser nor the Fund or any of their respective affiliates is responsible for determining, and none of them makes any representation regarding, whether the Fund’s Shares is an appropriate investment for Plans generally or any particular Plan.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of Plans and certain persons, referred to as “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code, having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction.

A purchase of the Fund’s Shares by an ERISA Plan having a relationship with the Adviser or the Fund, or any of their respective affiliates could, under certain circumstances, be considered a transaction prohibited under ERISA or Section 4975 of the Code. Accordingly, an authorized fiduciary of an investing Plan will be deemed to have represented and agreed, among other things, that the ERISA Plan’s purchase and holding of the Fund’s Shares are not and will not constitute or otherwise result in a non-exempt prohibited transaction. In addition, as discussed below, other issues under the rules governing prohibited transactions may arise to the extent that the assets of the Fund constitute “plan assets.”

Certain “Plan Assets” Considerations

The Plan Assets Regulation describes when the assets of an entity are to be treated as “plan assets” for purposes of ERISA and Section 4975 of the Code. The Plan Assets Regulation provides that, if a Benefit Plan Investor (as defined below) acquires an “equity interest” in an entity, and if Benefit Plan Investors in the aggregate hold 25% or more of the value of any class of equity interests in the entity, the entity’s assets will be treated as “plan assets” for purposes of ERISA and Section 4975 of the Code, unless the Fund’s Shares constitutes a “publicly-offered security” (as described below) or another exception under the Plan Assets Regulation applies. For these purposes, a “Benefit Plan Investor” includes (i) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Part 4 of Subtitle B of Title I of ERISA, (ii) a “plan” as defined in and to which Section 4975 of the Code applies, including, without limitation, an individual retirement account, and (iii) any entity whose underlying assets include plan assets by reason of an employee benefit plan’s or other plan’s investment in the entity or otherwise. In addition, assets of the general account of an insurance company may, in certain circumstances, be considered “plan assets.” For the purpose of determining whether the 25% test is met, equity interests held by any person (other than a Benefit Plan Investor) who has discretionary authority or control over the assets of the entity or provides investment advice for a fee with respect to such assets, or by any affiliates of such person, will be disregarded. Under ERISA, an entity that does not satisfy the 25% test will be deemed for various purposes (for example, when making investments in other entities) to hold plan assets only to the extent of the percentage of the equity interests in the entity held by Benefit Plan Investors.

In order to attempt to prevent the assets of the Fund from constituting “plan assets” for purposes of ERISA and/or Section 4975 of the Code, based upon representations from investors, the Fund will endeavor to restrict the sale and transfer of the Fund’s Shares to Benefit Plan Investors such that at all times less than 25% of the Fund’s Shares, as determined for purposes of the Plan Assets Regulation, will be held by Benefit Plan Investors and, therefore, the Fund’s assets will not be expected to constitute “plan assets” for purposes of ERISA or Section 4975 of the Code, and the Adviser would not be expected to be considered a fiduciary under ERISA with respect to investing ERISA Plans. In order to prevent Benefit Plan Investors from owning (or be at substantial likelihood of owning) 25% or more of any class of equity interest of the Fund, the Fund may also exercise its right to cause a compulsory withdrawal of Benefit Plan Investors.

In addition to the foregoing, the Plan Assets Regulation provides an exception to plan assets treatment where the equity interest purchased by Plans is a “publicly-offered security.” The Plan Assets Regulation defines a “publicly-offered security” as a security that is “freely transferable,” “widely held” and either part of a class of securities registered under the Exchange Act or sold pursuant to an effective Registration Statement under the Securities Act if the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred. A security is considered “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a security will not fail to be “widely held” solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. The Plan Assets Regulation provides that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The Plan Assets Regulation further provides an exception for publicly-offered securities under which, where a security is part of an offering in which the minimum investment is $10,000 or less, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” It is noted that the Plan Assets Regulation only establishes a presumption in favor of the finding of free transferability where the restrictions are consistent with the particular types of restrictions listed in the Plan Assets Regulation. Notwithstanding any of the foregoing, if the Fund determines that the Shares is considered a “publicly-offered security” for purposes of the Plan Assets Regulation, the Fund may thereupon decide to operate on the basis that its assets are not “plan assets” pursuant to the “publicly-offered securities” exception regardless of the number of Benefit Plan Investors owning the Shares.

Other Plans

Governmental plans, certain church plans and non-U.S. plans, while generally not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to other laws that are substantially similar to the provisions of ERISA and Section 4975 of the Code (“Similar Law”). The Adviser and its affiliates disclaim all responsibility for determining whether an investment in the Fund would comply with any such statute or body or regulation for a given investor and expressly disclaim that they have adequately summarized or even identified such considerations. In addition, any investor that is a governmental plan, church plan, or foreign plan, and certain other investors may be required to represent that its investment will not subject the Fund or the Adviser to any Similar Law or other statute, body, or regulation that may be applicable to such an investor.

Certain Other Matters

No information that the Fund, the Adviser, or any entity or other person providing marketing services on the Fund’s or their behalf, or any of their respective affiliates (collectively, the “Issuer Parties”) is providing shall be considered to be or is advice on which any Benefit Plan Investor may rely for any investment decision. Benefit Plan Investors need to make their own decisions, with whatever third-party advice they may wish to obtain, and are not authorized to rely on any information any Issuer Party is providing as advice that is a basis for their decisions. The Issuer Parties have not made and are not making a recommendation, have not provided and are not providing investment advice of any kind whatsoever (whether impartial or otherwise), and have not given and are not giving any advice in a fiduciary capacity, in connection with any Benefit Plan Investor’s decision to purchase Shares.

A fiduciary of an ERISA Plan that proposes to invest in the Fund will be required, among other things, to represent that it has been informed of and understands the Fund’s investment objectives, policies, and strategies and that the decision to invest in the Fund was made in accordance with its fiduciary responsibilities under ERISA and that neither the Fund, the Adviser or any of its affiliates has provided investment advice with respect to such decision. The Adviser will also require any investor that is, or is acting on behalf of, a Plan to represent and warrant that its acquisition and holding of Shares will not result in a nonexempt prohibited transaction under ERISA and/or Section 4975 of the Code.

THE PRECEDING DISCUSSION IS ONLY A SUMMARY OF CERTAIN CONSIDERATIONS UNDER ERISA AND SECTION 4975 OF THE CODE WITH RESPECT TO AN INVESTMENT IN THE FUND AND DOES NOT PURPORT TO BE COMPLETE. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN LEGAL, TAX, FINANCIAL AND OTHER ADVISORS PRIOR TO INVESTING IN THE FUND TO REVIEW THESE IMPLICATIONS IN LIGHT OF THE INVESTOR’S PARTICULAR CIRCUMSTANCES. ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE ADVISER OR ANY OTHER PARTY RELATED TO THE FUND THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. ANY POTENTIAL INVESTOR CONSIDERING AN INVESTMENT IN THE FUND THAT IS, OR IS ACTING ON BEHALF OF, A PLAN (OR A GOVERNMENTAL PLAN, CHURCH PLAN, FOREIGN PLAN, OR OTHER INVESTOR SUBJECT TO SIMILAR LAW) IS STRONGLY URGED TO CONSULT ITS OWN LEGAL, TAX AND ERISA ADVISERS REGARDING THE CONSEQUENCES OF SUCH AN INVESTMENT AND THE ABILITY TO MAKE THE REPRESENTATIONS DESCRIBED ABOVE.

Item 1A. Risk Factors.

Investing in the Fund’s Shares involves a number of significant risks. Before you invest in the Fund’s Shares, you should be aware of various risks, including those described below. The risks set out below are not the only risks the Fund faces. Additional risks and uncertainties not presently known to the Fund or not presently deemed material by the Fund may also impair the Fund’s operations and performance. If any of the following events occur, the Fund’s business, financial condition, results of operations and cash flows could be materially and adversely affected. In such case, the Fund’s NAV could decline, and you may lose all or part of your investment. The risk factors described below are the principal risk factors associated with an investment in the Fund as well as those factors generally associated with an investment company with investment objectives, investment policies, capital structure or trading markets similar to the Fund.

Risks Relating to the Fund’s Business and Structure

No Operating History. The Fund has no operating history upon which to evaluate the Fund’s performance. The performance of past portfolio investments associated with the Stone Point Funds is not necessarily indicative of the results that will be achieved by the Fund. The Fund is subject to all of the business risks and uncertainties associated with any new business, including the risk that the Fund will not achieve its investment objective, or that the Fund will not qualify or maintain the Fund’s qualification to be treated as a RIC under Subchapter M of the Code, and that the value of any shareholder’s investment could decline substantially.

The investment philosophy and techniques used by the Adviser to manage a BDC may differ from the investment philosophy and techniques previously employed by the Stone Point Funds in identifying and managing past investments. In addition, the 1940 Act and the Code impose numerous constraints on the operations of BDCs and RICs that do not apply to the other types of investment vehicles. For example, under the 1940 Act, BDCs are required to invest at least 70% of their total assets primarily in securities of qualifying U.S. private companies or thinly traded public companies, cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the time of investment. The Adviser and its affiliates’ limited experience in managing a portfolio of assets under such constraints may hinder its ability to take advantage of attractive investment opportunities and, as a result, achieve the Fund’s investment objective.

Based on the amount of proceeds raised in the Closings, it could take some time to invest substantially all of the capital the Fund expects to raise due to market conditions generally and the time necessary to identify, evaluate, structure, negotiate and close suitable investments. In order to comply with the RIC diversification requirements during the startup period, the Fund may invest proceeds in temporary investments, such as cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the time of investment, which the Fund expects will earn yields substantially lower than the interest, dividend or other income that the Fund seeks to receive in respect of suitable portfolio investments. The Fund may not be able to pay any significant distributions during this period, and any such distributions may be substantially lower than the distributions the Fund expects to pay when the Fund’s portfolio is fully invested. The Fund will pay management fees to the Adviser throughout this interim period irrespective of the Fund’s performance. If the management fees and the Fund’s other expenses exceed the return on the temporary investments, the Fund’s equity capital will be eroded.

Dependence on Key Personnel and Adviser. The success of the Fund depends in substantial part on the experience and knowledge of the Adviser and its Investment Team. There can be no assurance that any individual will continue to be employed by the Adviser throughout the term of the Fund. The loss of key personnel could have a material adverse effect on the Fund.

Business and Regulatory Risks of Alternative Asset Investments. Legal, tax and regulatory changes could occur that may adversely affect the Fund at any time during its term. The legal, tax and regulatory environment for BDCs and other vehicles that invest in alternative investments is evolving, and changes in the legislation or regulation and market perception of such vehicles, including changes to existing laws and regulations and increased criticism of the Fund, private credit, private equity and other sectors within the alternative asset industry by some politicians, government representatives, regulators and market commentators, may adversely affect the ability of the Fund to pursue its investment strategy, its ability to obtain leverage and financing and the value of investments held by the Fund. In recent years, market disruptions and the dramatic increase in the capital allocated to alternative investment strategies have led to increased governmental as well as self-regulatory scrutiny of the alternative investment fund industry in general, and certain legislation proposing greater regulation of the industry periodically is considered by the governing bodies of both U.S. and non-U.S. jurisdictions. It is impossible to predict what, if any, changes may be instituted with respect to the legislation or regulations applicable to the Fund, the Adviser, their respective affiliates, the markets in which they trade and invest, the shareholders or the counterparties with which they do business, or what other effect such legislation or regulations might have. There can be no assurance that the Fund, the Adviser or their respective affiliates will be able, for financial reasons or otherwise, to comply with future laws and regulations, and any regulations that restrict the ability of the Fund to implement its investment strategy could have a material adverse impact on the Fund’s portfolio. To the extent that the Fund or its investments are or may become subject to regulation by various agencies in the United States or other non-U.S. jurisdictions, certain costs of compliance will be borne by the Fund.

The SEC and other various U.S. federal, state and local agencies usually conduct examinations and inquiries into, and may bring enforcement and other proceedings against, the Fund, the Adviser or their respective affiliates. The Fund, the Adviser or their respective affiliates could receive requests for information or subpoenas from the SEC and other state, federal and non-U.S. regulators from time to time in connection with such inquiries and proceedings and otherwise in the ordinary course of business. These requests may relate to a broad range of matters, including specific practices of the Fund, the Adviser, the securities in which the Adviser invests on behalf of the Fund and/or clients, or industry-wide practices. Certain costs of any such increased reporting, registration and compliance requirements may be borne by the Fund and may furthermore place the Fund at a competitive disadvantage to the extent that the Fund or the Adviser is required to disclose sensitive business information.

Competitive Nature of the Adviser’s Business. The business of identifying and structuring investments of the types contemplated by the Fund is highly competitive and involves a high degree of uncertainty. The Adviser expects to encounter competition from other entities having similar investment objectives, including other BDCs, private equity and credit funds, strategic industry acquirers, registered investment companies, specialty finance companies, banks, broker-dealers, investment partnerships and corporations, and other financial investors. Some of these competitors may have more relevant experience and contacts or better resources than the Adviser or may not be subject to the regulatory restrictions that the 1940 Act imposes on the Fund as a BDC and that the Code imposes on the Fund as a RIC. Such other investors may make competing offers for investment opportunities that are identified, and even after an agreement in principle has been reached with the board of directors or owners of an acquisition target, consummating the transaction will be subject to myriad uncertainties, only some of which are foreseeable or within the control of the Adviser. To the extent that the Adviser encounters competition with respect to the Fund’s investments, yields to shareholders may be reduced. In addition to competition from other investors, the availability of investment opportunities generally will be subject to market conditions as well as, in many cases, the prevailing regulatory or political climate.

Financial Services Industry Risks. Many financial services companies have asset and liability structures that are essentially monetary in nature and are directly affected by many factors, including domestic and international economic and political conditions, broad trends in business and finance, legislation and regulation affecting the national and international business and financial communities, monetary and fiscal policies, interest rates, inflation, currency values, market conditions, the availability and cost of short-term and long-term funding and capital, the credit capacity or perceived creditworthiness of customers and counterparties and the level and volatility of trading markets. Such factors can adversely impact financial institutions and their customers, suppliers, service providers and counterparties, all of whom are potential investment targets for the Fund. Moreover, the financial services industry is highly dependent on technology and communications and information systems, is exposed to many types of operational risks and operates in a highly regulated environment; each of these factors could have an adverse impact on financial institutions and their customers and counterparties.

Investments in the Health Care Sector. The Fund could make investments in the health care sector. Investing in health care companies involves substantial risks, including, but not limited to, the following: limited operating histories and limited experience instituting compliance policies, rapidly changing technologies and the obsolescence of products, change in government policies and governmental investigations, potential litigation alleging negligence, products liability torts, breaches of warranty, intellectual property infringement and other legal theories, extensive and evolving government regulation, disappointing results from preclinical testing, indications of safety concerns, insufficient clinical trial data to support the safety or efficacy of the product candidate, difficulty in obtaining all necessary regulatory approvals in each proposed jurisdiction, inability to manufacture sufficient quantities of the product candidate for development or commercialization in a timely or cost-effective manner, and the fact that, even after regulatory approval has been obtained, the product and its manufacturer are subject to continual regulatory review, and any discovery of previously unknown problems with the product or the manufacturer could result in restrictions or recalls. Each of these risks could have a material adverse effect on the direct and indirect investments of the Fund.

Cyclicality. Certain sectors targeted by the Fund are cyclical and subject to significant fluctuation due to competition, the high level of government regulation, general economic conditions, the level of interest rates, the state of the public equity markets and other factors. The returns on the Fund’s investments may therefore be lower in certain periods. For example, the financial performance of credit-related investments, which includes both regulated institutions, such as depositories, as well as specialty finance and asset management investments, are susceptible to the cyclicality associated with the sector. Although an individual credit platform’s financial performance depends in part upon its own specific business characteristics, there are macroeconomic factors that could result in more benign or severe investment environments. The Fund is expected to continue to experience the effects of this cyclicality.

Trading Risk. Although Stone Point Credit’s traders endeavor to take the utmost care in implementing investment decisions on behalf of the Fund, trade errors do occur and could have a material adverse impact on the performance of the Fund. Trade errors might include, for example, keystroke errors that occur when entering trades into an electronic system or typographical or drafting errors related to derivatives contracts or similar agreements.

Trade Settlement. The Fund may invest in loans and bonds in the OTC markets in which trades settle between buyers and sellers directly. There is no direct-to-consumer function to centralize the clearance of such trades, and there are no “standard” terms of trades governing settlement. While the Loan Syndications and Trading Association (“LSTA”) establishes recommended market trade settlement conventions, ultimately trade settlement is determined on a trade-by-trade basis between buyers and sellers. For these reasons, among others, trade settlements generally take a longer period of time to settle in such markets than they do in the securities markets.

Longer trade settlement periods have the effect of delaying the proceeds available to be distributed to the investors. In addition, trade settlement in the loan market is not conditional. A buyer and seller are committed to the transaction regardless of subsequent events such as changes in credit profile or amendment activity. The delayed compensation convention of the LSTA requires that a seller pay a buyer accrued interest for the time period after seven business days from the intended trade date, reflecting the economic transfer of ownership at such time.

Artificial Intelligence. Artificial intelligence, including machine learning and similar tools and technologies that collect, aggregate, analyze or generate data or other materials (collectively, “AI”), and its current and potential future applications including in the private investment and financial industries, as well as the legal and regulatory frameworks within which AI operates, continue to rapidly evolve. While Stone Point Credit does not rely on AI at this time to make investment recommendations, the use of AI could exacerbate or create new and unpredictable risks to Stone Point Credit’s business, including by potentially significantly disrupting the markets in which the Fund operates or subjecting Stone Point Credit and the Fund to increased competition and regulation, which could materially and adversely affect business, financial condition or results of operations of Stone Point Credit and the Fund. In addition, the use of AI by bad actors could heighten the sophistication and effectiveness of cyber and security attacks experienced by Stone Point Credit.

Systems Risk; Cyber Security Breaches and Identity Theft. The Fund and the Adviser rely extensively on computer programs and systems (and could rely on new systems and technology in the future) for various purposes, including trading, clearing, and settling transactions, evaluating certain investments, monitoring their portfolios and net capital, and generating risk management and other reports that are critical to oversight of the Fund’s activities. Certain of the Fund’s and the Adviser’s operations will be dependent upon systems operated by third parties, including prime brokers, administrators, market counterparties and their sub-custodians and other service providers, though the Adviser could perform certain of these functions internally in reliance on their own systems (the cost of which could be borne by the Fund). The Fund’s service providers could also depend on information technology systems that could or could not be controlled by them and, notwithstanding the diligence that the Fund could perform on its service providers, the Fund could not be able to verify the risks or reliability of such information technology systems.

The Fund, the Adviser, and their affiliates and their service providers are subject to risks associated with a breach in cybersecurity. Cybersecurity is a generic term used to describe the technology, processes and practices designed to protect networks, systems, computers, programs, and data from both intentional cyber-attacks and hacking by other computer users, as well as unintentional damage or interruption that, in either case, can result in damage and disruption to hardware and software systems, loss or corruption of data and/or misappropriation of confidential information. Cybersecurity incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. The Adviser and its service providers’ information and technology systems may be vulnerable to damage or interruption from computer viruses and other malicious code, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes, and earthquakes.

Cybersecurity threats may involve unauthorized access to sensitive information, including, without limitation, information regarding the Adviser’s or the Fund’s investment activities, or could render data or systems unusable, any of which could result in significant losses. Any cybersecurity attacks against the Adviser, the Fund, or the Fund’s portfolio companies could lead to the loss of sensitive information essential to such entity’s operations, could have a material adverse effect on such entity’s reputations, financial positions or cash flows, could lead to financial losses from remedial actions or loss of business, or could lead to potential liability. Neither the Adviser nor the Fund control the cybersecurity plans and systems put in place by third-party service providers, and such third-party service providers may have limited indemnification obligations to the Adviser and the Fund, each of whom could be negatively impacted as a result. Breaches such as those involving covertly introduced malware, attempts to induce Stone Point Credit personnel (or third-party agents) to provide data or payments under false pretenses (e.g., via a falsified email), unauthorized release of confidential or otherwise protected information, including personal information relating to the Fund, and corruption of data, and other electronic security breaches could lead to disruptions in critical systems, potentially resulting in further harm and could require the Adviser, the Fund, or any such portfolio Fund to make a significant investment to fix or replace such systems. Cyberattacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on systems or websites, rendering them unavailable. If unauthorized parties gain access to such information and technology systems, they could be able to steal, publish, delete, or modify private and sensitive information. If the information and technology systems of the Adviser and the Fund and their respective service providers are compromised, become inoperable for extended periods of time or cease to function properly, the Adviser, the Fund, and/or their service providers may have to make a significant investment to fix or replace such systems. The failure of these systems and/or of disaster recovery plans for any reason could cause significant interruptions in the Adviser’s, the Fund’s, and/or a portfolio company’s operations and result in a failure to maintain the security, confidentiality, or privacy of sensitive data, including personal information relating to investors of the Fund (and their beneficial owners), material non-public information relating to, and the intellectual property and trade secrets of the Adviser, the Fund, and/or its portfolio companies. Such a failure or unauthorized disclosure of data could harm the Adviser, the Fund, and/or a portfolio company’s reputation, subject any such entity and their respective affiliates to legal claims, regulatory action, increased costs, financial losses, data privacy breaches or enforcement action arising out of applicable privacy or other laws and adverse publicity and otherwise affect their business and financial performance. The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by other means.

FOIA/Public Disclosure. As a result of the U.S. Freedom of Information Act (“FOIA”), any governmental public records access law, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement, the Fund, the Adviser, the shareholders or any of their respective services providers or their affiliates may be required to disclose information relating to the Fund, or their affiliates, and/or any entity in which an investment is made, which disclosure could, for example, affect the Fund’s competitive advantage in finding attractive investment opportunities. In addition, some of the Shares may be held by shareholders that are subject to public disclosure requirements, such as public pension plans and listed investment vehicles. The amount of information about their investments that is required to be disclosed has increased in recent years, and that trend may continue. While the Adviser may, in seeking to prevent any such potential disclosure, withhold all or any part of the information otherwise to be provided to certain or all shareholders, such information may not be withheld in many circumstances. To the extent that disclosure of confidential information relating to the Fund or its investments results from Shares being held by such shareholders, the Fund may be adversely affected.

Duties of the Adviser and the Shareholders’ Rights. The Adviser is engaged to provide the Fund (and not any individual shareholder) with portfolio management and certain administrative services. As such, and to the fullest extent permitted by law, none of the shareholders will have direct rights against the Adviser and the Adviser does not represent or owe any duty to any individual shareholder in the Fund in connection with its appointment to provide such services.

Interpretation of Governing Agreements and Legal Requirements. The governing and related documents of the Fund (the “Governing Agreements”) are detailed agreements that establish complex arrangements among the Adviser, the Fund and its investors, and other entities and individuals. Questions will arise from time to time under the Governing Agreements regarding the parties’ rights and obligations in certain situations, some of which the parties may not have considered while drafting and executing the Governing Agreements. In these instances, the applicable provisions of the Governing Agreements, if any, may be broad, general, ambiguous, or conflicting, and may permit more than one reasonable interpretation. At times, there may not be provisions directly applicable to the situation at hand. While the Fund will construe the provisions set forth in the Governing Agreements (including any “hedge clauses” discussed below) in good faith and in a manner consistent with its legal obligations, the interpretations it adopts may not necessarily be, and need not be, the most favorable interpretations for its shareholders.

The Governing Agreements contain provisions (sometimes referred to as “hedge clauses”) that provide that the Adviser and its agents have no responsibility or liability for any loss incurred by the Fund or any shareholder arising in connection with their activities on behalf of, or their association with, the Fund provided that such exculpation will not apply where such person committed certain bad acts (including fraud, willful misfeasance or gross negligence). Hedge clauses are limited by, among other things, Section 206 of the Advisers Act, which the SEC has interpreted to impose certain duties on investment advisers that are not waivable.

Restrictions on Transfer and Withdrawal. The Shares have not been and may never be registered under the Securities Act and, unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Shares are an illiquid investment for which there is not a secondary market, nor is it expected that any such secondary market will develop in the future. shareholders generally may not sell, assign or transfer their shares without prior written consent of the Adviser (unless the transfer is to an affiliate), which the Adviser may grant or withhold in its sole discretion. Shareholders must be prepared to bear the economic risk of an investment in the Fund for an indefinite period. The Fund is generally not able to issue or sell Shares at a price below NAV per share. The Fund may, however, sell Shares, or warrants, options or rights to acquire Shares, at a price below the then-current NAV per Share, if the Board determines that such sale is in the Fund’s best interests, and if shareholders approve the sale. In any such case, the price at which the Fund’s securities are to be issued and sold may not be less than a price that, in the determination of the Board, closely approximates the market value of such securities (less any distributing commission or discount). If the Fund raises additional funds by issuing Shares or senior securities convertible into, or exchangeable for, Shares, then the percentage ownership of shareholders at that time will decrease, and shareholders may experience dilution.

No Right to Control the Fund’s Operations. Shareholders in the Fund will have no opportunity to control the day-to-day operations of the Fund, including investment and disposition decisions. In order to safeguard their limited liability from the liabilities and obligations of the Fund, shareholders must rely on the Adviser’s ability to identify, structure and implement investments consistent with the investment objectives and policies of the Fund.

Consequences of Default. Shareholders may be subject to significant adverse consequences in the event such a shareholder defaults on its capital commitment to the Fund. In addition to losing its right to participate in future Drawdowns, a defaulting shareholder may be forced to transfer its Shares to a third party for a price that is less than the NAV of such Shares.

Board Participation. Employees of the Adviser may serve as directors of some portfolio companies and, as such, may have duties to persons other than the Fund, including other shareholders of such portfolio companies. Although holding board positions may be important to the Fund’s investment strategy and may improve the Adviser’s management ability, board positions could impair the Fund’s ability to sell the relevant securities and/or loans when and upon the terms it wants, and may subject the Fund and the Adviser to claims they would otherwise not be subject to as an investor, including claims of breach of duty of loyalty, corporate waste, securities claims and other director-related claims.

Indemnification Obligations. The Adviser will not assume any responsibility to the Fund other than to render the services described in its Investment Advisory Agreement with the Fund, and it will not be responsible for any action of the Board in declining to follow the Adviser’s advice or recommendations. Pursuant to the Investment Advisory Agreement, the Adviser and its directors, officers, shareholders, members, agents, representatives, employees, controlling persons, and any other person or entity affiliated with, or acting on behalf of the Adviser will not be liable to the Fund for their acts under the Investment Advisory Agreement, absent willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of their duties. The Fund will also agree to indemnify, defend and protect the Adviser and its directors, officers, shareholders, members, agents, representatives, employees, controlling persons and any other person or entity affiliated with, or acting on behalf of the Adviser with respect to all damages, liabilities, costs and expenses resulting from acts of the Adviser not arising out of willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of their duties. These protections may lead the Adviser to act in a riskier manner when acting on the Fund’s behalf than it would when acting for its own account.

Possibility of Fraud and Other Misconduct of Employees of the Adviser and Service Providers. Misconduct by employees of the Adviser, service providers and/or their respective affiliates could cause significant losses. Misconduct could include entering into transactions without authorization, the failure to comply with operational and risk procedures, including due diligence procedures, misrepresentations as to investments being considered by the Fund, the improper use or disclosure of confidential or material non-public information, which could result in litigation, regulatory enforcement or serious financial harm, including limiting the business prospects or future marketing activities of the Fund, and noncompliance with applicable laws or regulations (including in the workplace via inappropriate or unlawful behavior or actions directed to other employees) and the concealing of any of the foregoing. Such activities could result in reputational damage, litigation, business disruption and/or financial losses to the Fund. Stone Point has controls and procedures through which it seeks to minimize the risk of such misconduct occurring. However, no assurances can be given that Stone Point will be able to identify or prevent such misconduct.

Qualifying Assets. As a BDC, the 1940 Act prohibits the Fund from acquiring any assets other than certain qualifying assets unless, at the time of and after giving effect to such acquisition, at least 70% of the Fund’s total assets are qualifying assets. Therefore, the Fund may be precluded from investing in what the Adviser believes are attractive investments if such investments are not qualifying assets. Conversely, if the Fund fails to invest a sufficient portion of its assets in qualifying assets, the Fund could lose its status as a BDC, which would have a material adverse effect on the Fund’s business, financial condition, and results of operations. Similarly, these rules could prevent the Fund from making additional investments in existing portfolio companies, which could result in the dilution of the Fund’s position or could require the Fund to dispose of investments at an inopportune time to comply with the 1940 Act. If the Fund is forced to sell non-qualifying investments in the portfolio for compliance purposes, the proceeds from such sale could be significantly less than the current value of such investments.

Status as Business Development Company. If the Fund does not maintain its status as a BDC, the Fund might be regulated as a closed-end investment company under the 1940 Act, which would subject it to substantially more regulatory restrictions and correspondingly decrease the Fund’s operating flexibility.

Emerging Growth Company Status. The Fund expects to qualify as an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the completion of the Fund’s initial public offering of common equity securities, (ii) in which the Fund has total annual gross revenue of at least $1.235 billion, or (iii) in which the Fund is deemed to be a large accelerated filer, which means the market value of the Shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (b) the date on which the Fund has issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as the Fund remains an “emerging growth company,” it will likely take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act (“Section 404”). It is not possible to predict if prospective investors will find the Shares less attractive because the Fund will rely on some or all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Fund may take advantage of such extended transition periods.

Because of the exemptions from various reporting requirements provided to the Fund as an “emerging growth company” and because the Fund may have an extended transition period for complying with new or revised financial accounting standards, the Fund may be less attractive to investors and it may be difficult for the Fund to raise additional capital as and when needed. Potential investors may be unable to compare the Fund with other companies in the same industry if they believe that the Fund’s financial accounting is not as transparent as other companies in the industry. If the Fund is perceived as being not as transparent as other companies in the industry, the Fund’s financial condition and results of operations may be materially and adversely affected.

The Fund is a Public Entity. The Fund is subject to the reporting requirements of the Exchange Act and requirements of the Sarbanes-Oxley Act. The Exchange Act requires the Fund to file annual, quarterly and current reports with respect to the Fund’s business and financial condition which will cause the Fund to incur certain legal, accounting and other expenses. The Sarbanes-Oxley Act requires the Fund to maintain effective disclosure controls and procedures and internal control over financial reporting, which are discussed below. In order to maintain and improve the effectiveness of the Fund’s disclosure controls and procedures and internal controls, significant resources and management oversight will be required. The Fund has implemented procedures, processes, policies and practices for the purpose of addressing the standards and requirements applicable to public companies. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on the Fund’s business, financial condition, results of operations and cash flows.

The systems and resources necessary to comply with public company reporting requirements will increase further once the Fund ceases to be an “emerging growth company” under the JOBS Act. As long as the Fund remains an emerging growth company, it intends to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404.

Exchange Act Filing Requirements. Because the Fund is subject to the reporting requirements under the Exchange Act, ownership information for any person who beneficially owns 5% or more of the Shares will have to be disclosed in a Schedule 13G, Schedule 13D or other filings with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC and includes having voting or investment power over the securities. In some circumstances, shareholders who choose to reinvest their dividends may see their percentage stake in the Fund increase to more than 5%, thus triggering this filing requirement. Each shareholder is responsible for determining their filing obligations and preparing the filings. In addition, shareholders who hold more than 10% of a class of the Fund’s shares may be subject to Section 16(b) of the Exchange Act, which recaptures for the benefit of the Fund’s profits from the purchase and sale, or sale and purchase, of registered shares within a six-month period.

Internal Controls. The Fund will not be required to comply with the requirements of the Sarbanes-Oxley Act, including the internal control evaluation and certification requirements of Section 404, and will not be required to comply with all of those requirements until the Fund has been subject to the reporting requirements of the Exchange Act for a specified period or the date the Fund is no longer an emerging growth company under the JOBS Act. Accordingly, the Fund’s internal control over financial reporting will not initially meet all of the standards contemplated by Section 404 that the Fund may eventually be required to meet. The Fund will need to undertake the process of building out its internal control over financial reporting and establishing formal procedures, policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within the Fund.

Additionally, the Fund will undertake the process of documenting its internal control procedures to satisfy the requirements of Section 404, which requires annual management assessments of the effectiveness of its internal control over financial reporting. Additionally, the Fund’s independent registered public accounting firm is required to formally attest to the effectiveness of the internal control over financial reporting. If the Fund is not able to adequately implement the requirements of Section 404, the Fund’s operations, financial reporting or financial results could be adversely affected. Matters impacting the Fund’s internal controls may cause the Fund to be unable to report its financial information on a timely basis and thereby subject the Fund to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, and may result in a breach of the covenants under the agreements governing any of its financing arrangements, if any. There could also be a negative reaction in the financial markets due to a loss of investor confidence in the Fund and the reliability of its financial statements. Confidence in the reliability of the Fund’s financial statements could also suffer if the Fund or its independent registered public accounting firm were to report a material weakness in the Fund’s internal control over financial reporting. This could materially adversely affect the Fund.

RIC related Tax Risks. The Fund intends to elect to be treated, and intends to qualify annually thereafter, as a RIC under Subchapter M of the Code. To qualify for and maintain RIC tax treatment under the Code, the Fund must meet, amongst other requirements, requirements related to annual distributions, source of income and asset diversification. Failure to meet these requirements may result in the Fund having to dispose of certain investments quickly in order to prevent the loss of RIC status. If the Fund fails to qualify for or maintain RIC tax treatment for any reason and is subject to corporate federal income tax, the resulting corporate taxes could substantially reduce its net assets, the amount of income available for distribution, and the amount of its distributions. See “Certain U.S. Federal Income Tax Considerations – Taxation as a RIC.”

As a result of the “Annual Distribution Requirement” (i.e., the requirements that the Fund must distribute to its shareholders, for each taxable year, at least 90% of the Fund’s “investment company taxable income,” which is generally the Fund’s ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses, and 90% of the Fund’s net tax-exempt income, if any) to qualify for tax treatment as a RIC, the Fund may need to access the capital markets periodically to raise cash to fund new investments in portfolio companies. The Fund expects to be able to issue “senior securities,” including borrowing money from banks or other financial institutions only in amounts such that the ratio of the Fund’s total assets (less total liabilities other than indebtedness represented by senior securities) to its total indebtedness represented by senior securities plus preferred shares, if any, equals at least 150% after such incurrence or issuance. If the Fund issues senior securities, it will be exposed to risks associated with leverage, including an increased risk of loss. The Fund’s ability to issue different types of securities is also limited. Compliance with RIC distribution requirements may unfavorably limit the Fund’s investment opportunities and reduce its ability in comparison to other companies to profit from favorable spreads between the rates at which the Fund can borrow and the rates at which it can lend. Therefore, the Fund intends to seek to continuously issue equity securities, which may lead to shareholder dilution.

The Fund may borrow to fund investments. If the value of the Fund’s assets declines, the Fund may be unable to satisfy the asset coverage test under the 1940 Act, which would prohibit the Fund from paying distributions and could prevent it from qualifying for tax treatment as a RIC, which would generally result in a corporate-level U.S. federal income tax on any income and net gains. If the Fund cannot satisfy the asset coverage test, it may be required to sell a portion of its investments and, depending on the nature of the Fund’s debt financing, repay a portion of its indebtedness at a time when such sales may be disadvantageous.

Until and unless the Fund is treated as a publicly offered RIC as a result of either (1) Shares collectively being held by at least 500 persons at all times during a taxable year, (2) Shares being continuously offered pursuant to a public offering (within the meaning of Section 4 of the Securities Act) or (3) Shares being treated as regularly traded on an established securities market, each U.S. Shareholder that is an individual, trust or estate will be treated as having received a dividend for U.S. federal income tax purposes from the Fund in the amount of such U.S. Shareholder’s allocable share of the management and incentive fees paid to the Adviser and certain of the Fund’s other expenses for the calendar year, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. Shareholder. For taxable years beginning before 2026, miscellaneous itemized deductions generally are not deductible by a U.S. Shareholder that is an individual, trust or estate. For taxable years beginning in 2026 or later, miscellaneous itemized deductions generally are deductible by a U.S. Shareholder that is an individual, trust or estate only to the extent that the aggregate of such U.S. Shareholder’s miscellaneous itemized deductions exceeds 2% of such U.S. Shareholder’s adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under Section 68 of the Code.

Phantom Income. For U.S. federal income tax purposes, the Fund will include in its taxable income certain amounts that it has not yet received in cash. For example, if the Fund holds debt obligations that are treated under applicable U.S. federal income tax rules as having OID (such as debt instruments with PIK interest or, in certain cases, that have increasing interest rates or are issued with warrants), the Fund must include in its taxable income in each taxable year a portion of the OID that accrues over the life of the obligation, regardless of whether the Fund receives cash representing such income in the same taxable year. The Fund may also have to include in its taxable income other amounts that the Fund has not yet received in cash, such as accruals on a contingent payment debt instrument or deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. Further, the Fund may elect to amortize market discount on debt investments and currently include such amounts in its taxable income, instead of upon their sale or other disposition, as any failure to make such election would limit the Fund’s ability to deduct interest expense for tax purposes. Because such OID or other amounts accrued are included in the Fund’s investment company taxable income for the taxable year of accrual, the Fund may be required to make distributions to shareholders in order to satisfy the Annual Distribution Requirement (as defined below) and/or excise tax avoidance requirement, even though the Fund will have not received any corresponding cash payments. Accordingly, to enable the Fund to make distributions to shareholders that will be sufficient to enable the Fund to satisfy the Annual Distribution Requirement, the Fund may need to sell some of its assets at times and/or at prices that it would not consider advantageous, the Fund may need to raise additional equity or debt capital or the Fund may need to forego new investment opportunities or otherwise take actions that are disadvantageous to its business (or be unable to take actions that are advantageous to its business). If the Fund is unable to obtain cash from other sources to enable the Fund to satisfy the Annual Distribution Requirement, the Fund may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to a corporate-level U.S. federal income tax (and any applicable state and local taxes).

Dividends in Shares. Although the Fund currently does not intend to do so, the Fund may declare a large portion of a dividend in shares of the Fund’s Shares at the election of each shareholder. An IRS Revenue Procedure allows a publicly offered RIC to distribute its own Shares as a dividend for the purpose of fulfilling its distribution requirements, if certain conditions are satisfied. Among other things, the aggregate amount of cash available to be distributed to all shareholders is required to be at least 20% of the aggregate declared distribution. The Internal Revenue Service has also issued private letter rulings on cash/shares dividends paid by RICs and real estate investment trusts where the cash component is limited to 20% of the total distribution if certain requirements are satisfied. Shareholders receiving such dividends will be required to include the full amount of the dividend (including the portion payable in Shares) as ordinary income (or, in certain circumstances, long-term capital gain) to the extent of the Fund’s current and accumulated earnings and profits for federal income tax purposes. As a result, shareholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. It is unclear whether the Fund will be a publicly offered RIC and to what extent the Fund will be able to pay taxable dividends in cash and Shares (whether pursuant to IRS Revenue Procedure, a private letter ruling or otherwise).

Dividend Reinvestment. Shareholders that participate in the Fund’s DRIP will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in the Fund’s Shares to the extent the amount reinvested was not a tax-free return of capital. As a result, unless a shareholder is a tax-exempt entity, the shareholder may have to use funds from other sources to pay the tax liability on the value of the Fund’s Shares received as a result of the distribution.

Certain ERISA and Related Considerations. Generally, the fiduciary responsibility standards and prohibited transaction restrictions of ERISA apply to a variety of ERISA Plans. Although ERISA generally does not apply to individual retirement accounts, “Keogh” plans and certain other plans, such plans (collectively with ERISA Plans, “Plans”), are generally subject to Section 4975 of the Code, which contains prohibited-transaction provisions that are similar to those contained in ERISA.

Investment Considerations. The assets of the Fund will be invested in accordance with the investment objective and policies described in this Registration Statement. The fiduciary of an ERISA Plan (and not the Adviser) will be solely responsible for the ERISA Plan’s decision to invest in the Fund, including, without limitation, the role that an investment in the Fund would play in the ERISA Plan’s portfolio and whether an investment in the Fund is reasonably designed as part of the overall investment of the ERISA Plan’s assets. Accordingly, an authorized fiduciary of an ERISA Plan proposing to invest in the Fund should, in consultation with its own advisors, consider whether such investment is consistent with the terms of the ERISA Plan’s governing documents (including any investment guidelines) and applicable law. Neither the Adviser nor the Fund or any of their respective affiliates is responsible for determining, and none of them makes any representation regarding, whether the Fund’s Shares is an appropriate investment for Plans generally or any particular Plan.

Prohibited Transactions. Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of Plans and certain persons, referred to as “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code, having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A purchase of the Fund’s Shares by a Plan having a relationship with the Adviser or the Fund, or any of their respective affiliates could, under certain circumstances, be considered a transaction prohibited under ERISA or Section 4975 of the Code. Accordingly, an authorized fiduciary of an investing Plan will be deemed to have represented and agreed, among other things, that the ERISA Plan’s purchase and holding of the Fund’s Shares are not and will not constitute or otherwise result in a non-exempt prohibited transaction. In addition, as discussed below, other issues under the rules governing prohibited transactions may arise to the extent that the assets of the Fund constitute “plan assets.”

Certain “Plan Asset” Considerations. The Plan Assets Regulation describes when the assets of an entity are to be treated as “plan assets” for purposes of ERISA and/or Section 4975 of the Code. The Plan Assets Regulation provides that, if a “benefit plan investor” (as defined under the Plan Assets Regulation (“Benefit Plan Investor”)) acquires an “equity interest” in an entity, and if Benefit Plan Investors in the aggregate hold 25% or more of the value of any class of equity interests in the entity, the entity’s assets will be treated as “plan assets” for purposes of ERISA and Section 4975 of the Code, unless the Fund’s Shares constitute a “publicly-offered security” (as defined in the Plan Assets Regulation (“Publicly-Offered Security”)) or another exception under the Plan Assets Regulation applies.

In order to attempt to prevent the assets of the Fund from constituting “plan assets” for purposes of ERISA and/or Section 4975 of the Code, based upon representations from investors, the Fund will endeavor to restrict the sale and transfer of the Fund’s Shares to Benefit Plan Investors such that at all times less than 25% of the Fund’s Shares, as determined for purposes of the Plan Assets Regulation, will be held by Benefit Plan Investors and, therefore, the Fund’s assets will not be expected to constitute “plan assets” for purposes of ERISA or Section 4975 of the Code and the Adviser would not be expected to be considered a fiduciary under ERISA or Section 4975 of the Code with respect to investing Plans. In order to prevent Benefit Plan Investors from owning (or be at substantial likelihood of owning) 25% or more of any class of equity interest of the Fund, the Fund may also exercise its right to cause a compulsory withdrawal of Benefit Plan Investors. Notwithstanding any of the foregoing, if the Fund determines that the Shares are considered a “publicly-offered security” for purposes of the Plan Assets Regulation, the Fund may thereupon decide to operate on the basis that its assets are not “plan assets” pursuant to the Publicly-Offered Security exception regardless of the number of Benefit Plan Investors owning the Shares.

If, notwithstanding the foregoing, the Fund’s assets are treated as “plan assets” for purposes of ERISA and/or Section 4975 of the Code, the Fund may be prevented from making certain otherwise desirable investments and engaging in certain other transactions that might otherwise be permitted and, if a non-exempt prohibited transaction occurs, may result in various liabilities and penalties for any “party-in-interest” under ERISA or “disqualified person” under the Code engaging in such transaction.

Dilution. The Fund’s Declaration of Trust authorizes the issuance of an unlimited number of Shares without requiring the approval of the shareholders. Shareholders will not have preemptive rights to purchase any shares issued by the Fund in the future. The Board may elect to sell additional Shares in the future or issue equity interests in private offerings. To the extent the Fund issues additional equity interests at or below NAV, an existing shareholder’s percentage ownership interest in the Fund may be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of the Fund’s investments, shareholders may also experience dilution in the book value and fair value of their shares.

Under the 1940 Act, the Fund is generally prohibited from issuing or selling Shares at a price below NAV per share, which may be a disadvantage as compared with certain public companies. The Fund may, however, sell Shares, or warrants, options, or rights to acquire Shares, at a price below the current NAV of the Shares if the Board and independent trustees determine that such sale is in the Fund’s best interests and the best interests of shareholders, and the shareholders, including a majority of those shareholders that are not affiliated with the Fund, approve such sale. In any such case, the price at which the Fund’s securities are to be issued and sold may not be less than a price that, in the determination of the Board, closely approximates the fair value of such securities (less any distributing commission or discount). If the Fund raises additional funds by issuing Shares or senior securities convertible into, or exchangeable for, Shares, then the percentage ownership of existing shareholders at that time will decrease and such shareholders will experience dilution.

All distributions declared in cash payable to shareholders that are participants in the DRIP will generally be automatically reinvested in Shares unless the investor opts out of the DRIP. As a result, shareholders who opt out of participating in the DRIP may experience accretion to the NAV of their Shares if the Fund’s Shares are trading at a premium to NAV and dilution if the Fund’s Shares are trading at a discount to NAV. The level of accretion or discount would depend on various factors, including the proportion of shareholders who participate in the DRIP, the level of premium or discount at which Shares are trading and the amount of the distribution payable to shareholders.

Net Asset Value. The NAV and liquidity, if any, of the market for shares of the Shares may be significantly affected by numerous factors, some of which are beyond the Fund’s control and may not be directly related to the Fund’s operating performance. These factors include any, or a combination of any, of the following:

•	changes in the value of the Fund’s portfolio of investments and derivative instruments as a result of changes in market factors, such as interest rate shifts, and also portfolio specific performance, such as portfolio company defaults, among other reasons;

•	changes in regulatory policies or tax guidelines, particularly with respect to RICs or BDCs;

•	loss of RIC tax treatment or BDC status;

•	distributions that exceed the Fund’s net investment income and net income as reported according to U.S. generally accepted accounting principles (“GAAP”);

•	changes in earnings or variations in operating results;

•	changes in accounting guidelines governing valuation of the Fund’s investments;

•	any shortfall in revenue or net income or any increase in losses from levels expected by the shareholders;

•	departure of the Adviser or certain of its key personnel;

•	general economic trends and other external factors; and

•	loss of a major funding source.

Preferred Shares. The Board is authorized to issue preferred shares in one or more series without shareholder approval, which could potentially adversely affect the interests of existing shareholders.

The Fund cannot assure shareholders that the issuance of preferred shares, debt securities and/or convertible debt securities would result in a higher yield or return to the holders of Shares. The issuance of preferred shares, debt securities or convertible debt would likely cause the NAV of the Shares to become more volatile. If the dividend rate on the preferred shares, or the interest rate on the debt securities and/or the convertible debt securities, were to approach the net rate of return on the Fund’s investment portfolio, the benefit of such leverage to the holders of the Shares would be reduced. If the dividend rate on the preferred shares, or the interest rate on the debt securities and/or convertible debt securities, were to exceed the net rate of return on the Fund’s portfolio, the use of leverage would result in a lower rate of return to the holders of Shares than if the Fund had not issued the preferred shares, debt securities or convertible debt securities. Any decline in the NAV of the Fund’s investment would be borne entirely by the holders of Shares. Therefore, if the market value of the Fund’s portfolio were to decline, the leverage would result in a greater decrease in NAV to the holders of Shares than if the Fund was not leveraged through the issuance of preferred shares, debt securities or convertible debt securities. This decline in NAV would also tend to cause a greater decline in the market price, if any, for the Shares.

There is also a risk that, in the event of a sharp decline in the value of the Fund’s net assets, the Fund would be in danger of failing to maintain required asset coverage ratios, which may be required by the preferred shares, debt securities or convertible debt, or the Fund’s current investment income might not be sufficient to meet the dividend requirements on the preferred shares or the interest payments on the debt securities and/or the convertible debt securities. In order to counteract such an event, the Fund might need to liquidate investments in order to fund the redemption of some or all of the preferred shares, debt securities or convertible debt. In addition, the Fund would pay (and the holders of Shares would bear) all costs and expenses relating to the issuance and ongoing maintenance of the preferred shares, debt securities, convertible debt, or any combination of these securities. Holders of preferred shares, debt securities or convertible debt may have different interests than holders of Shares and may at times have disproportionate influence over the Fund’s affairs.

The 1940 Act requires that holders of shares of preferred shares must be entitled as a class to elect two trustees at all times and to elect a majority of the trustees if dividends on such preferred stock are in arrears by two years or more, until such arrearage is eliminated. In addition, certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred shares, including changes in fundamental investment restrictions and conversion to open-end status and, accordingly, preferred shareholders could veto any such changes. Restrictions imposed on the declarations and payment of dividends or other distributions to the holders of Shares and preferred shares, both by the 1940 Act and by requirements imposed by rating agencies, might impair the Fund’s ability to maintain its tax treatment as a RIC for U.S. federal income tax purposes.

Unrealized Depreciation. Under Rule 2a-5 of the 1940 Act, the Fund is required to carry investments at market value or, if no quotation is readily available, at the fair value as determined in good faith in accordance with procedures established by the Adviser, with such procedures approved by the Board. Pursuant to Rule 2a-5, the Board intends to designate the Adviser as “Valuation Designee.” The Adviser, with the assistance of its Valuation Committee, subject to oversight by the Board, will be responsible for determining the fair value of the Fund’s investments in accordance with valuation policies and procedures approved by the Board. Decreases in the market values or fair values of the Fund’s investments relative to amortized cost are recorded as unrealized depreciation. Any unrealized losses in the Fund’s portfolio could be an indication of a portfolio company’s inability to meet its repayment obligations to the Fund with respect to the affected loans. This could result in realized losses in the future and ultimately in reductions of the Fund’s income available for distribution in future periods. In addition, decreases in the market value or fair value of the Fund’s investments will reduce the Fund’s NAV.

Pre-incentive fee net income does not include any realized or unrealized capital gains or losses or unrealized capital appreciation or depreciation. Because of the structure of the Incentive Fee, it is possible that the Fund may pay an Incentive Fee in a quarter where the Fund incurs a loss. For example, this may occur if the Fund receives pre-incentive fee net income even if the Fund has incurred a loss in that quarter due to realized and unrealized capital losses.

PIK Interest Payments. Certain of the Fund’s debt investments may contain provisions providing for the payment of PIK interest. Because PIK interest results in an increase in the size of the loan balance of the underlying loan, the receipt by the Fund of PIK interest will have the effect of increasing the Fund’s AUM. As a result, because the Management Fee that the Fund pays to the Adviser is based on the Fund’s net assets, the receipt by the Fund of PIK interest will result in an increase in the amount of the Management Fee. In addition, any such increase in a loan balance due to the receipt of PIK interest will cause such loan to accrue interest on the higher loan balance, which will result in an increase in the Fund’s pre-incentive fee net investment income and, as a result, an increase in incentive fees that are payable by the Fund to the Adviser.

To the extent original issue discount instruments, such as zero coupon bonds and PIK loans, constitute a significant portion of the Fund’s income, investors will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash, including the following: (a) the higher interest rates of PIK loans reflect the payment deferral and increased credit risk associated with these instruments, and PIK instruments generally represent a significantly higher credit risk than coupon loans; (b) PIK loans may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of any associated collateral; (c) market prices of zero-coupon or PIK securities are affected to a greater extent by interest rate changes and may be more volatile than securities that pay interest periodically and in cash, and PIKs are usually less volatile than zero-coupon bonds, but more volatile than cash pay securities; (d) because original issue discount income is accrued without any cash being received by the Fund, required cash distributions may have to be paid from offering proceeds or the sale of Fund assets without investors being given any notice of this fact; (e) the deferral of PIK interest increases the loan-to-value ratio, which is a measure of the riskiness of a loan; (f) even if the accounting conditions for income accrual are met, the borrower could still default when the Fund’s actual payment is due at the maturity of the loan; and (g) original issue discount creates risk of non-refundable cash payments to the Adviser based on non-cash accruals that may never be realized.

Distributions. The amount of any distributions the Fund may make on the Shares is uncertain. The Fund may not be able to pay distributions, or be able to sustain distributions at any particular level, and the Fund’s distributions per share, if any, may not grow over time, and the Fund’s distributions per share may be reduced. The Fund has not established any limit on the extent to which it may use borrowings, if any, and the Fund may use offering proceeds to fund distributions (which may reduce the amount of capital the Fund ultimately invests in portfolio companies).

Subject to the Board’s discretion and applicable legal restrictions, the Fund generally intends to authorize and declare cash distributions on a monthly basis and pay such distributions on a monthly basis. The Fund expects to pay distributions out of assets legally available for distribution. However, the Fund cannot assure shareholders that the Fund will achieve investment results that will allow the Fund to make a consistent targeted level of cash distributions or year-to-year increases in cash distributions. The Fund’s ability to pay distributions might be adversely affected by the impact of the risks described herein. In addition, the inability to satisfy the asset coverage test applicable to the Fund as a BDC under the 1940 Act can limit the Fund’s ability to pay distributions. Distributions from offering proceeds also could reduce the amount of capital the Fund ultimately invests in debt or equity securities of portfolio companies. The Fund cannot assure shareholders that the Fund will pay distributions to shareholders in the future.

Distributions on the Shares may exceed the Fund’s taxable earnings and profits, particularly during the period before the Fund has substantially invested the net proceeds from this offering. Therefore, portions of the distributions that the Fund pay may represent a return of capital to shareholders. A return of capital is a return of a portion of shareholders’ original investment in shares of the Fund’s Shares. As a result, a return of capital will (i) lower shareholders’ tax basis in their shares and thereby increase the amount of capital gain (or decrease the amount of capital loss) realized upon a subsequent sale or redemption of such shares, and (ii) reduce the amount of funds the Fund has for investment in portfolio companies. The Fund has not established any limit on the extent to which the Fund may use offering proceeds to fund distributions.

The Fund may pay distributions from offering proceeds in anticipation of future cash flow, which may constitute a return of shareholders’ capital and will lower shareholders’ tax basis in their shares, thereby increasing the amount of capital gain (or decreasing the amount of capital loss) realized upon a subsequent sale or redemption of such shares, even if such shares have not increased in value or have, in fact, lost value. Distributions from offering proceeds also could reduce the amount of capital the Fund ultimately has available to invest in portfolio companies.

Responsible Investment Considerations. The Fund’s business faces increasing public scrutiny related to ESG activities. The Fund risks damage to its brand and reputation if it fails to act responsibly in a number of areas, such as environmental stewardship, corporate governance and transparency and considering ESG factors in its investment processes. Adverse incidents with respect to ESG activities could impact the value of the Fund’s brand, the cost of its operations and relationships with shareholders and potential investors, all of which could adversely affect the Fund’s business and results of operations. Additionally, new regulatory initiatives related to ESG could adversely affect the Fund’s business. The Fund recognizes that a responsible approach to investing which takes into account ESG issues is an important element of its investment strategy. The Fund is committed to considering material ESG issues relevant to its investment strategy in the course of its due diligence. In this regard, effective as of January 1, 2022, the Adviser has developed a “Responsible Investment Policy” and certain tools to assist the investment team in evaluating ESG risks on a pre-investment basis to determine the potential materiality of any downside risks. The Adviser’s ESG-related materiality considerations include, but are not limited to, environmental liabilities, physical impacts of climate change, data security and the protection of customer information, labor practices, diversity, equity and inclusion practices, and compliance with applicable laws and regulations While the Adviser will attempt to gather information regarding a portfolio company on a pre-investment basis, there are certain transactions that make it more difficult to gather relevant information. There is no guarantee that all ESG information will be available for all types of transactions. Where material ESG risks are identified during its initial due diligence with respect to a portfolio company, the Adviser will incorporate such risks into its investment analysis and decision-making process. There is no guarantee that the Adviser will be able to successfully implement its ESG policy or to identify ESG risks while achieving the Fund’s investment objectives. In addition, applying ESG factors to investment decisions is qualitative and subjective by nature, and there is no guarantee that the criteria utilized by the Adviser, or any judgment exercised by the Adviser, will reflect the beliefs or values of any particular investor. There are also significant differences in interpretations of what critical ESG characteristics mean by region, industry, and topic. The Adviser’s interpretations and decisions are expected to differ from others’ views and could also evolve over time. In addition, in evaluating an investment, the Adviser expects to depend upon information and data provided by several sources, including the relevant target companies and/or various reporting sources which could be incomplete, inaccurate, or unavailable, and which could cause the Adviser to incorrectly assess a company’s ESG practices and/or related risks. The Adviser does not intend independently to verify all ESG information reported by target companies or third parties. Further, considering ESG qualities when evaluating an investment could result in the selection or exclusion of certain investments based on the Adviser’s view of certain ESG-related and other factors and could cause the Fund not to make an investment that it would have made or to make a management decision with respect to an investment differently than it would have made in the absence of the Responsible Investment Policy, which could negatively impact the Fund’s performance.

Further, ESG practices are evolving rapidly and there are different principles, frameworks, methodologies, and tracking tools being implemented by other asset managers, and the Adviser’s adoption and adherence to various such principles, frameworks, methodologies, and tools is expected to vary over time. There is also a growing regulatory interest across jurisdictions in improving transparency regarding the definition, measurement, and disclosure of ESG factors. The Adviser’s Responsible Investment Policy could become subject to additional regulation in the future, and Stone Point cannot guarantee that its current approach will meet future regulatory requirements.

Share Repurchases and Cash Reserves.

There can be no assurance that any future share repurchases will occur, or, if they occur, that they will enhance shareholder value. In addition, any future share repurchases could have a material adverse effect on the business of the Fund for the following reasons:

•	Repurchases may not prove to be the best use of the Fund’s cash resources.

•	Repurchases will diminish the Fund’s cash reserves, which could impact its ability to finance future growth and to pursue possible future strategic opportunities.

•	The Fund may incur debt or other cash resources to repurchase shares, which may affect the financial performance of the Fund’s business during future periods or its liquidity and the availability of capital for other needs of the business.

•	Repurchases may not be made at the best possible price and the market price of the Shares may decline below the levels at which the Fund repurchased Shares.

•	Any suspension, modification or discontinuance of any future share repurchase plan could result in a decrease in the trading price of the Shares.

•	Repurchases may make it more difficult for the Fund to meet the diversification requirements necessary to qualify for tax treatment as a RIC for U.S. federal income tax purposes; failure to qualify for tax treatment as a RIC would render taxable income subject to corporate-level U.S. federal income taxes.

•	Repurchases may cause non-compliance with covenants under the Fund’s financing agreements, which could have an adverse effect on the Fund’s operating results and financial condition.

Information Barriers. The Adviser currently operates without information barriers that some other firms implement to separate persons who make investment decisions from others who could possess material non-public information that could influence such decisions. To manage possible risks arising from the Adviser’s decision not to implement such barriers, the Adviser maintains policies and procedures, as described in this Registration Statement, and provides training to supervised persons with respect to conflicts of interest and how such conflicts are resolved under the Adviser’s policies and procedures. If any employee obtains material non-public information, the Fund may be restricted in acquiring or disposing of investments on behalf of the Fund and Other Sponsored Funds, which could impact the returns generated for the Fund. If Stone Point Capital acquires confidential or material non- public information, Stone Point Credit may be restricted in acquiring or disposing investments on behalf of their clients (and vice-a-versa), unless the Fund determines that an “information wall” is warranted. Notwithstanding the maintenance of policies and procedures, it is possible that the internal controls relating to the management of material non-public information could fail and result in the Fund buying or selling a security while the Adviser is in possession of material non-public information. Inadvertent trading while the Adviser is in possession of material non-public information could have adverse effects on the reputation of the Adviser and its affiliates, resulting in the imposition of regulatory or financial sanctions, and consequently, negatively impact Stone Point Credit’s ability to perform investment management services on behalf of the Fund. In addition, while the Fund currently operates without information barriers, the Fund could be required by certain regulations, or decide that it is advisable, to establish information barriers. In such event, Stone Point’s ability to operate as an integrated platform could change, which would limit Stone Point Credit to managing the investments of the Fund and Other Sponsored Funds in the way it currently manages investments.

Risks Relating to this Offering

Non-Diversified Investment Company. The Fund intends to operate as a non-diversified investment company within the meaning of the 1940 Act, which means that the Fund will not be limited by the 1940 Act with respect to the proportion of its assets that it may invest in a single issuer. However, the Fund from time to time in the future may be considered a diversified management investment company within the meaning of the 1940 Act. Beyond the asset diversification requirements associated with the Fund’s qualification as a RIC for U.S. federal income tax purposes, the Fund does not have fixed guidelines for diversification. While the Fund is not targeting any specific industries, its investments may be focused on relatively few industries. To the extent that the Fund holds large positions in a small number of issuers, or within a particular industry, the Fund’s NAV may be subject to greater fluctuation. The Fund may also be more susceptible to any single economic or regulatory occurrence or a downturn in particular industry.

Difficulty of Locating Suitable Investments. There can be no assurance that there will be a sufficient number of suitable investment opportunities satisfying the investment objectives of the Fund to enable the Fund to invest all of its committed capital, or that such investment opportunities will lead to completed investments by the Fund. Identification of attractive investment opportunities is difficult, and the availability of investment opportunities generally will be subject to market conditions and the prevailing regulatory and economic climate.

Co-investment with Third Parties. The Fund may co-invest in portfolio companies with third parties (including Stone Point Credit and certain of its affiliates) through partnerships, joint ventures or other arrangements. Such investments may involve risks not present in investments where a third party is not involved, including the possibility that a third party co-venturer or partner may at any time have economic or business interests or goals that are inconsistent with those of the Fund or may be in a position to take action contrary to the Fund’s investment objectives. In addition, the Fund may under certain circumstances be liable for actions of their third-party co-venturers or partners.

The Fund may be prohibited under the 1940 Act from participating in certain transactions with its affiliates without the prior approval of the Independent Trustees and, in some cases, the prior approval of the SEC. The Order permits the Fund to co-invest alongside other funds/vehicles managed by the Adviser or certain of its affiliates, or alongside the Adviser or certain of its affiliates in a principal capacity, in a manner consistent with the Fund’s investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. The Order further provides that the Fund will receive its pro rata share of any transaction fees, based on its relative share of the amount invested or committed, as applicable, in the transaction. The Adviser’s investment allocation policy seeks to ensure equitable allocation of investment opportunities between the Fund and other Credit Funds and certain affiliates of the Adviser. While an affiliated broker-dealer or other financial affiliate (“Financial Affiliate”) of the Adviser from time to time may be permitted, subject to the terms of the Order, to participate as principal in a co-investment transaction in which the Fund also participates, in no event will the Financial Affiliate acquire any such investment at a price more favorable than that offered to the Fund. As a result of the exemptive relief, there could be significant overlap in the Fund’s investment portfolio and the investment portfolio of other Credit Funds that could avail themselves of the exemptive relief.

In situations when co-investment with other Credit Funds is not permitted under the 1940 Act and related rules, existing or future staff guidance, or the terms and conditions of the Order, the Adviser and/or its affiliates will need to decide which client or clients will proceed with the investment.

Minority Investments. The Fund may make minority investments, or may make investments in “club” deals alongside entities sponsored by other private credit or private equity firms, in portfolio companies where the Fund may not have the right to appoint a director or otherwise be able to control or effectively influence the business or affairs of such entities. The entity in which a Fund investment is made may have economic or business interests or goals that are inconsistent with those of the Fund, and the Fund may not be able to limit or otherwise protect the value of its investment in the portfolio company. In addition, although the Fund may seek board representation in connection with certain investments, there is no assurance that such representation, if sought, will be obtained. In all such cases, the Fund will rely significantly on the existing management and boards of directors of portfolio companies, which may include representatives of investors with whom the Fund is not affiliated and whose interests may conflict with the interests of the Fund.

Follow-On Investments. The Fund may make follow-on investments in certain portfolio companies or have the opportunity to increase an investment in certain portfolio companies. There can be no assurance that the Fund will wish to make follow-on investments or that it will have sufficient funds to do so. Any decision by the Fund not to make follow-on investments or its inability to make them may have a substantial negative impact on a portfolio company in need of such an investment or may diminish the Fund’s ability to influence the portfolio company’s future development. The Fund’s ability to make follow-on investments may also be limited by the Adviser’s allocation policies and procedures. In situations where co-investment with other clients of the Adviser or its affiliates is not permitted under the 1940 Act and related rules, existing or future staff guidance, or the terms and conditions of the Order, the Adviser will need to decide which client or clients will proceed with the investment. Under the Adviser’s allocation policy, the Adviser is required to allocate follow-on investments in portfolio companies based on the order in which the Fund invested in such portfolio companies, with priority to the Fund’s earlier investments.

Limitations on Leverage. The Fund may, subject to the limitations described below, incur leverage in connection with its operations, collateralized by its assets and/or capital commitments. The amount of leverage that the Fund employs will depend on the Adviser’s and the Board’s assessment of market and other factors at the time of any proposed borrowing. The use of leverage by the Fund may have important consequences to the shareholders, including, but not limited to, the following: (a) greater fluctuations in the NAV of the Fund; (b) use of cash flow for debt service and related costs and expenses, rather than for additional investments, distributions or other purposes; (c) increased interest expense if interest rate levels were to increase significantly; (d) limitation on the flexibility of the Fund to make distributions to the shareholders (and investors should specifically note in this regard that, for the avoidance of doubt, in connection with one or more credit facilities entered into by the Fund, distributions to the investors may be subordinated to payments required in connection with any indebtedness contemplated thereby); (e) in certain circumstances, the Fund may be required to dispose of investments at a loss or otherwise on unattractive terms in order to service its debt obligations or meet its det covenants; (f) the amount and timing of contributions and distributions to shareholders may be affected in a manner that may have potentially adverse consequences to shareholders; (g) result in lower multiples of cost (but enhanced IRRs) for equity investments; and (h) in the case of certain tax-exempt entities, tax on UBTI in respect of acquisition indebtedness. There can be no assurance that the Fund will have sufficient cash flow to meet its debt service obligations. As a result, the Fund’s exposure to losses may be increased due to the illiquidity of its investments generally.

In addition, the Fund may need to refinance its outstanding debt as the debt matures. There is a risk that the Fund may not be able to refinance existing debt or that the terms of any refinancing may not be as favorable as the terms of the existing loan agreements. If prevailing interest rates or other factors at the time of refinancing result in higher interest rates upon refinancing, then the interest expense relating to that refinanced indebtedness would increase. These risks could adversely affect the Fund’s financial condition, cash flows and return on its investments. A credit agreement or borrowing facility frequently will contain other terms that restrict the activities of the Fund and the shareholders or impose additional obligations on them. For example, certain lenders or facilities are expected to impose restrictions on the Fund’s ability to consent to the transfer of a shareholder’s interest in the Fund or impose concentration or other limits on the Fund’s investments, and/or financial or other covenants, that could affect the implementation of the Fund’s investment strategy. The Fund and any other parallel investment entities, alternative investment vehicles and/or co-investment vehicles may be jointly and severally liable for all credit support obligations in respect of investments or under any Fund-related credit facility. Therefore, in the event that one or more investors of the Fund and/or investors of any other parallel investment entities, alternative investment vehicles and/or co-investment vehicles fail to satisfy a drawdown or otherwise default on their contribution obligations pursuant to the credit support, such amount would be drawn on a pro rata basis from non-defaulting investors and/or investors of any other parallel investment entities, alternative investment vehicles and/or co-investment vehicles up to the remaining amount of their respective unfunded capital commitments. As a result of the incurrence of indebtedness on a joint and several or cross-collateralized basis, the Fund may be required to contribute amounts in excess of its pro rata share, including additional capital to make up for any shortfall if such vehicles are unable to repay their pro rata share of such indebtedness. However, subject to the terms on borrowing under the Fund’s Governing Agreements, only the Fund’s pro rata share (based on the amounts invested or proposed to be invested in the investment or the proposed investment) of any such indebtedness will be counted for purposes of the limitations on borrowing.

In connection therewith, credit facilities may be secured by an assignment of the shareholders’ unfunded capital commitments or the Fund’s portfolio investments and assets. Shareholders may be required to acknowledge their obligation to pay their share of such indebtedness up to the amount of their unfunded capital commitments or to acknowledge the right of such lender to call on such shareholders to fund their commitments. The Governing Agreements may provide a lender with the right to receive detailed due diligence and credit-related information regarding the shareholders. The Adviser reserves the right, in its sole discretion, to waive these requirements for certain shareholders, which may have an adverse effect on the Fund’s ability to obtain such credit facility or terms thereof. In addition, subject to the limitations in the Governing Agreements, the Fund’s financing arrangements could be structured generally as a portfolio financing where multiple investments are cross-collateralized and are subject to the risk of loss. As a result, the Fund could lose its interests in one or more performing investments in the event any investment is cross-collateralized with poorly performing or non-performing investments. The Fund’s assets, including any investments made by the Fund and any capital held by the Fund, are available to satisfy all liabilities and other obligations of the Fund. If the Fund defaults on secured indebtedness, the lender could foreclose and the Fund could lose its entire investment in the collateral for such loan. If the Fund itself becomes subject to a liability, parties seeking to have the liability satisfied could have recourse to the Fund’s assets generally and not be limited to any particular asset, such as the investment giving rise to the liability. In the event of a sudden, precipitous drop in the value of the Fund’s assets, the Fund might not be able to dispose of assets quickly enough to pay off its debt, resulting in a foreclosure or other total loss of some or all of the pledged assets. Fund-level debt facilities typically include other covenants such as, but not limited to, covenants against the Fund incurring or being in default under other recourse debt, including certain fund level guarantees of asset-level debt, which, if triggered, could cause adverse consequences to the Fund if it is unable to cure or otherwise mitigate such breach. Also any bankruptcy, insolvency or default by a counterparty to the Fund could result in a loss of the Fund’s investments, including, for example, where fund assets and securities are re-hypothecated or otherwise held by such counterparties and become subject to general claims of their creditors.

As a BDC, generally, the ratio of the Fund’s total assets (less total liabilities other than indebtedness represented by senior securities) to the Fund’s total indebtedness represented by senior securities plus any preferred shares, if any, must be at least 200%; however, legislation enacted in March 2018 has modified the 1940 Act by allowing a BDC to increase the maximum amount of leverage it may incur from an asset coverage ratio of 200% to an asset coverage ratio of 150%, if certain requirements are met. This means that generally, the Fund can borrow up to $1 for every $1 of investor equity (or, if certain conditions are met, the Fund can borrow up to $2 for every $1 of investor equity). The Fund may reduce its asset coverage ratio to 150% and, in connection with their subscription agreements, the shareholders are required to acknowledge the Fund’s ability to operate with an asset coverage ratio that may be as low as 150%. If this ratio declines below 150%, the Fund cannot incur additional debt and could be required to sell a portion of its investments to repay some indebtedness when it may be disadvantageous to do so. This could have a material adverse effect on the Fund’s operations, and the Fund may not be able to service its debt or make distributions.

In addition, as market conditions permit, the Fund may securitize its loans to generate cash for funding new investments. To securitize loans, the Fund may create a wholly owned subsidiary, contribute a pool of loans to the subsidiary and have the subsidiary issue debt securities or loans to purchasers who would be expected to be willing to accept a substantially lower interest rate than the loans earn. The Fund would retain all or a portion of the equity in the securitized pool of loans. The Fund’s retained equity would be exposed to any losses on the portfolio of loans before any of the debt securities would be exposed to such losses.

Leverage magnifies the potential for loss on investments in the Fund’s indebtedness and on invested equity capital. As the Fund uses leverage to partially finance its investments, shareholders will experience increased risks of investing in the Fund’s securities. If the value of the Fund’s assets increases, then leveraging would cause the NAV attributable to the Shares to increase more sharply than it would have had the Fund not leveraged. Conversely, if the value of the Fund’s assets decreases, leveraging would cause NAV to decline more sharply than it otherwise would have had the Fund not leveraged its business. Similarly, any increase in the Fund’s income in excess of interest payable on the borrowed funds would cause the Fund’s net investment income to increase more than it would without the leverage, while any decrease in the Fund’s income would cause net investment income to decline more sharply than it would have had the Fund not borrowed. Such a decline could negatively affect the Fund’s ability to pay dividends on its Shares, scheduled debt payments or other payments related to the Fund’s securities.

Hedging Policies/Risks. In connection with certain portfolio investments, the Fund may employ hedging techniques designed to reduce the risk of adverse movements in interest rates, securities prices and currency exchange rates. While such transactions may reduce certain risks, such transactions themselves may entail certain other risks. Thus, while the Fund may benefit from the use of these hedging mechanisms, unanticipated changes in interest rates, securities prices, currency exchange rates and other factors may result in a poorer overall performance for the Fund than if it had not entered into such hedging transactions. The successful utilization of hedging and risk management transactions requires skills that are separate from the skills used in selecting and monitoring investments.

Derivatives and Financial Commitment Transactions. The Fund may invest in derivatives and other assets that are subject to many of the same types of risks related to the use of leverage. In October 2020, the SEC adopted Rule 18f-4 under the 1940 Act that governs the use of derivatives (defined to include any swap, security-based swap, futures contract, forward contract, option or any similar instrument) as well as financial commitment transactions (defined to include reverse repurchase agreements, short sale borrowings and any firm or standby commitment agreement or similar agreement) by BDCs. Under Rule 18f-4, the Fund is required to trade derivatives and other transactions that create future payment or delivery obligations (except reverse repurchase agreements and similar financing transactions) subject to a value-at-risk (“VaR”) leverage limit and certain derivatives risk management program and reporting requirements. Generally, these requirements apply unless the Fund satisfies a “limited derivatives users” exception that is included in Rule 18f-4. Under Rule 18f-4, when the Fund trades reverse repurchase agreements or similar financing transactions, including certain tender option bonds, it needs to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating the Fund’s asset coverage ratio or treat all such transactions as derivatives transactions. Reverse repurchase agreements or similar financing transactions aggregated with other indebtedness do not need to be included in the calculation of whether the Fund satisfies the limited derivatives users exception, but for funds subject to the VaR testing requirement, reverse repurchase agreements and similar financing transactions must be included for purposes of such testing whether treated as derivatives transactions or not. These requirements may limit the ability of the Fund to use derivatives, short sales, and reverse repurchase agreements and similar financing transactions as part of its investment strategies. These requirements may increase the cost of the Fund’s investments and cost of doing business, which could adversely affect investors.

The Fund has adopted policies and procedures in compliance with Rule 18f-4. The Fund expects to qualify as a “limited derivatives user.” Future legislation or rules may modify how the Fund treats derivatives and other financial arrangements for purposes of the Fund’s compliance with the leverage limitations of the 1940 Act. Future legislation or rules may modify how leverage is calculated under the 1940 Act and, therefore, may increase or decrease the amount of leverage currently available to the Fund under the 1940 Act, which may be materially adverse to the Fund and the Fund’s investors.

Portfolio Company Management. Each portfolio company’s day-to-day operations are the responsibility of such company’s management team. Although the Adviser is responsible for monitoring the performance of each portfolio investment there can be no assurance that the existing management team, or any successor, will be able to successfully operate the portfolio company in accordance with the Fund’s plans. The success of each portfolio company depends in substantial part upon the skill and knowledge of each portfolio company’s management team.

Operating and Financial Risks of Portfolio Companies. Companies in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in their business, a change in the competitive environment, or an economic downturn. As a result, companies which the Fund expects to be stable may operate, or expect to operate, at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or to maintain their competitive position, or may otherwise have a weak financial condition or be experiencing financial distress. In some cases, the success of the Fund’s investment strategy will depend, in part, on the ability of the Fund to restructure and/or effect improvements in the operations of a portfolio company. The activity of identifying and implementing restructuring programs and operating improvements at portfolio companies entails a high degree of uncertainty. There can be no assurance that the Fund will be able to successfully identify and implement such restructuring programs and improvements.

Projections and Third-Party Reports. The Fund will generally make investments based on projections of the operating results of portfolio companies, the market environment and views/assumptions on default rates, recoveries, interest rate movements and technical market factors. Projected operating results will normally be based primarily on the guidance of the company’s management and be justified by the Adviser’s judgments or third-party advice and reports. In all cases, projections are only estimates of future results that are based upon assumptions made at the time that the projections are developed. There can be no assurance that the projected results will be achieved, and actual results may vary significantly from the projections. General economic, natural and other conditions, which are not predictable, can have an adverse impact on the reliability of such projections.

Risks Relating to the Fund’s Investments

Interest Rates. Because the Fund may borrow money to make investments, the Fund’s net investment income will depend, in part, upon the difference between the rate at which the Fund borrows funds and the rate at which the Fund invests those funds. As a result, the Fund can offer no assurance that a significant change in market interest rates will not have a material adverse effect on the Fund’s net investment income.

A reduction in interest rates on new investments relative to interest rates on current investments could have an adverse impact on the Fund’s net investment income. However, an increase in interest rates could decrease the value of any investments which earn fixed interest rates and also could increase the Fund’s interest expense, thereby decreasing the Fund’s net income. Also, an increase in interest rates available to investors could make an investment in Shares less attractive if the Fund is not able to increase its dividend rate, which could reduce the value of the Shares. Further, rising interest rates could also adversely affect the Fund’s performance if such increases cause its borrowing costs to rise at a rate in excess of the rate that the Fund’s investments yield.

Increases in interest rates can make it more expensive to finance the Fund’s investments and to refinance any financing arrangements. In addition, certain financing arrangements of the Fund may provide for adjustments in the loan interest rate along with changes in market interest rates. Therefore, in periods of rising interest rates, to the extent the Fund borrows money subject to a floating interest rate, the Fund’s cost of funds would increase, which could reduce the Fund’s net investment income. Further, rising interest rates could also adversely affect the Fund’s performance if it holds investments with floating interest rates, subject to specified minimum interest rates (such as an applicable reference rate floor), while at the same time engaging in borrowings subject to floating interest rates not subject to such minimums. In such a scenario, rising interest rates may increase the Fund’s interest expense, even though its interest income from investments is not increasing in a corresponding manner as a result of such minimum interest rates.

If general interest rates rise, there is a risk that the portfolio companies in which the Fund holds floating rate securities will be unable to pay escalating interest amounts, which could result in a default under their loan documents with the Fund. Rising interest rates could also cause portfolio companies to shift cash from other productive uses to the payment of interest, which may have a material adverse effect on their business and operations and could, over time, lead to increased defaults. In addition, rising interest rates may increase pressure on the Fund to provide fixed rate loans to the Fund’s portfolio companies, which could adversely affect the Fund’s net investment income, as increases in the Fund’s cost of borrowed funds would not be accompanied by increased interest income from such fixed-rate investments.

Risks Related to Investments in Loans. The Fund invests primarily by making loans, either through primary issuances or in secondary transactions, including potentially on a synthetic basis (i.e., through the use of derivatives, participations or assignments). The value of such loans may be detrimentally affected to the extent a borrower defaults on its obligations. There can be no assurance that the value assigned by the Fund to collateralize an underlying loan can be realized upon liquidation, nor can there be any assurance that any such collateral will retain its value. Furthermore, circumstances could arise (such as in the bankruptcy of a borrower) that could cause the Fund’s security interest in the loan’s collateral to be invalidated. Also, much of the collateral will be subject to restrictions on transfers intended to satisfy securities regulations, which will limit the number of potential purchasers if the Fund intends to liquidate such collateral. The amount realizable with respect to a loan may be detrimentally affected if a guarantor, if any, fails to meet its obligations under a guarantee. Finally, there may be a monetary, as well as a time, cost involved in collecting on defaulted loans and, if applicable, taking possession of various types of collateral.

Investments in Privately Held Companies. The Fund will acquire a significant percentage of its portfolio company investments from privately held companies in directly negotiated transactions. Substantially all of these investments are subject to legal and other restrictions on resale or are otherwise less liquid than exchange-listed securities or other securities for which there is an active trading market. The Fund typically would be unable to exit these investments unless and until the portfolio company has a liquidity event such as a sale, refinancing, or initial public offering.

The illiquidity of the Fund’s investments may make it difficult or impossible for the Fund to sell such investments if the need arises. In addition, if the Fund is required to liquidate all or a portion of its portfolio quickly, the Fund may realize significantly less than the value at which the Fund has previously recorded its investments, which could have a material adverse effect on the Fund’s business, financial condition and results of operations.

Moreover, investments purchased by the Fund that are liquid at the time of purchase may subsequently become illiquid due to events relating to the issuer, market events, economic conditions or investor perceptions.

Investments in Private and Middle-Market Companies. Investments in private and middle-market companies involve a number of significant risks. Generally, little public information exists about these companies, and the Fund will rely on the ability of the Adviser’s investment professionals to obtain adequate information to evaluate the potential returns from investing in these companies. If the Adviser is unable to uncover all material information about these companies, it may not make a fully informed investment decision, and the Fund may lose money on its investments. Middle-market companies generally have less predictable operating results and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. Middle-market companies may have limited financial resources, may have difficulty accessing the capital markets to meet future capital needs and may be unable to meet their obligations under their debt securities held by the Fund, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of the Fund realizing any guarantees it may have obtained in connection with its investment. In addition, such companies typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. Additionally, middle-market companies are more likely to depend on the management talents and efforts of a small group of persons. Therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on a portfolio company and, in turn, on the Fund. Middle-market companies also may be parties to litigation and may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence. In addition, the Fund’s executive officers, trustees and the Adviser may, in the ordinary course of business, be named as defendants in litigation arising from the Fund’s investments in the portfolio companies.

Investments in Publicly Traded Companies. The Fund’s investment portfolio may contain securities or instruments issued by publicly held companies. Such investments may subject the Fund to risks that differ in type or degree from those involved with investments in privately held companies. Such risks include, without limitation, greater volatility in the valuation of such companies, increased obligations to disclose information regarding such companies, limitations on the ability of the Fund to dispose of such securities or instruments at certain times, increased likelihood of shareholder litigation against such companies’ board members and increased costs associated with each of the aforementioned risks. Moreover, the Fund may not have the same access to information in connection with investments in public securities, either when investing in a potential investment or after making an investment, as compared to privately negotiated investments. Furthermore, the Fund may be limited in its ability to make investments, and to sell existing investments, in public securities because the Adviser and/or Stone Point may be deemed to have material, non-public information regarding the issuers of those securities or as a result of other internal policies.

Investments in Securitizations, Asset-Backed Securities and other Structured Investments. The Fund may invest in securitizations, which are generally limited recourse obligations payable solely from the underlying assets (“Securitization Assets”) of the issuer or proceeds thereof. Consequently, holders of equity or other securities issued by such securitization vehicles (“Collateralized Securities”) must rely solely on cash flows from the Securitization Assets for payment in respect thereof. The Securitization Assets may include, without limitation, broadly-syndicated leveraged loans, middle-market bank loans, consumer receivables (i.e. credit card receivables, automobile loans, student loans), commercial receivables (i.e. small business loans, equipment leases), mortgages, corporate bonds, mezzanine debt and second-lien leveraged loans, among others, which are subject to liquidity, market value, credit, interest rate, reinvestment and certain other risks. The investment characteristics of Collateralized Securities differ from traditional debt securities. Among the major differences are that interest and principal payments are often made more frequently, for example monthly, and that the outstanding principal can generally be prepaid if the underlying Securitization Assets are repaid faster than scheduled or anticipated.

Asset-backed securities (“ABS”) are backed by pools of wide-ranging assets, including, for example, loans, leases, real property, rental payments, and credit card receivables, automobile receivables and student loans, which represent obligations of numerous different parties and use credit enhancement techniques such as overcollateralization, reserve accounts, letters of credit and preference rights. The value of ABS can be affected by changes in the market’s perception of the underlying assets and the creditworthiness of the servicer for the asset pool or the originator of the assets. Consumer loan ABS in which the Fund may invest can often be backed by unsecured obligations of numerous individuals and the debtors are entitled to the protection of a number of consumer loan laws, many of which give such debtors the right to set off certain amounts, thereby reducing the balance due. Further, consumer protection laws are subject to change. For example, calls for permanent forgiveness of student debt by federal and state governments, and increased review of student loan servicing practices, if enacted, could have an adverse impact on the Fund’s returns in such investments.

In addition, investments in subordinated classes of ABS involve greater credit risk of impairment than senior classes of the same issue or series. Credit risks can also be pronounced in the case of ABS secured by, or evidencing an interest in, a relatively small or less diverse pool of underlying assets. Certain subordinated securities, such as residual certificates or structured equity, absorb all losses from collateral defaults before any other class of securities is at risk, particularly if such securities have been issued with little or no credit enhancement. Such securities, therefore, possess some of the attributes typically associated with equity investments.

Exposure to structured finance securities entails various risks: credit risks, liquidity risks, prepayment risks, interest rate risks, market risks, operations risks, structural risks, geographical concentration risks, basis risks and legal risks. Structured finance securities are also subject to the risk that the servicer fails to perform. Structured finance securities are subject to risks associated with their structure and execution, including the process by which principal and interest payments are allocated and distributed to investors, how credit losses affect the issuing vehicle and the return to investors in such structured finance securities, whether the collateral represents a fixed set of specific assets or accounts, whether the underlying collateral assets are revolving or closed-end, under what terms (including maturity of the structured finance instrument) any remaining balance in the accounts may revert to the issuing entity and the extent to which the entity that is the actual source of the collateral assets is obligated to provide support to the issuing vehicle or to the investors in such structured finance securities.

Foreign Investments. The Fund will accept subscriptions and will maintain books and records in U.S. dollars although the Fund may invest a portion of capital outside of the United States (and in various foreign currencies). Investment in foreign securities involves certain factors not typically associated with investing in U.S. securities, including risks relating to: (i) currency exchange matters, including fluctuations in the rate of exchange between the dollar and the various foreign currencies in which the Fund’s foreign investments are denominated, and costs associated with conversion of investment principal and income from one currency into another; (ii) differences between the U.S. and foreign securities markets, including potential price volatility in and relative liquidity of some foreign securities markets, the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and less government supervision and regulation; (iii) certain economic, social and political risks, including potential exchange control regulations and restrictions on foreign investment and repatriation of capital, the risks of political, economic or social instability and the possibility of expropriation or confiscatory taxation; and (iv) the possible requirement of financing and structuring alternatives and exit strategies that differ substantially from those commonly used in the United States. In addition, the Fund and the shareholders could become subject to additional or unforeseen taxation in foreign jurisdictions in which the Fund invests, and changes to taxation treaties (or their interpretation) between the jurisdiction of a shareholder and the countries in which the Fund invests may adversely affect the tax treatment of such shareholder. The foregoing factors may increase transaction costs and adversely impact the value of the Fund’s investments in non-U.S. portfolio companies.

Difficulties Upon Exit. The Fund’s investments are subject to various risks, particularly the risk that the Fund will be unable to realize its investment objectives by sale or other disposition at attractive prices or be unable to complete any exit strategy. Dispositions of investments may be subject to contractual and other limitations on transfer or other restrictions that would interfere with subsequent sales of such investments or adversely affect the terms that could be obtained upon any disposition thereof. There can be no assurance that a public market will develop for any of the Fund’s investments or that the Fund will otherwise be able to realize such investments. Therefore, there can be no assurance that the Fund will realize net profits or achieve returns commensurate with the risks associated with the investments, or that the Fund will not experience losses in its investments, which may be substantial.

Risks of Investing in a Credit Vehicle. In addition to the foregoing risks, investing in the Fund presents certain risks, including, but not limited to, risks associated with: credit, investments in loans, “higher-yielding” debt securities, stressed and distressed investments, investments in public companies, credit ratings, prepayment, and interest rates.

The Fund has a very broad mandate with respect to the type and nature of securities in which it may invest. While some of the loans in which the Fund will invest may be secured, the Fund may also invest in debt or preferred equity securities that are either unsecured or subordinated to substantial amounts of senior indebtedness, or a significant portion of which may be unsecured. In such instances, the ability of the Fund to influence a portfolio company’s affairs, especially during periods of financial distress or following an insolvency, is likely to be substantially less than that of senior creditors. For example, under terms of subordination agreements, senior creditors are typically able to block the acceleration of the debt or other exercises by the Fund of its rights as a creditor. Accordingly, the Fund may not be able to take the steps necessary to protect its investments in a timely manner or at all. In addition, the debt securities in which the Fund will invest may not be protected by financial covenants or limitations upon additional indebtedness, may have limited liquidity and may not be rated by a credit rating agency.

Credit Risk. One of the fundamental risks associated with investments by the Fund is credit risk, which is the risk that an issuer will be unable to make principal and interest payments on its outstanding debt obligations when due. The return to shareholders would be adversely impacted if an issuer of debt in which the Fund invests becomes unable to make such payments when due. Although the Fund may make investments that are believed to be secured by specific collateral, the value of which may initially exceed the principal amount of such investments or the fair value of such investments, there can be no assurance that the liquidation of any such collateral would satisfy the borrower’s obligation in the event of non-payment of scheduled interest or principal payments with respect to such investment, or that such collateral could be readily liquidated. The Fund may also invest in unsecured loans, which involves a higher degree of risk than senior secured loans. Furthermore, the Fund’s right to payment and its security interest, if any, may be subordinated to the payment rights and security interests of a senior lender, to the extent applicable. Certain of these investments may have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the investment. In addition, loans may provide for payments-in-kind, which have a similar effect of deferring current cash payments. In such cases, a portfolio company’s ability to repay the principal of an investment may depend on a liquidity event or the long-term success of the company, the occurrence of which is uncertain.

With respect to the Fund’s investments in any number of credit products, if the borrower or issuer breaches any of the covenants or restrictions under the credit agreement that governs loans of such issuer or borrower, it could result in a default under the applicable indebtedness as well as the indebtedness held by the Fund. Such default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. This could result in an impairment or loss of the Fund’s investment or a pre-payment (in whole or in part) of the Fund’s investment.

Similarly, while the Fund generally targets investing in companies it believes are of high quality, these companies could still present a high degree of business and credit risk. Companies in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in their business, a change in the competitive environment or the continuation or worsening of the current (or any future) economic and financial market downturns and dislocations. As a result, companies that the Fund expected to be stable or improve may operate, or expect to operate, at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or maintain their competitive position, or may otherwise have a weak financial condition or experience financial distress. In addition, exogenous factors such as fluctuations of the equity markets also could result in warrants and other equity securities or instruments owned by the Fund becoming worthless.

Risks Related to Loan Prepayments. The loans in the Fund’s investment portfolio generally may be prepaid at any time, mostly with little advance notice. Whether a loan is prepaid will depend both on the continued positive performance of the portfolio company and the existence of favorable financing market conditions that allow such company the ability to replace existing financing with less expensive capital. As market conditions change, the Fund does not know when, and if, prepayment may be possible for each portfolio company. In some cases, the prepayment of a loan may reduce the Fund’s achievable yield if the capital returned cannot be invested in transactions with equal or greater expected yields, which could have a material adverse effect on the Fund’s business, financial condition and results of operations.

Risks Associated with Covenant-Lite Loans. A significant number of leveraged loans in the market may consist of loans that either have no financial maintenance covenants or have financial maintenance covenants that apply to a revolving credit facility, as applicable (“Covenant-Lite Loans”). While the Fund does not intend to invest in Covenant-Lite Loans as part of its principal investment strategy, it is possible that such loans may comprise a portion of the Fund’s portfolio. Such loans do not require the borrower to maintain debt service or other financial ratios. Ownership of Covenant-Lite Loans may expose the Fund to different risks, including with respect to liquidity, price volatility, ability to restructure loans, credit risks and less protective loan documentation than is the case with loans that also contain financial maintenance covenants.

Potential Material and Adverse Effects of Market Conditions on Debt and Equity Capital Markets. From time to time, capital markets may experience periods of disruption and instability. For example, from 2008 to 2009, the global capital markets were unstable as evidenced by the lack of liquidity in the debt capital markets, significant write-offs in the financial services sector, the repricing of credit risk in the broadly syndicated credit market and the failure of major financial institutions. Despite actions of the U.S. federal government and various foreign governments, these events contributed to worsening general economic conditions that materially and adversely impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and financial services firms in particular. While market conditions have improved from the beginning of the disruption, there have been recent periods of volatility, such as during the coronavirus pandemic (“COVID-19”), and there can be no assurance that adverse market conditions will not repeat themselves in the future. If these adverse and volatile market conditions continue, the Fund and other companies in the financial services sector may have to access, if available, alternative markets for debt and equity capital in order to grow. Equity capital may be particularly difficult to raise during periods of adverse or volatile market conditions because, subject to some limited exceptions, as a BDC, the Fund is generally not able to issue additional Shares at a price less than NAV per share without first obtaining approval for such issuance from shareholders and the Fund’s Independent Trustees.

Moreover, the re-appearance of market conditions similar to those experienced from 2008 through 2009 for any substantial length of time could make it difficult for the Fund to borrow money or to extend the maturity of or refinance any indebtedness the Fund may have under similar terms and any failure to do so could have a material adverse effect on the Fund’s business. The debt capital that will be available to the Fund in the future, if any, may be at a higher cost and on less favorable terms and conditions than what the Fund is currently able to access. If the Fund is unable to raise or refinance debt, the Fund may be limited in its ability to make new commitments or to fund existing commitments to its portfolio companies.

Given the extreme volatility and dislocation in the capital markets over the past several years, many BDCs have faced, and may in the future face, a challenging environment in which to raise or access capital. In addition, significant changes in the capital markets, including the extreme volatility and disruption over the past several years, has had, and may in the future have, a negative effect on the valuations of the Fund’s investments and on the potential for liquidity events involving these investments.

As a BDC, the Fund needs the ability to raise additional capital for investment purposes on an ongoing basis. Without sufficient access to the capital markets, the Fund may be forced to curtail business operations or may not be able to pursue new investment opportunities. An inability to raise capital or access debt financing could negatively affect the Fund’s business, inhibit the Fund’s ability to scale operations, and lead to an increase in operating expenses as a percentage of the Fund’s net assets. Disruptive conditions in the financial industry and any new legislation in response to those conditions could restrict the Fund’s business operations and could adversely impact the Fund’s results of operations and financial condition.

Use of Expert Networks and Data Analytics. In connection with the evaluation of potential investment opportunities, the Adviser engages expert networks and uses data analytics, including data provided by third-party vendors. The Adviser seeks to avoid inadvertently obtaining confidential information from expert networks and data analytics and has therefore implemented policies and procedures to mitigate the risk that the use of expert networks (in the case of Stone Point Credit) or data analytics could result in the receipt of confidential information by investment professionals. However, because the Adviser’s business operates on an integrated platform without information barriers, if such controls fail and an investment professional obtains material nonpublic information, the Adviser could be restricted in acquiring or disposing of investments on behalf of the Fund, which could impact the returns generated for the Fund.

Risks Related to Warehousing Transactions.

The Fund may enter into one or more warehousing transactions. The Fund may not be able to consummate or realize the anticipated benefits from any such warehousing transaction. Under certain warehousing transactions, the Fund may agree to purchase assets from a warehouse provider at prices based on cost plus adjustments designed to give such warehousing provider the economic benefits of accrued but unpaid interest and structuring fees and original issue discount, while such warehouse provider holds the assets. As a result, the Fund generally will not receive any benefit of holding the investments in a warehouse until it has acquired such assets from such warehouse provider, and certain benefits of the acquisition of the assets (such as discounted purchase prices resulting from structuring fees or original issue discount), may have deteriorated by the time it acquires the assets.

Purchases of assets from a warehouse provider will be at prices determined under the warehousing transaction which may differ from the assets’ market prices at the time of such purchase. As a result, the Fund may pay more or less than the current market value of such assets when the Fund acquires them. The Fund may be required to purchase such assets even if they are in default. Certain warehousing agreements may also provide the Fund with options to purchase certain assets at fair market value at the time of purchase, although a warehouse provider could retain the option to reject any purchase offers from the Fund and retain such assets.

The Fund may not be able to raise sufficient funds to purchase all of the assets in a warehouse. In that case, the Fund will be obligated to, or to cause an affiliate to, assume management of such assets on behalf of the warehouse provider (including by transferring such assets to a different fund vehicle) and to cause the terms governing such fund vehicle to be substantially similar to fund vehicles of the same type that warehouse provider has invested in with the Fund or such affiliate, with economics more favorable to or substantially similar to the economics that the warehouse provider would have paid to the Fund as an investor in the Fund on an aggregate basis. Additionally, even if the Fund has sufficient funds to purchase the assets in a warehouse, it may not have sufficient funds to make other investments. The Fund may also borrow to obtain funds necessary to purchase assets from a warehouse.

General Risk Factors

Market Risks. General economic conditions may affect the Fund’s activities. Interest rates, the price of securities and participation by other investors in the financial markets may also affect the value of securities purchased by and the number of investments made by the Fund.

Inflation Risks. The U.S. Federal Reserve (the “Fed”) and certain other central banks or monetary authorities have increased interest rates at significant levels and may continue to increase or maintain interest rates at increased levels. It is difficult to predict the magnitude or timing of these interest rate increases and the impact these actions will have on the Fund’s portfolio companies and the markets where they operate. Typically, as inflation rises, a portfolio company will earn more revenue but also will incur higher expenses; as inflation declines, a portfolio company might be unable to reduce expenses in line with any resulting reduction in revenue. A rise in real interest rates would likely result in higher financing costs for portfolio companies and could therefore result in a reduction in the amount of cash available for distribution to investors or the value of the portfolio company. If a portfolio company is unable to increase its revenue or pass any increases in its costs along to its customers during times of higher inflation, its profitability and its ability to pay interest and principal on its loans could be adversely affected, particularly if interest rates rise in response to increases in inflation rates.

Economic and Political Environment. Regulatory changes and credit cycles lead to dislocations in the various markets in which Stone Point invests, and provide an ever-changing landscape that inevitably will be different from the ones faced when investing prior funds. While the overarching fundamentals still appear to be generally favorable, the Adviser remains cognizant of the fact that the benign credit environment resulting from the effects of the COVID-19 pandemic and rising interest rates has been going on for a prolonged period of time, and as a result is wary of potential cracks in the economy, both from a corporate and consumer standpoint. The Adviser may explore counter-cyclical opportunities that could benefit in a more challenging economic environment as well as on business services that stand to grow in today’s regulatory landscape. On the political front, the Adviser is consistently wary of changes that could result in market volatility; areas of heightened focus include trade wars, China, armed conflict in Russia and Ukraine and the Middle East, and the impact of when the UK ended its membership in the EU on January 31, 2020 (“Brexit”). The Adviser will continue to closely monitor the economic and political environment with a particular focus on protecting the downside.

It is uncertain whether regulatory actions will be able to prevent further losses and volatility in securities markets, or stimulate the credit markets. The Fund may be adversely affected by the foregoing events, or by similar or other events, including tax reform, in the future. In the longer term, there may be significant new regulations that could limit the Fund’s activities and investment opportunities or change the functioning of the capital markets, and there is the possibility of a severe worldwide economic downturn. Consequently, the Fund may not be capable of, or successful at, preserving the value of its assets, generating positive investment returns or effectively managing risks.

Many of the portfolio companies in which the Fund makes investments could be susceptible to economic slowdowns or recessions and could be unable to meet their debt obligations during these periods. Therefore, non-performing assets may increase, and the value of the Fund’s portfolio may decrease during these periods as the Fund is required to record the investments at their current fair value. Adverse economic conditions could also decrease the value of the collateral securing some of the loans in the Fund’s portfolio and the value of its equity investments. Economic slowdowns or recessions could lead to financial losses in the Fund’s portfolio and a decrease in revenues, net income, and assets. Unfavorable economic conditions also could increase portfolio companies’ funding costs, limit portfolio companies’ access to the capital markets or result in a decision by lenders not to extend credit to such portfolio company. These events could prevent the Fund from making more investments that it otherwise would have made and harm the Fund’s operating results.

A portfolio company’s failure to satisfy financial or operating covenants under its debt agreements could lead to defaults and, potentially, acceleration of the time when the loans are due and eventual foreclosure on its assets to repay its debts, which could itself trigger cross-defaults under other agreements and ultimately jeopardize the portfolio company’s ability to repay the debt investment that the Fund holds. The Fund may incur additional expenses to the extent necessary to seek recovery in these scenarios or to negotiate new terms with a defaulting portfolio company. In addition, if one of the portfolio companies were to go bankrupt, depending on the facts and circumstances, including the extent to which the Fund will actually provide significant managerial assistance to that portfolio company, a bankruptcy court might subordinate all or a portion of the Fund’s claim to that of other creditors.

Public Health Emergencies. Any public health emergency, including any outbreak of COVID-19, SARS, H1N1/09 flu, avian flu, other coronavirus, Ebola or other existing or new epidemic diseases, or the threat thereof, could adversely impact global commercial activity and contribute to significant volatility in certain equity, debt, derivative, and commodities markets. Such outbreaks could negatively impact the Fund and its portfolio companies and could meaningfully affect the Fund’s ability to fulfill its investment objectives.

Russo-Ukrainian Conflict. Instability within Eastern Europe, particularly the commencement of open hostilities between the Ukraine and Russia may have an adverse impact on the Fund. On February 21, 2022, the Russian Federation recognized the sovereignty of the “Donetsk People’s Republic” and “Luhansk People’s Republic” in the Donbas region of Eastern Ukraine. Shortly thereafter, tension has increased with the Russian Federation advancing troops and commencing large scale military operations in the Ukraine. The United States, the UK and the EU have imposed a series of sanctions against certain financial institutions, businesses, key members and personnel associated with the Russian Federation. It is currently unclear what the outcome and impact will be of (a) the military activities and encroachment by the Russian Federation in the Ukraine and (b) the sanctions that have been imposed against key members and personnel of the Russian Federation, however, it is possible that the escalation of hostilities between the Russian Federation, the Ukraine, NATO member states and other states and the imposition of further economic sanctions may have an adverse impact on European and global markets and result in political and economic instability, increased sanctions, reduced investment activities and adverse effects on economies generally. It is currently unclear whether such open hostilities may spread to other geographies beyond the current conflict region and any such geopolitical and economic ramifications may, in turn, have an impact on the ability of the Fund to achieve its investment objectives. Sanctions from the United States, the UK and the EU and potential counter sanctions from Russia may affect prospective market counterparties of the Fund. Capital markets may be impacted and international investors may seek to move capital to other regions.

Israel-Gaza Conflict. The assault on Israel by Hamas (the Islamic terrorist group that controls the Palestinian territory of Gaza) in early October 2023 and Israel’s subsequent declaration of war against Hamas may have severe adverse effects on regional and global economic markets. The war between Hamas and Israel and the varying involvement of the United States or other countries, as well as political and civil unrest related to the foregoing, makes it difficult to predict the conflict’s impact on global economic and market conditions and, as a result, the situation presents material uncertainty and risk with respect to the Fund and the performance of its investments or operations, and the ability of the Fund to achieve its investment objectives.

Risk of Conflicts. Recently, various countries have seen significant internal conflicts and, in some cases, civil wars may have had an adverse impact on the securities markets of the countries concerned. In addition, the occurrence of new disturbances due to acts of war or terrorism or other political developments cannot be excluded. Apparently stable systems may experience periods of disruption or improbable reversals of policy. Nationalization, expropriation or confiscatory taxation, currency blockage, political changes, government regulation, political, regulatory or social instability or uncertainty or diplomatic developments, including the imposition of sanctions or other similar measures, could adversely affect the Fund’s investments. The transformation from a centrally planned, socialist economy to a more market oriented economy has also resulted in many economic and social disruptions and distortions. Moreover, there can be no assurance that the economic, regulatory and political initiatives necessary to achieve and sustain such a transformation will continue or, if such initiatives continue and are sustained, that they will be successful or that such initiatives will continue to benefit foreign (or non-national) investors. Certain instruments, such as inflation index instruments, may depend upon measures compiled by governments (or entities under their influence) which are also the obligors.

Recent examples of the above include conflict, loss of life and disaster connected to ongoing armed conflict between Russia and Ukraine in Europe and Hamas and Israel in the Middle East, and an example of a country undergoing transformation is Venezuela. The extent, duration and impact of these conflicts, related sanctions and retaliatory actions are difficult to ascertain, but could be significant and have severe adverse effects on the region, including significant adverse effects on the regional or global economies and the markets for certain securities and commodities. These impacts could negatively affect the Fund’s investments in securities and instruments that are economically tied to the applicable region, and include (but are not limited to) declines in value and reductions in liquidity. In addition, to the extent new sanctions are imposed or previously relaxed sanctions are reimposed (including with respect to countries undergoing transformation), complying with such restrictions may prevent the Fund from pursuing certain investments, cause delays or other impediments with respect to consummating such investments or divestments, require divestment or freezing of investments on unfavorable terms, render divestment of underperforming investments impracticable, negatively impact the Fund’s ability to achieve its investment objective, prevent the Fund from receiving payments otherwise due it, increase diligence and other similar costs to the Fund, render valuation of affected investments challenging, or require the Fund to consummate an investment on terms that are less advantageous than would be the case absent such restrictions. Any of these outcomes could adversely affect the Fund’s performance with respect to such investments, and thus the Fund’s performance as a whole.

UK’s Exit from the EU. Brexit led to volatility in global financial markets, and in particular in the markets of the UK and across Europe, and may also lead to weakening in consumer, corporate and financial confidence in the UK and Europe. Following the UK’s withdrawal from the EU, the UK and the EU entered into a free trade agreement on January 1, 2021, to govern their future relationship on a number of areas (the “Treaty”). Although the EU and the UK agreed to the Treaty, trade in goods and services between the UK and the EU may be disrupted through the imposition of new customs checks and processes at the border. The UK’s departure from the customs union and the single market has rendered its access to EU markets significantly more restricted than had previously been the case.

The Treaty does not cover the UK’s future relationship with the EU on financial services. The EU and the UK have agreed on a memorandum of understanding establishing a framework for regulatory cooperation in financial services, which does not include a new framework for mutual market access. While some EU directives contemplate access to EU markets by financial services firms established in countries deemed to have equivalent standards, even if UK domestic law continues to be equivalent to EU law (which is not guaranteed), there is no certainty that the EU will facilitate equivalence decisions. Where the EU makes such equivalence decisions, it could unilaterally revoke them at short notice.

Notwithstanding the foregoing, the longer term economic, legal, political and social framework to be put in place between the UK and the EU are likely to lead to ongoing political and economic uncertainty and periods of exacerbated volatility in both the UK and in wider European markets for some time.

Data Privacy Regulation. The U.S. is in a period of active consideration of additional data privacy and cybersecurity laws. These include the California Consumer Privacy Act (the “CCPA”), effective since January 1, 2020, and as amended by the amendments of the California Privacy Rights Act, effective January 1, 2023; the Virginia Consumer Data Privacy Act, enacted in 2021 and effective January 1, 2023; the New York SHIELD Act, aspects of which took effect on October 23, 2019 and March 21, 2020, respectively; a range of proposed additional laws in California, New York, Massachusetts, Texas, Washington and other states; and a range of proposed additional laws at the federal level. The cumulative effects of the CCPA and other recently adopted laws – and the likely effect of additional laws that might be enacted – include an increased ability of individuals, relative to companies, to control the use of their personal information; increased obligations of companies to maintain the security of personal information; and increased exposure to fines or damages for companies that do not accord individuals their specified privacy rights, that experience data breaches, or that do not maintain reasonable security safeguards, procedures, and practices. Stone Point will endeavor to maintain systems that promote compliance with the CCPA and other laws to the extent applicable to the Fund, both those laws adopted to date and those that will be adopted in the future, but there can be no assurance that these systems will be effective in mitigating the business impact of individuals’ increased privacy rights or in ensuring compliance with such laws. In the event of fines or damages due to noncompliance with such data privacy and cybersecurity laws, or related expenses such as the cost of investigation or legal defense, there will be a business impact on the Fund.

Sanctions Laws. Economic sanction laws in the United States and other jurisdictions prohibit Stone Point and the Fund from transacting with certain countries, individuals, and companies. In the United States, the U.S. Department of the Treasury’s Office of Foreign Assets Control administers and enforces laws, Executive Orders and regulations establishing U.S. economic and trade sanctions, which prohibit, among other things, transactions with, and the provision of services to, certain foreign countries, territories, entities, and individuals. These types of trade sanctions significantly restrict or completely prohibit certain investment activities in regions outside the United States, and if the Fund or its portfolio companies were to violate any such laws or regulations, it could face significant legal and monetary penalties. Some of these regulations provide that penalties can be imposed on Stone Point and the Fund for the conduct of a portfolio company, even if such person has not violated any regulation.

Terrorism, Natural Disasters and Major Events. The threats of terrorist strikes, and the fear of prolonged global conflict have exacerbated volatility in the financial markets and caused consumer, corporate and financial confidence to weaken, increasing the risk of a “self-reinforcing” economic downturn. While new opportunities for investments in portfolio companies may arise in the insurance and reinsurance industries as a result of catastrophic events and financial market problems, the climate of uncertainty may have an adverse effect upon the portfolio companies in which the Fund makes investments. Economic and political uncertainty also increases the difficulty of modeling market conditions, which may reduce the accuracy of Stone Point Credit’s financial projections. The performance of the portfolio companies in which the Fund makes investments may be affected by additional catastrophic events.

The performance of the portfolio companies in which the Fund invests may be affected by additional catastrophic events. A major disruption to the operations of the Fund and the portfolio companies in which the Fund invests as a result of force majeure events (including, without limitation, severe weather, earthquakes, landslides or other natural disasters, strikes or war or the outbreak of disease epidemics or pandemics or any other serious public health concern (as described further below), war, terrorism, labor strikes, major plant breakdowns, pipeline or electricity line ruptures, failure of technology, defective design and construction, accidents, demographic changes, government macroeconomic policies, social instability, etc.) may cause the Fund or its portfolio companies to suffer losses due to damage to the Fund or its portfolio companies’ operations as a result of any of the foregoing.

Recent Banking Sector and Financial Markets Instability. The sudden failure of three large U.S. regional banks and the merger of Credit Suisse Group AG with UBS Group AG in Switzerland in the first half of 2023 highlighted concerns regarding the stability of the broader global financial system. Market commentators believe that the swift collapse of these banks was precipitated in part by the swift tightening of monetary policy by the Fed, which has raised interest rates quickly after a long period of historically low rates. These tightening monetary conditions could continue as the Fed and other central banks seek to fight inflation.

Accordingly, while there have been no further high-profile U.S. or European bank failures following those mentioned above, it is possible that instability in the banking sector could return, resulting in (among other things) the loss of uninsured deposits by private funds, their investors, their portfolio companies and/or their counterparties. Such losses, or even concerns about the potential for such losses, could result in significant impairment of the ability of any of the foregoing parties to effectively operate, resulting in potentially material and adverse effects on the Fund and its investments. Instability may also result in a deterioration in the broader global financial markets, resulting in declines in equity, debt and other asset prices together with other (potentially unexpected) adverse impacts, all of which could have a material and adverse effect on the Fund, its investments and their operations beyond the impacts specifically associated with bank failures.

In addition, these bank failures appear likely to result in the adoption of new and/or different regulations affecting the banking sector and potentially the financial sector more generally. For example, federal banking regulators have recently proposed rules surrounding capital, long term debt and resolution planning, each referencing the bank failures in their releases. Although such regulations (if adopted) could result in greater stability of the financial system, the actual impact of any such regulations on financial markets and their participants is unknown, and it is possible that any such regulations could adversely impact the Fund, and its operations and investments.

Item 2. Financial Information.

Discussion of Management’s Expected Operating Plans

The information in this section contains forward-looking statements that involve risks and uncertainties. See “Item 1A. Risk Factors” and “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. You should read the following discussion in conjunction with the financial statements and related notes and other financial information appearing elsewhere in this Registration Statement.

Overview

The Fund was formed as a statutory trust under the laws of the State of Delaware on June 24, 2024. The Fund intends to file an election to be treated as a BDC under the 1940 Act, and intends to elect to be treated, and intends to qualify annually thereafter, as a RIC under Subchapter M of the Code. As such, the Fund will be required to comply with various regulatory requirements, such as the requirement to invest at least 70% of the Fund’s assets in “qualifying assets,” source of income limitations, asset diversification requirements, and the requirement to distribute annually at least 90% of the Fund’s taxable income and tax-exempt interest.

Revenues

The Fund expects to generate revenues primarily through receipt of interest income from its investments. In addition, the Fund may generate income from capital gains on the sales of loans and debt and equity related securities and various loan origination and other fees and dividends on direct equity investments.

Expenses

The Fund does not currently have any employees and does not expect to have any employees. The Fund’s day-to-day investment operations will be managed by the Adviser, and services necessary for the Fund’s business, including the origination and administration of its investment portfolio, will be provided by individuals who are employees of the Adviser and Administrator, pursuant to the terms of the Investment Advisory Agreement and the Administration Agreement. The Fund will reimburse the Administrator for its allocable portion of expenses incurred by it in performing its obligations under the Administration Agreement, including its allocable portion of the cost of certain of the Fund’s officers and their respective staff, and the Adviser for certain expenses under the Investment Advisory Agreement. The Fund will bear its allocable portion of the compensation paid by Stone Point to the Fund’s Chief Compliance Officer and Chief Financial Officer and their respective staff (based on a percentage of time such individuals devote, on an estimated basis, to the Fund’s business affairs). The Fund will bear all other costs and expenses of the Fund’s operations, administration and transactions, including, but not limited to (i) investment advisory fees, including management fees and incentive fees, to the Adviser, pursuant to the Investment Advisory Agreement; (ii) the Fund’s allocable portion of overhead and other expenses incurred by Administrator in performing its administrative obligations under the Administration Agreement, and (iii) all other expenses of its operations and transactions including, without limitation, those relating to:

•	the Fund’s initial organizational costs incurred prior to the commencement of the Fund’s operations;

•	operating costs incurred prior to the commencement of the Fund’s operations;

•	the cost of calculating the Fund’s NAV, including the cost of any third-party valuation services;

•	the cost of effecting sales and repurchases of Shares and other securities, including, except as otherwise noted below, in connection with the Private Offering;

•	fees payable to third parties relating to making investments, including the Adviser’s or its affiliates’ travel expenses, research costs and out-of-pocket fees and expenses associated with performing due diligence and reviews of prospective investments;

•	interest expense and other costs associated with the Fund’s indebtedness;

•	transfer agent, DRIP administrator and custodial fees;

•	out-of-pocket fees and expenses associated with marketing efforts;

•	federal and state registration fees and any stock exchange listing fees;

•	U.S. federal, state and local taxes;

•	Independent Trustees’ fees and expenses;

•	brokerage commissions and markups;

•	fidelity bond, trustees’ and officers’ liability insurance and other insurance premiums;

•	direct costs, such as printing, mailing, long distance telephone and staff;

•	fees and expenses associated with independent audits and outside legal costs;

•	costs associated with the Fund’s reporting and compliance obligations U.S. federal and state securities laws, including, the Securities Act, the Exchange Act and the 1940 Act; and

•	other expenses incurred by the Administrator or the Fund in connection with administering the Fund’s business, including payments under the Administration Agreement that will be based upon the Fund’s allocable portion (subject to the review and approval of the Board) of overhead.

From time to time, the Adviser or its affiliates may pay third-party providers of goods or services. The Fund will subsequently reimburse the Adviser for such amounts paid on the Fund’s behalf. There is no contractual cap on the amount of reasonable costs and expenses for which the Adviser will be reimbursed.

The Fund may also enter into a credit facility or other debt arrangements to partially fund the Fund’s operations, and could incur costs and expenses including commitment, origination, legal and/or structuring fees and the related interest costs associated with any amounts borrowed.

The Fund has no operating history and therefore this statement concerning additional expenses is necessarily an estimate and may not match the Fund’s actual results of operations in the future.

Financial Condition, Liquidity and Capital Resources

As the Fund has not yet commenced commercial activities, the Fund does not have any transactions to date. The Fund intends to generate cash from (1) future offerings of the Fund’s common or preferred shares, (2) cash flows from operations and (3) borrowings from banks or other lenders. The Fund will seek to enter into bank debt, credit facility or other financing arrangements on at least customary market terms; however, the Fund cannot assure you it will be able to do so.

The Fund’s primary use of cash will be for (1) investments in portfolio companies and other investments to comply with certain portfolio diversification requirements, (2) the cost of operations (including paying the Adviser), (3) debt service of any borrowings and (4) cash distributions to the holders of the Fund’s Shares.

Critical Accounting Policies

This discussion of the Fund’s expected operating plans is based upon the Fund’s expected financial statements, which will be prepared in accordance with GAAP. The preparation of these financial statements will require the Fund’s management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets and any other parameters used in determining such estimates could cause actual results to differ. In addition to the discussion below, the Fund will describe its critical accounting policies in the notes to the Fund’s future financial statements.

Valuation of Investments

The Board intends to designate the Adviser as the Fund’s “Valuation Designee” under Rule 2a-5 under the 1940 Act. The Adviser will determine the value of the Fund’s investments in accordance with fair value accounting guidance promulgated under GAAP, which establishes a hierarchical disclosure framework which ranks the observability inputs used in measuring financial instruments at fair value. See “Item 1. Business – Valuation Procedures” for a description of the hierarchy for fair value measurements and a description of the Fund’s valuation procedures.

Net Realized Gains or Losses and Net Change in Unrealized Appreciation or Depreciation

The Fund will measure realized gains or losses by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment using the specific identification method, without regard to unrealized appreciation or depreciation previously recognized. Net change in unrealized appreciation or depreciation reflects the change in portfolio investment values during the reporting period, including any reversal of previously recorded unrealized appreciation or depreciation, when gains or losses are realized.

Revenue Recognition

The Fund intends to record interest income on an accrual basis to the extent that the Fund expects to collect such amounts. Dividend income on preferred equity securities will be recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities will be recorded on the record date for private portfolio companies or on the ex-dividend date for publicly traded portfolio companies. Certain investments may have contractual PIK interest or dividends. PIK interest and dividends represent accrued interest or dividends that are added to the principal amount or liquidation amount of the investment on the respective interest or dividend payment dates rather than being paid in cash and generally becomes due at maturity or at the occurrence of a liquidation event. The Fund will not accrue as a receivable interest on loans and debt securities for accounting purposes if the Fund has reason to doubt the Fund’s ability to collect such interest. Original issue discounts, market discounts or premiums are accreted or amortized over the life of the respective security using the effective interest method as interest income. The Fund intends to record prepayment premiums on loans and debt securities as interest income.

Other Income

Other income may include income such as consent, waiver, amendment, unused, syndication and prepayment fees associated with the Fund’s investment activities as well as any fees for managerial assistance services rendered by the Fund to the portfolio companies. Such fees are recognized as income when earned or the services are rendered. The Fund may receive fees for guaranteeing the outstanding debt of a portfolio company. Such fees are amortized into other income over the life of the guarantee.

Offering and Organizational Expenses

The Fund will bear expenses relating to the organization of the Fund and this Private Offering and any subsequent offering of Shares. Organizational expenses include, without limitation, including legal fees related to the creation and organization of the Fund, its related documents of organization and its election to be regulated as a BDC. Offering expenses include, without limitation, legal, accounting, printing and other offering costs including those associated with the preparation of this Registration Statement and any other registration statement in connection with any subsequent offering of Shares. Organizational costs to establish the Fund are charged to expense as incurred. These expenses consist primarily of legal fees and other costs of organizing the Fund. Offering costs in connection with the offering of Shares are capitalized as a deferred charge and amortized to expense on a straight-line basis over 12 months from the commencement of operations, which has not yet occurred. These expenses consist primarily of legal fees and other costs incurred with Share offerings, the preparation of the Fund’s Registration Statement, and any registration fees.

U.S. Federal Income Taxes

The Fund intends to elect to be treated, and intends to qualify annually thereafter, to be subject to tax as a RIC under Subchapter M of the Code. As a RIC, the Fund generally will not be subject to corporate-level U.S. federal income taxes on any ordinary income or capital gains distributed to shareholders. To qualify as a RIC, the Fund must maintain an election under the 1940 Act to be regulated as a BDC, meet specified source-of-income and asset diversification requirements as well as distribute each taxable year dividends for U.S. federal income tax purposes generally of an amount at least equal to 90% of the Fund’s “investment company taxable income,” which is generally the Fund’s net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses and determined without regard to any deduction for dividends paid. See “Item 1. Business – Material U.S. Federal Income Tax Considerations.”

Contractual Obligations

As of August 15, 2024, the Fund had not commenced operations and did not have any significant contractual payment obligations.

Off-Balance Sheet Arrangements

Other than contractual commitments and other legal contingencies incurred in the normal course of the Fund’s business, the Fund does not expect to have any off-balance sheet financings or liabilities.

Hedging

In connection with certain portfolio investments, the Fund may employ hedging techniques designed to reduce the risk of adverse movements in interest rates, securities prices and currency exchange rates. While such transactions may reduce certain risks, such transactions themselves may entail certain other risks. Thus, while the Fund may benefit from the use of these hedging mechanisms, unanticipated changes in interest rates, securities prices, currency exchange rates and other factors may result in a poorer overall performance for the Fund than if it had not entered into such hedging transactions. The successful utilization of hedging and risk management transactions requires skills that are separate from the skills used in selecting and monitoring investments.

Quantitative and Qualitative Disclosures About Market Risk

The Fund is subject to financial market risks, including changes in interest rates. The Fund plans to invest primarily in illiquid debt securities of private companies. Most of the Fund’s investments will not have a readily available market price, and the Fund will value these investments at fair value as determined in good faith by the Adviser in accordance with the Valuation Policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments the Fund makes.

Item 3. Properties.

The Fund does not own any real estate or other properties materially important to the Fund’s operation or any of the Fund’s subsidiaries. The Fund’s headquarters are currently located at 20 Horseneck Lane, Greenwich, Connecticut 06830. The Fund believe that its current office facilities are adequate to meet the Fund’s needs.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The Fund has not yet commenced commercial activities. To date the Fund only has nominal capital from the Adviser that was contributed as part of the Fund’s legal formation.

Item 5. Trustees and Executive Officers.

Board of Trustees and Executive Officers

The business and affairs of the Fund are managed under the direction of the Board. The Board consists of five members, three of whom are Independent Trustees. The Board appoints the Fund’s officers, who serve at the discretion of the Board. The responsibilities of the Board include oversight of the Adviser’s determinations of fair value of the Fund’s assets (as the Fund’s intended “Valuation Designee” under Rule 2a-5 under the 1940 Act), the Fund’s corporate governance activities, the Fund’s financing arrangements and the Fund’s investment activities.

The Board’s role in management of the Fund is one of oversight. Oversight of the Fund’s investment activities extends to oversight of the risk management processes employed by the Adviser as part of its day-to-day management of the Fund’s investment activities. The Board reviews risk management processes at both regular and special board meetings throughout the year, consulting with appropriate representatives of the Adviser as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board’s risk oversight function is to ensure that the risks associated with the Fund’s investment activities are accurately identified, thoroughly investigated and responsibly addressed. Investors should note, however, that the Board’s oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of the Fund’s investments.

The Board has established an Audit Committee and a Nominating and Governance Committee. The scope of each committee’s responsibilities is discussed in greater detail below. The Board may determine to form additional committees in the future.

David J. Wermuth, an Interested Trustee, serves as Chairman of the Board. The Board believes that it is in the best interests of shareholders for Mr. Wermuth to lead the Board because his extensive knowledge of and experience in the financial services industry, specifically as a lender to middle market companies, qualify him to serve as the Chairman of the Board. The Board believes that its leadership structure is appropriate because the structure allocates areas of responsibility among the individual trustees and the committees in a manner that enhances effective oversight. The Board also believes that its small size creates an efficient corporate governance structure that provides opportunity for direct communication and interaction between management and the Board.

Trustees

Information regarding the Board of Trustees is as follows:

Name	Age	Position(s) Held
Interested Trustees
David J. Wermuth	56	Chairman and Trustee
Scott J. Bronner	40	President and Trustee
Independent Trustees
Jennifer J. Burleigh	58	Trustee
Scott E. Heberton	58	Trustee
Peter E. Roth	65	Trustee

The address for each trustee is c/o Stone Point Credit Income Fund, c/o Stone Point Credit Income Adviser LLC, 20 Horseneck Lane Greenwich, Connecticut 06830.

Executive Officers Who Are Not Trustees

Information regarding the Fund’s executive officers who are not trustees is as follows:

Name	Age	Position(s) Held
Gene Basov	49	Chief Financial Officer and Treasurer
Brian J. Rooder	47	Chief Compliance Officer and Secretary

The address for each executive officer is c/o Stone Point Credit Income Fund, c/o Stone Point Credit Income Adviser LLC, 20 Horseneck Lane Greenwich, Connecticut 06830.

Biographical Information

Interested Trustees

David J. Wermuth is the Chairman of the Fund and is Co-President and Chief Operating Officer of Stone Point Capital, a member of the Credit Investment Committee and the Investment Committee of the Trident Funds, and a member of the Allocation Committee and Valuation Committee of the Adviser. He joined the Stone Point platform in 1999 from Cleary, Gottlieb, Steen & Hamilton LLP, where from 1996 to 1999 he was a corporate attorney specializing in mergers and acquisitions. Prior to joining Cleary Gottlieb, Mr. Wermuth served as a law clerk to a federal judge of the U.S. Court of Appeals for the Ninth Circuit and as an auditor for KPMG Peat Marwick. Mr. Wermuth holds a B.A. from Yale University, an M.B.A. from the New York University Leonard N. Stern School of Business and a J.D. from Cornell Law School.

Scott J. Bronner is the President of the Fund and is Head of Stone Point Credit and Managing Director of Stone Point Capital, and a member of the Credit Investment Committee, Allocation Committee and Valuation Committee of the Adviser. Prior to joining the Stone Point platform in 2009, Mr. Bronner was an Analyst in the Private Equity Division at Lehman Brothers Inc. Mr. Bronner holds a B.A. from Amherst College.

Independent Trustees

Jennifer J. Burleigh, a retired partner of Debevoise & Plimpton, focused her legal practice on advising sponsors of private investment funds, co-investment funds and separately managed accounts. Ms. Burleigh’s experience covered a broad array of private fund strategies, including leveraged buyout, energy/infrastructure, real estate, mezzanine and distressed debt and equity funds. Ms. Burleigh had significant experience in emerging markets fund formation, including assisting emerging market-based sponsors in accessing international markets. Ms. Burleigh also had significant experience, representing both management teams and institutions, in asset manager spin-outs and the establishment of new investment firms. She advised both sponsors and institutional buyers in connection with strategic investments in private investment firms. Ms. Burleigh advised on the formation of “permanent capital” vehicles and evergreen investment vehicles, as well as the establishment of employee investment programs. She also advised on strategic joint venture arrangements in the fund formation space. Ms. Burleigh joined Debevoise in 1994, becoming a partner in 2002. She retired from practice in 2014, and has devoted her time to non-profit work and writing fiction. Ms. Burleigh currently serves on the boards of The Caedmon School in New York City, and Concord Academy in Concord, Massachusetts. Ms. Burleigh received her B.A. with honors from Stanford University in 1989, and her J.D. in 1994 from Columbia Law School, where she was a Harlan Fiske Stone Scholar and a managing editor of the Columbia Law Review.

Scott E. Heberton currently serves as an Advisor to Lovell Minnick Partners and a Board Member and Executive Chairman of Omni Healthcare Financial, LLC following his retirement from Wells Fargo Securities in 2019. During his tenure at Wells Fargo Securities, Mr. Heberton served for over 10 years as Head of FIG Investment Banking and Capital Markets. He was a member of the Investment Bank’s Operating Committee as well as the Investment Banking Commitment Committee and Advisory Committee. Mr. Heberton’s extensive career in Financial Services has been primarily focused on advisory work and capital raising for the industry verticals of Specialty Finance, Residential and Commercial Real Estate and Alternative Asset Management. Mr. Heberton earned his M.B.A. from The Fuqua School of Business at Duke University and holds a Bachelor of Arts degree in Economics from the University of Virginia.

Peter E. Roth is the Managing Partner of the Rothpoint Group LLC, a consulting firm specializing in the financial services industry. Mr. Roth is a Non-Executive Director and Senior Independent Director of the City of London Investment Group plc, a publicly traded (London Stock Exchange) asset management firm. He is also Chairman of the Audit Committee and a member of the Nominations and Remuneration Committees. Mr. Roth serves as an Independent Trustee of the Guggenheim Credit Income Fund (and related entities) and is Chairman of the Audit Committee and a Member of the Nomination and Governance and Independent Trustee Committees. In the non-profit sector, he serves on the Board of St. Mary’s Healthcare System for Children and is Chairman of the Finance Committee and a member of the Executive Committee. Prior to establishing Rothpoint, Mr. Roth had a 35 year plus career in the financial services industry. He was the head of investment banking at Fox, Pitt, Kelton Inc for thirteen years and a member of the firm’s Operating Committee. At Keefe, Bruyette & Woods, he joined as the Head of Insurance Investment Banking and later became the Chief Executive Officer of KBW Asset Management, an SEC registered investment firm specializing in the financial services sector. He served on the firm’s Operating Committee and was a member of the Board of Directors of KBW, Inc. at the time of its initial public offering. Mr. Roth received a Bachelor of Arts degree from the University of Pennsylvania and Master’s of Business Administration from The Wharton School at the University of Pennsylvania.

Executive Officers Who are Not Trustees

Gene Basov is the Chief Financial Officer and Treasurer of the Fund and is the Chief Financial Officer of Stone Point Credit. Mr. Basov has been with Stone Point since 2020. Previously, Mr. Basov was Chief Financial Officer at Investcorp Credit Management US, a Vice President and Fund Group Controller at Cerberus Capital Management, a Financial Analyst at General Motors Asset Management and a Senior Auditor at Deloitte & Touche. Mr. Basov holds a B.B.A. from Baruch College, an M.B.A. from Fordham University and is a Certified Public Accountant.

Brian J. Rooder is the Chief Compliance Officer and Secretary of the Fund and is the Chief Compliance Officer of Stone Point Credit. He joined Stone Point in 2024. Previously, he was Managing Director & Senior Compliance Counsel at TPG Angelo Gordon, Chief Compliance Officer & Associate General Counsel at Pretium Partners, Associate at Ropes & Gray and Associate at Davis Polk. Mr. Rooder holds a J.D. from Fordham University School of Law and a B.A. from State University of New York at Albany.

Other Officers

Sally A. DeVino is a Managing Director and the Chief Financial Officer of Stone Point Capital. She joined Stone Point in 1995. Previously, she was a Senior Manager with BDO Seidman, where for eight years she provided audit, tax and consulting services in the manufacturing, construction, banking and not-for-profit industries. Ms. DeVino holds a B.S. from Manhattan College and is a Certified Public Accountant (inactive).

Jacqueline M. Giammarco is the Chief Compliance Officer, Managing Director and Counsel of Stone Point Capital. She joined Stone Point in 2012 from MF Global where from 2007 to 2012, she was Senior Vice President and Assistant General Counsel. Prior to joining MF Global, Ms. Giammarco was a corporate partner at Katten Muchin Rosenman, joining the firm as an associate in the corporate department in 1997. Ms. Giammarco advised senior executives, boards of directors and in-house counsels on a variety of corporate legal matters. Ms. Giammarco holds a B.A. from Wilfrid Laurier University, an LL.B. from the University of Alberta Law School and an LL.M. in Corporate Law from the New York University School of Law.

Mike J. Hickey is a Managing Director and Tax Director at Stone Point Capital. He joined Stone Point in 2019. Previously, he was a Principal in the Tax Finance Group at Apollo Global Management and an Executive Director in the Transaction Tax Group at Ernst & Young. Mr. Hickey holds an M.B.A. and LL.M. from New York University, a J.D. from Fordham University and a B.E. from Manhattan College.

Tracey L. Polito is a Senior Compliance Officer and Counsel at Stone Point Credit. She joined Stone Point in 2015. Previously, she was Assistant General Counsel at BDO USA, LLP, a Corporate Attorney at Fried, Frank, Harris, Shriver & Jacobson LLP and a Corporate Attorney at Dechert LLP. Ms. Polito holds a J.D. from Brooklyn Law School and a B.A. from State University of New York at Cortland.

Board Leadership and Structure

The Board monitors and performs an oversight role with respect to the Fund’s business and affairs, including with respect to the Fund’s investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of the Fund’s service providers. Among other things, the Board will approve the appointment of the Adviser and officers, review and monitor the services and activities performed by the Adviser and executive officers, and approve the engagement and reviews the performance of the independent registered public accounting firm.

Under the Fund’s bylaws, the Board may designate a Chair to preside over the meetings of the Board and meetings of the shareholders and to perform such other duties as may be assigned to him or her by the Board. The Fund will not have a fixed policy as to whether the Chair of the Board should be an Independent Trustee and desires to maintain the flexibility to select the Chair and reorganize the leadership structure, from time to time, based on criteria that are in the best interests of the Fund and its shareholders at such times.

The Fund recognizes that different board leadership structures are appropriate for companies in different situations. The Fund intends to re-examine its corporate governance policies on an ongoing basis to ensure that they continue to meet its needs.

The Board’s Role in Risk Oversight

The Board performs its risk oversight function primarily through (a) its standing Audit Committee, which reports to the entire Board and is comprised solely of Independent Trustees, and (b) active monitoring by the Chief Compliance Officer of the Fund’s compliance policies and procedures.

As described below in more detail under “Committees of the Board of Trustees,” the Audit Committee assists the Board in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include overseeing the internal audit staff, if any, accounting and financial reporting processes, the Fund’s valuation process (including the implementation of the Valuation Policy and supervision of the “Valuation Designee”), the Fund’s systems of internal controls regarding finance and accounting and audits of the Fund’s financial statements.

The Board performs its risk oversight responsibilities with the assistance of the Chief Compliance Officer. The Board will annually review a written report from the Chief Compliance Officer discussing the adequacy and effectiveness of the Fund’s compliance policies and procedures and service providers. The Chief Compliance Officer’s annual report will address, at a minimum, (a) the operation of the Fund’s compliance policies and procedures and the Fund’s service providers’ compliance policies and procedures since the last report; (b) any material changes to such policies and procedures since the last report; (c) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s annual review; and (d) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee the Fund’s compliance activities and risks. In addition, the Chief Compliance Officer will meet separately in executive session with the Independent Trustees at least once each year.

The Fund believes that the Board’s role in risk oversight will be effective, and appropriate given the extensive regulation to which the Fund will be subject to as a BDC. As a BDC, the Fund is required to comply with certain regulatory requirements that control the levels of risk in the Fund’s business and operations. For example, the Fund’s ability to incur indebtedness is limited such that the Fund’s asset coverage generally must equal at least 150% immediately after each time the Fund incurs indebtedness, the Fund generally has to invest at least 70% of its total assets in “qualifying assets” and the Fund is not generally permitted to invest, except in certain circumstances, in any portfolio company in which one of its affiliates currently has an investment.

The Fund recognizes that different board roles in risk oversight are appropriate for companies in different situations. The Fund intends to re-examine the manners in which the Board administers its oversight function on an ongoing basis to ensure that they continue to meet the Fund’s needs.

Committees of the Board

The Board has established an Audit Committee and a Nominating and Governance Committee, and may establish additional committees in the future. All trustees are expected to attend at least 75% of the aggregate number of meetings of the Board and of the respective committees on which they serve. The Fund requires each trustee to make a diligent effort to attend all Board and committee meetings as well as any annual meeting of the shareholders.

Audit Committee

The Audit Committee is composed of all of the Independent Trustees. Peter E. Roth serves as Chair of the Audit Committee. The Board has determined that Mr. Roth is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act. Mr. Roth, Ms. Burleigh, and Mr. Heberton meet the current requirements of Rule 10A-3 under the Exchange Act. The Audit Committee operates pursuant to a charter approved by the Board, which sets forth the responsibilities of the Audit Committee. The Audit Committee’s responsibilities include establishing guidelines and making recommendations to the Board regarding the valuation of the Fund’s investments; selecting the Fund’s independent registered public accounting firm; reviewing with such independent registered public accounting firm the planning, scope and results of their audit of the Fund’s financial statements; pre-approving the fees for services performed; reviewing with the independent registered public accounting firm the adequacy of internal control systems; reviewing the Fund’s annual audited financial statements and periodic filings; and receiving the Fund’s audit reports and financial statements.

Nominating and Corporate Governance Committee

The members of the Nominating and Governance Committee are the Independent Trustees. Jennifer J. Burleigh serves as Chair of the Nominating and Governance Committee. The Nominating and Governance Committee is responsible for selecting, researching and nominating trustees for election by the shareholders, selecting nominees to fill vacancies on the Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and management.

The Nominating and Governance Committee seeks candidates who possess the background, skills and knowledge to make a significant contribution to the Board, the Fund and the shareholders. In considering possible candidates for election as a trustee, the Nominating and Governance Committee takes into account, in addition to such other factors as it deems relevant, the desirability of selecting trustees who:

•	are of high character and integrity;

•	are accomplished in their respective fields, with superior credentials and recognition;

•	have relevant knowledge and experience upon which to be able to offer advice and guidance to management;

•	have sufficient time available to devote to the Fund’s affairs;

•	are able to work with the other members of the Board and contribute to the Fund’s success;

•	can represent the long-term interests of shareholders as a whole; and

•	are selected such that the Board represents a range of backgrounds and experience.

The Nominating and Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying trustee nominees. In determining whether to recommend a trustee nominee, the Nominating and Governance Committee considers and discusses diversity, among other factors, with a view toward the needs of the Board as a whole. The Nominating and Governance Committee generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to the Board, when identifying and recommending trustee nominees. The Nominating and Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting trustee nominees is consistent with the goal of creating a board of trustees that best serves the Fund’s needs and the interests of the shareholders.

Item 6. Executive Compensation.

Compensation of Executive Officers

The Fund does not currently have any employees and does not expect to have any employees. Each of the Fund’s initial executive officers is an employee of the Adviser and/or one of its affiliates. The Fund’s day-to-day investment operations will be managed by the Adviser. Most of the services necessary for the origination and management of the Fund’s investment portfolio will be provided by investment professionals employed by the Adviser and/or its affiliates.

None of the Fund’s executive officers will receive direct compensation from the Fund. Certain of the Fund’s executive officers and other members of the Investment Team, through their ownership interest in or management positions with the Adviser, may be entitled to a portion of any profits earned by the Adviser or its affiliates (including any fees payable to the Adviser under the terms of the Investment Advisory Agreement, less expenses incurred by the Adviser in performing its services under the Investment Advisory Agreement). The Adviser or its affiliates may pay additional salaries, bonuses, and individual performance awards and/or individual performance bonuses to the Fund’s executive officers in addition to their ownership interest.

Compensation of Independent Trustees

The Independent Trustees’ annual fee is $[__] plus $[__] per each scheduled quarterly Board meeting attended, plus an additional $[__] per year to be paid to the Chair of the Audit Committee and an additional $[__] per year to be paid to the Chair of the Nominating & Governance Committee. The Independent Trustees also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending any meeting. No compensation is expected to be paid to the Interested Trustees with respect to the Fund.

Item 7. Certain Relationships and Related Transactions, and Trustee Independence.

Various potential and actual conflicts of interest may arise from the overall investment activities of the Adviser for their own accounts and for the accounts of others. The following briefly summarizes some of these conflicts but is not intended to be an exhaustive list of all such conflicts.

The discussion below enumerates certain actual and potential conflicts of interest. The Adviser can give no assurance that conflicts of interest will be resolved in favor of the shareholders. By acquiring Shares of the Fund, each shareholder will be deemed to have acknowledged the existence of such actual and potential conflicts of interest, and to have consented thereto, and to have waived any claim in respect of the existence of any such conflict of interest.

Allocation of Time, Services or Functions. Stone Point’s investment team and other employees of Stone Point will continue to devote such time and attention to their respective other present and future business activities and advisory relationships, including any other funds, vehicles, accounts, clients or arrangements formed, sponsored or managed by Stone Point Credit or its affiliates, including the Trident Funds and the Credit Funds (including the Fund and the funds and accounts managed by the Adviser) (collectively, but for this purpose excluding the Fund, the “Other Sponsored Funds”), as is required to discharge their respective duties to them, and conflicts of interest may arise in allocating management time, services or functions among the Fund, on the one hand, and any other present and future business activities and advisory relationships, on the other hand. Other conflicts of interest may arise for the Adviser, Stone Point Credit and the Investment Team in connection with their management of Other Sponsored Funds, including certain transactions involving investments by the Fund and Other Sponsored Funds in the same portfolio company (including in respect of the timing, structuring and terms of such investments and disposition thereof). Also, in connection with prior investments by Other Sponsored Funds, Stone Point Credit and/or their portfolio companies could enter into confidentiality, exclusivity, non-competition or similar agreements that would limit the ability of the Fund to pursue an investment in one or more companies. In addition, as a result of existing investments and activities, Stone Point Credit and its investment team may from time to time acquire confidential information that they will not be able to use for the benefit of the Fund.

Personal Investment Activities. Among other personal investments (including real property and start-up venture opportunities), certain members of the Adviser hold certain passive investments, including investments in investment management firms (such investment management firms, referred to herein as the “Other Sponsors”). The Other Sponsors may target investment opportunities for their own behalf, or on behalf of investment funds and accounts for which they provide investment advisory services (collectively, “Other Sponsor Funds”), in various sectors and asset classes, including investment opportunities in the credit space. It is therefore possible that a particular investment opportunity could be identified by the Fund and, separately, by one of the Other Sponsors for its own benefit or for the benefit of an Other Sponsor Fund that it advises. In addition, portfolio companies owned or managed by the Other Sponsors, Other Sponsor Funds or their respective affiliates may compete with, or hold conflicting interests in, potential or existing portfolio companies of the Fund. In the event that any Other Sponsor is considered to be an “affiliate” of the Fund under the 1940 Act, the Fund’s participation in investment opportunities in which such Other Sponsors or Other Sponsor Funds also participate may be subject to restrictions similar to those discussed in “Co-investment with Third Parties” above, in which case any such transactions would need to be conducted pursuant to the terms of the Order. In situations when co-investment with Other Sponsor Funds is not permitted under the 1940 Act and related rules, existing or future staff guidance, or the terms and conditions of the Order, the Adviser, Other Sponsors and/or their respective affiliates will need to decide which client or clients will proceed with the investment.

Compensation Arrangements. The Adviser and its affiliates, including the Fund’s officers and some of its trustees, may face conflicts of interest caused by compensation arrangements with the Fund and its affiliates, which could result in increased risk-taking by the Fund. The Adviser and its affiliates will receive fees from the Fund in return for their services, which may include certain management and incentive fees based on the amount of income or capital appreciation of the Fund’s investments. These fees could influence the advice provided to the Fund. Generally, the more equity the Fund sells and the greater the risk assumed by the Fund with respect to its investments, the greater the potential for growth in the Fund’s assets and profits, and, correlatively, the fees payable by the Fund to the Adviser or its affiliates. These compensation arrangements could affect the Adviser’s or its affiliates’ judgment with respect to recommending offerings of equity or the incurrence of debt and investments made by the Fund, which allow the Adviser or the affiliate to earn increased management fees.

As described in more detail below, the Incentive Fee payable by the Fund to the Adviser or its affiliates may create an incentive for the Adviser or such affiliates to incur additional leverage and to make investments on the Fund’s behalf that are risky or more speculative than would be the case in the absence of such compensation arrangements. The way in which the Incentive Fee is determined may encourage the Adviser or the affiliates to use leverage to increase the leveraged return on the Fund’s investment portfolio.

Incentive Fees. Commencing on the first anniversary of the Commencement Date, a portion of the Incentive Fee is based on the Fund’s pre-Incentive Fee net investment income regardless of any capital losses. In such case, the Fund may be required to pay the Adviser an Incentive Fee for a fiscal quarter even if there is a decline in the value of the Fund’s portfolio or if the Fund incurs a net loss for that quarter.

Any Incentive Fee payable by the Fund that relates to the pre-Incentive Fee net investment income may be computed and paid on income that may include interest that has been accrued but not yet received or interest in the form of securities received rather than cash (PIK income). PIK income will be included in the pre-Incentive Fee net investment income used to calculate the Incentive Fee to the Adviser even though the Fund does not receive the income in the form of cash. If a portfolio company defaults on a loan that is structured to provide accrued interest income, it is possible that accrued interest income previously included in the calculation of the Incentive Fee will become uncollectible. The Adviser is not obligated to reimburse the Fund for any part of the Incentive Fee it received that was based on accrued interest income that the Fund never receives as a result of a subsequent default.

The quarterly Incentive Fee on income will be recognized and paid without regard to: (i) the trend of pre-Incentive Fee net investment income as a percent of adjusted capital over multiple quarters in arrears which may in fact be consistently less than the quarterly preferred return, or (ii) the net income or net loss in the current calendar quarter, the current year or any combination of prior periods.

For U.S. federal income tax purposes, the Fund may be required to recognize taxable income in some circumstances in which the Fund does not receive a corresponding payment in cash and to make distributions with respect to such income to maintain the Fund’s tax treatment as a RIC and/or minimize corporate-level U.S. federal income or excise tax. Under such circumstances, the Fund may have difficulty meeting the Annual Distribution Requirement (as described above) necessary to maintain RIC tax treatment under the Code. This difficulty in making the required distribution may be amplified to the extent that the Fund is required to pay the Incentive Fee on income with respect to such accrued income. As a result, the Fund may have to sell some of its investments at times and/or at prices the Fund would not consider advantageous, raise additional debt or equity capital, or forgo new investment opportunities for this purpose. If the Fund is not able to obtain cash from other sources, the Fund may fail to qualify for RIC tax treatment and thus become subject to corporate-level U.S. federal income tax.

The Adviser. The Adviser will experience conflicts of interest in connection with the management of the Fund’s business affairs relating to and arising from a number of matters, including: the allocation of investment opportunities by the Adviser and its affiliates; compensation to the Adviser; services that may be provided by the Adviser and its affiliates to issuers in which the Fund invests; investments by the Fund and other clients of the Adviser, subject to the limitations of the 1940 Act; the formation of additional investment funds managed by the Adviser; differing recommendations given by the Adviser to the Fund versus other clients even though such other clients’ investment objectives may be similar to the Fund’s; the Adviser’s use of information gained from issuers in the Fund’s portfolio for investments by other clients, subject to applicable law; and restrictions on the Adviser’s use of “inside information” with respect to potential investments by the Fund.

Specifically, the Fund may compete for investments with affiliated BDCs or funds that are advised by the Adviser and its affiliates, subjecting the Adviser and its affiliates to certain conflicts of interest in evaluating the suitability of investment opportunities and making or recommending investments on the Fund’s behalf. To mitigate these conflicts, the Adviser and its affiliates will seek to execute such transactions for all of the participating investment accounts, including the Fund, on a fair and equitable basis and in accordance with the Adviser’s investment allocation policy, taking into account such factors as the relative amounts of capital available for new investments; cash on hand; existing commitments and reserves; the investment programs and portfolio positions of the participating investment accounts, including portfolio construction, diversification and concentration considerations; the investment objectives, guidelines and strategies of each client; the clients for which participation is appropriate; each client’s life cycle; targeted leverage level; targeted asset mix and any other factors deemed appropriate.

Stone Point Funds. Actions taken by the Adviser and its affiliates on behalf of the Credit Funds or Stone Point Capital on behalf of the Trident Funds may be adverse to the Fund and its investments, which could harm the Fund’s performance. For example, the Fund may invest in the same credit obligations as other Credit Funds, although, to the extent permitted under the 1940 Act, the Fund’s investments may include different obligations or levels of the capital structure of the same issuer. The Trident Funds may be invested in portfolio companies that compete directly with the portfolio companies of the Fund. Decisions made with respect to the securities held by one Stone Point Fund may cause (or have the potential to cause) harm to the securities of the issuer held by other Stone Point Funds (including the Fund).

Minority Investor in Adviser. An affiliate of WAFRA (the “Wafra Investor”) holds an indirect, passive, minority stake in Stone Point Credit Management LLC, the parent of the Adviser (the “Parent”), representing approximately 20% of the carry and net management company interest in the Parent, which includes the investment funds, accounts and investment vehicles managed by the Adviser, including the Fund (the “Credit Vehicles”). Although the WAFRA Investor does not have the right to participate in the investment process or the day-to-day management of the Adviser or the Credit Vehicles, it may have financial or other interests that could conflict with the interests of the Credit Vehicles and its limited partners or shareholders. In addition, the Wafra Investor may invest in the same companies either at the same time, subject to regulatory requirements, or at different times, and may compete for investments directly and through other interests it holds.

Material, Non-Public Information. Certain members of the Investment Team may from time to time serve on boards, investment, or similar governing committees of portfolio companies of the Fund or Other Sponsored Funds including those that engage in asset management. As a result thereof, Stone Point and its affiliates may from time to time acquire confidential or material non-public information that they will not be able to use for the benefit of the Fund, which may lead to the Fund not being able to initiate a transaction that it otherwise might have initiated and not being able to sell an investment that it otherwise might have sold. Also, in connection with prior investments by Other Sponsored Funds, Stone Point and/or such Other Sponsored Fund’s portfolio companies may enter into confidentiality, exclusivity, non-competition or similar agreements that may limit the ability of the Fund to pursue an investment in one or more companies. In addition, as a result of existing investments and activities, Stone Point and the Investment Team may from time to time acquire confidential information that they will not be able to use for the benefit of the Fund. Furthermore, by reason of their responsibilities in connection with their other activities in general, certain Stone Point personnel may acquire confidential or material nonpublic information or be restricted from initiating transactions in certain securities. In those instances, the Fund will not be free to act upon any such information. Due to these restrictions, the Fund may not be able to initiate a transaction that it otherwise might have initiated and may not be able to sell a portfolio investment that it otherwise might have sold. Conversely, the Fund may not have access to material non-public information in the possession of Other Sponsored Funds which might be relevant to an investment decision to be made by the Fund, and the Fund may initiate a transaction or sell a portfolio investment which, if such information had been known to it, may not have been undertaken.

Conflicts of Interest Relating to Investments. The Fund does not expect to invest in, or hold securities of, companies that are controlled by the Adviser or an affiliate’s other clients. However, the Adviser or an affiliate’s other clients may invest in, and gain control over, one of the Fund’s portfolio companies. If the Adviser or an affiliate’s other client, or clients, gains control over one of the Fund’s portfolio companies, it may create conflicts of interest and may subject the Fund to certain restrictions under the 1940 Act. As a result of these conflicts and restrictions, the Adviser may be unable to implement the Fund’s investment strategies as effectively as it could have in the absence of such conflicts or restrictions. For example, as a result of a conflict or restriction, the Adviser may be unable to engage in certain transactions that it would otherwise pursue. In order to avoid these conflicts and restrictions, the Adviser may choose to exit such investments prematurely and, as a result, the Fund may forego any positive returns associated with such investments. In addition, to the extent that an affiliate’s other client holds a different class of securities than the Fund as a result of such transactions, interests may not be aligned.

Recommendations by the Adviser. The Adviser and its affiliates may give advice and recommend securities to other clients which may differ from advice given to, or securities recommended or bought for, the Fund even though such other clients’ investment objectives may be similar to the Fund’s, which could have an adverse effect on the Fund’s business, financial condition and results of operations.

Potential Merger with or Purchase of Assets of Another Fund. The Adviser may in the future recommend to the Board that the Fund merges with or acquires all or substantially all of the assets of one or more funds, including another Stone Point Fund. The Fund does not expect that the Adviser would recommend any such merger or asset purchase unless it determines that it would be in the best interest of the Fund and its shareholders, with such determination dependent on factors it deems relevant, which may include the Fund’s historical and projected financial performance and any proposed merger partner, portfolio composition, potential synergies from the merger or asset sale, available alternative options and market conditions. In addition, no such merger or asset purchase would be consummated absent the meeting of various conditions required by applicable law or contract, at such time, which may include approval of the Board and common equity holders of both funds. If the Adviser is the investment adviser of both funds, various conflicts of interest would exist with respect to any such transaction. Such conflicts of interest may potentially arise from, among other things, differences between the compensation payable to the Adviser by the Fund and by the entity resulting from such a merger or asset purchase or efficiencies or other benefits to the Adviser as a result of managing a single, larger fund instead of two separate funds.

Affiliated Broker-Dealer. The Adviser is an affiliate of SPC Capital Markets LLC, a Delaware limited liability company (the “Affiliated Broker-Dealer”), which is registered as a broker-dealer with the SEC and a member of FINRA and the Securities Investor Protection Corporation. The Affiliated Broker-Dealer is authorized to engage in the following activities: (i) acting as broker or dealer selling corporate debt securities; (ii) acting as firm commitment underwriter; (iii) acting as real estate syndicator; (iv) investment advisory services (incidental to its role as broker-dealer), including acting as financial advisor to issuers of securities, and participants in mergers, acquisitions, sales, and dispositions of companies; and (v) private placements of securities. The Affiliated Broker Dealer, together with other Stone Point Credit-affiliated entities that conduct financial services, loan origination, structuring, placement or other similar business as a broker, dealer, distributor, syndicator, arranger or originator of securities or loans, may receive fees from other investors and portfolio companies in which the Fund invests but will not collect fees from the Fund.

To the extent permitted by the 1940 Act, the Affiliated Broker-Dealer may, among other assignments, arrange, structure, and/or place equity and debt securities to be issued by portfolio companies of the Fund on a best efforts or firm commitment basis. These placements may from time to time include structuring of offerings, and placement of securities in public offerings of securities issued by portfolio companies of the Fund. The Affiliated Broker-Dealer may act as a firm commitment underwriter (co-manager only) in public and private offerings of securities issued by portfolio companies of the Fund. In certain limited circumstances, the Fund may have a conflict resulting from the foregoing arrangements. When the Affiliated Broker-Dealer serves as underwriter with respect to the securities of a subsidiary of the Fund, the Fund may be subject to a “lock-up” period following the offering under applicable regulations or agreements during which time its ability to sell any securities that it continues to hold is restricted. This restriction may prevent the Fund from disposing of such securities at an opportune time. To the extent permitted by the 1940 Act, the Fund may make investments from time to time in transactions where the Affiliated Broker-Dealer is acting as agent, broker, principal, arranger or syndicate manager or member on the other side of the transaction or for other parties in the transaction. The consent of the Board may be required to enter into certain of the Fund’s potential investments and the failure of the Board to grant such consent would prevent the Fund from consummating such investments, which could adversely affect the Fund.

Service Providers. Certain advisors and other service providers, or their affiliates (including accountants, administrators, lenders, bankers, brokers, investment advisers, attorneys, consultants, custodians, investment or commercial banking firms and certain other advisors and agents) to the Fund or its portfolio companies may also provide goods or services to or have business, personal, political, financial or other relationships with Stone Point. Such advisors and service providers may be investors in the Fund or Other Sponsored Funds, affiliates of Stone Point, current or former portfolio companies of Other Sponsored Funds, sources of investment opportunities or co-investors or counterparties therewith. These relationships may influence Stone Point Credit in deciding whether to select or recommend such a service provider to perform services for the Fund or a portfolio company (the cost of which will generally be borne directly or indirectly by the Fund or such portfolio company, as applicable). In certain circumstances, advisors and service providers, or their affiliates, may charge different rates or have different arrangements for services provided to Stone Point Credit or its respective affiliates as compared to services provided to the Fund and its portfolio companies, which will result in more favorable rates or arrangements than those payable by the Fund or such portfolio companies.

In addition, the portfolio companies of the funds managed by Stone Point may transact business with (or otherwise provide services and/or products to) one another. Those same portfolio companies may also transact business with Stone Point or Stone Point’s funds, employees or affiliates (including, without limitation, certain portfolio companies of Other Sponsored Funds becoming shareholders of the Fund, or portfolio companies of the Fund investing in Other Sponsored Funds). Such arrangements will generally be negotiated and executed at arm’s length, but certain factors may lead a portfolio company to pay higher fees in connection with the services and/or products provided as compared to other similar providers. Those factors include, without limitation, the complexity of the services and/or products being provided, the reputation of the portfolio company in providing such services and/or products, and the ability of the portfolio to meet specified time, budget or other constraints. Furthermore, Stone Point and/or the portfolio companies of the funds managed by it may enter into agreements collectively with vendors which provide products and services to Stone Point and/or the portfolio companies, generally in an effort to reduce costs and expenses. Stone Point may act as a host for the negotiation process associated with such agreements. Notwithstanding the foregoing, Stone Point acts solely as a liaison in connection with the evaluation of, and has no control over the entering into, definitive agreements by such portfolio companies. Any definitive agreements shall be executed solely by and between the applicable portfolio company and applicable counterparty, and such portfolio company (and not Stone Point, except where Stone Point is acting in its own capacity) shall be solely responsible for its obligations thereunder.

Advisors and Consultants. The Adviser may work with or alongside one or more consultants, advisors (including senior advisors and CEOs) and/or operating partners who are retained by the Adviser on a consultancy or retainer or other basis, to provide services to the Fund. The functions undertaken by such persons with respect to the Fund will not be exclusive and such persons may perform similar functions and duties for other organizations which may give rise to conflicts of interest. Such persons may also be appointed to the board of directors of companies and have other business interests which give rise to conflicts of interest with the interests of the Fund or a portfolio company of the Fund. Shareholders should note that such persons may retain compensation that will not offset the Management Fee payable to the Adviser, including that: (a) such persons are permitted to retain all directors’ fees, monitoring fees and other compensation received by them in respect of acting as a director or officer of, or providing other services to, a portfolio company and such amounts shall not be credited against the Management Fee; (b) certain of such persons may be paid a deal fee, a consultancy fee or other compensation where they are involved in a specific project relating to the Fund, which fee will be paid either by the Fund or, if applicable, the relevant portfolio company; and (c) such persons may be invited to invest in or alongside the Fund in investments, as part of a participation scheme or otherwise, and will be entitled to retain all of the proceeds generated from such investments.

Valuation Matters. In accordance with Rule 2a-5 under the 1940 Act, the Board intends to designate the Adviser as the Fund’s “Valuation Designee.” The Adviser, with the assistance of the Valuation Committee, subject to oversight by the Board, is responsible for determining the fair value of the Fund’s investments in instances where there is no readily available market value. Investments for which market quotations are readily available may be priced by independent pricing services. From time to time, the Fund retains an external, independent valuation firm to provide data and valuation analyses on the Fund’s portfolio companies.

The Fund’s investment portfolio is recorded at fair value as determined in good faith in accordance with the Valuation Policy and, as a result, there is and will be uncertainty as to the value of the Fund’s portfolio investments. Under the 1940 Act, the Fund is required to carry its portfolio investments at market value or, if there is no readily available market value, at fair value as determined in accordance with procedures established by the Board. There is not a public market or active secondary market for many of the types of investments in privately held companies that the Fund intends to hold and make. The Fund’s investments may not be publicly traded or actively traded on a secondary market but, instead, may be traded on a privately negotiated over-the-counter secondary market for institutional investors, if at all. As a result, these investments are valued quarterly at fair value as determined in good faith in accordance with the Valuation Policy approved by the Board.

The determination of fair value, and thus the amount of unrealized appreciation or depreciation the Fund may recognize in any reporting period, is to a degree subjective, and the Adviser has a conflict of interest in making fair value determinations. The types of factors that may be considered in determining the fair values of the Fund’s investments include the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings, the markets in which the portfolio company does business, comparison to publicly traded companies, discounted cash flow, current market interest rates, precedent transactions and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, the valuations may fluctuate significantly over short periods of time due to changes in current market conditions. The determinations of fair value in accordance with the Valuation Policy approved by the Board may differ materially from the values that would have been used if an active market and market quotations existed for such investments. The Fund’s NAV could be adversely affected if the determinations regarding the fair value of the investments were materially higher than the values that the Fund ultimately realizes upon the disposal of such investments.

Operating Policies. The Board has the authority to modify or waive certain operating policies, investment criteria and strategies, in some cases without prior notice and without shareholder approval. The Fund cannot predict the effect any changes to current operating policies, investment criteria and strategies would have on its business, NAV, operating results and the value of its securities. However, the effects might be adverse, which could negatively impact the Fund’s ability to pay distributions and may cause shareholders to lose all or part of their investment. Moreover, the Fund has significant flexibility in investing the net proceeds of its offering and may use the net proceeds from the offering in ways with which shareholders may not agree.

Diverse Shareholders. The shareholders are expected to include U.S. taxable and tax-exempt entities, and institutions from jurisdictions outside of the United States. Such shareholders may have conflicting investment, tax and other interests with respect to their investments in the Fund. The conflicting interests of individual shareholders may relate to or arise from, among other things, the nature of investments made by the Fund or the structuring of the acquisition of portfolio investments. As a consequence, conflicts of interest may arise in connection with decisions made by the Adviser, including in respect of the nature or structuring of investments, that may be more beneficial for one shareholder than for another shareholder, especially in respect of shareholders’ individual tax situations. In selecting and structuring investments appropriate for the Fund, the Adviser will consider the investment and tax objectives of the Fund, rather than the investment, tax or other objectives of any shareholder individually.

Other Transactions with Prospective and Actual Shareholders. Prospective investors should note that the Adviser and its affiliates from time to time engage in transactions with prospective and actual shareholders or their affiliates that provide economic and business benefits to such shareholders and the Adviser and its affiliates. Such transactions may be entered into prior to or coincident with a shareholder’s admission to the Fund or during the term of their investment. The nature of such transactions can be diverse and may include benefits relating to the Fund and their portfolio companies. Examples include the ability to co-invest alongside the Fund, recommendations to underwriters for allocations in initial public offerings, a broad range of commercial transactions in the ordinary course of business with such shareholders, their affiliates and portfolio companies, and the purchase or disposition of interests to or from portfolio companies. In addition, the Adviser may acquire Shares from existing shareholders without offering such secondary opportunities to the other shareholders. In such event, the Adviser will have oral and written information concerning the portfolio companies that may be non-public and may be deemed material to a decision to sell Shares, including any information regarding the business, operations, property, financial and other condition and creditworthiness of the portfolio companies, which may not be disclosed to the selling shareholder prior to such acquisition.

Arrangements with Stone Point Capital. The Fund intends to enter into a license agreement with Stone Point Capital, under which Stone Point Capital will grant the Fund a non-exclusive, royalty-free, non-perpetual license to use the name and trademark “Stone Point.” Under this agreement, the Fund will have a right to use “Stone Point” for so long as the Fund is a majority affiliate of Stone Point Capital and a private entity. Other than with respect to this limited license, the Fund will not have a legal right to the “Stone Point” name. In the event the license agreement is terminated, the Fund will be required to change its name and cease using “Stone Point” as part of the Fund’s name.

Item 8. Legal Proceedings.

From time to time, the Fund may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of the Fund’s rights under contracts with the Fund’s portfolio companies or the Fund’s co-investors. While the outcome of these legal proceedings cannot be predicted with certainty, the Fund does not expect that these proceedings will have a material effect upon the Fund’s financial condition or results of operations. The Fund and the Adviser are not currently a party to any material legal proceedings.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters.

Market Information

The Fund’s Shares have not been registered under the Securities Act or the securities laws of any other jurisdiction. Accordingly, the Fund is offering the Shares only (1) to “accredited investors” (as defined under the Securities Act) and (2) to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act, in reliance upon exemptions from the registration requirements of the Securities Act.

Each purchaser of the Fund’s Shares will be required to complete and deliver to the Fund, prior to the acceptance of any order, a subscription agreement substantiating the purchaser’s investor status and including other limitations on resales and transfers of the Fund’s Shares.

The Shares may not be transferred unless (i) (A) the Fund provides its prior written consent, (B) the transferee is an affiliate of the transferor or (C) the transferee can demonstrate to the Fund that such transfer is necessary to comply with regulatory requirements arising under U.S. banking laws, and (ii) such Shares are registered under the Securities Act and under any other applicable securities laws or an exemption from such registration thereunder is available. The Fund’s Shares may not be sold without the prior written consent of the Fund and unless such Shares are registered under the Securities Act and under any other applicable securities laws or an exemption from such registration thereunder is available. The Shares are not currently listed on an exchange, and the Fund does not expect there to be a public market for the Shares. Repurchases of Shares by the Fund, if any, are expected to be limited. An investment in the Fund may not be suitable for investors who may need the money they invest in a specified time frame.

While the Fund expects not to unreasonably withhold its prior written consent to transfers by the Fund’s shareholders, the Fund may withhold its consent if any such transfer would have adverse tax, regulatory or other consequences. Additionally, to the extent the Fund approves any transfers or the foregoing restriction lapses, investors will be subject to restrictions on resale and transfer associated with securities sold pursuant to Regulation D, Regulation S and other exemptions from registration under the Securities Act. Unless and until the Fund’s Shares were to become registered under the Securities Act, they may be transferred only in transactions that are exempt from registration under the Securities Act and the applicable securities laws of other jurisdictions.

Any transfers of shares of the Fund’s Shares in violation of the foregoing provisions will be void, and any intended recipient of the Fund’s Shares will acquire no rights in such shares and will not be treated as a shareholder for any purpose.

Holders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of Shares.

Dividends

The Fund intends to pay monthly distributions to the Fund’s shareholders out of assets legally available for distribution. The Fund intends to elect to be treated, and intends to qualify annually thereafter, to be subject to tax as a RIC under Subchapter M of the Code. To obtain and maintain the Fund’s ability to be subject to tax as a RIC, the Fund must, among other things, timely distribute to the Fund’s shareholders at least 90% of the Fund’s investment company taxable income for each taxable year. Please refer to “Item 1. Business – Distributions; Dividend Reinvestment Plan” for further information regarding the Fund’s dividend policies and DRIP and “Item 1. Business – Material U.S. Federal Income Tax Consequences” for further information regarding the tax treatment of the Fund’s distributions and the tax consequences of the Fund’s retention of net capital gains.

Item 10. Recent Sales of Unregistered Securities.

We expect to enter into Subscription Agreements with investors in connection with the Private Offering, pursuant to which we expect to issue and sell our Common Shares under the exemption provided by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D, and Regulation S promulgated thereunder and other exemptions of similar import in the laws of the states and jurisdictions where the offering will be made.

Item 11. Description of Registrant’s Securities to be Registered.

General

Under the terms of the Fund’s Declaration of Trust, the Fund is authorized to issue an unlimited number of common shares of any class. As of [__], 2024, there was one class of Shares, with [__] Shares outstanding and no preferred shares outstanding. The Declaration of Trust provides that the Board may classify or reclassify any unissued Shares into one or more classes or series of Shares or preferred shares by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends, qualifications, or terms or conditions of redemption of the shares. There is currently no market for the Fund’s Shares, and it can offer no assurances that a market for its Shares will develop in the future. The Fund does not intend for the Shares offered pursuant to this offering to be listed on any national securities exchange and the Fund does not expect there to be a public market for the Shares. There are no outstanding options or warrants to purchase the Fund’s Shares. No Shares have been authorized for issuance under any equity compensation plans. Under the terms of the Declaration of Trust, shareholders shall be entitled to the same limited liability extended to shareholders of private Delaware for profit corporations formed under the Delaware General Corporation Law, 8 Del. C. § 100, et. seq. The Declaration of Trust provides that no shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Fund’s assets or the affairs of the Fund by reason of being a shareholder.

None of the Fund’s Shares are subject to further calls or to assessments, sinking fund provisions, obligations of the Fund or potential liabilities associated with ownership of the security (not including investment risks). In addition, except as may be provided by the Board in setting the terms of any class or series of Shares, no shareholder shall be entitled to exercise appraisal rights in connection with any transaction.

Description of the Fund’s Shares

Under the terms of the Fund’s Declaration of Trust, all Shares will have equal rights as to voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Dividends and distributions may be paid to the holders of the Shares if, as and when authorized by the Fund’s Board and declared by it out of funds legally available therefore. Except as may be provided by the Board in setting the terms of classified or reclassified shares or as may otherwise be provided by contract approved by the Board, the Fund’s Shares will have no preemptive, exchange, conversion, appraisal or redemption rights and will not be freely transferable, and, in order to avoid the possibility that the Fund’s assets could be treated as “plan assets,” the Fund may require any person proposing to acquire Shares to furnish such information as may be necessary to determine whether such person is a Benefit Plan investor or an ERISA Controlling Person (as such terms are defined therein), restrict or prohibit transfers of such shares or redeem any outstanding shares for such price and on such other terms and conditions as may be determined by or at the direction of the Board. In the event of the Fund’s liquidation, dissolution or winding up, each share of the Fund’s Shares would be entitled to share pro rata in all of the assets that are legally available for distribution after the Fund pays all debts and other liabilities. Each share of the Fund’s Shares will be entitled to one vote on all matters submitted to a vote of shareholders, including the election of Trustees. Except as may be provided by the Board in setting the terms of classified or reclassified shares, the holders of the Fund’s Shares will possess exclusive voting power. There will be no cumulative voting in the election of Trustees. Each Trustee will be elected by a majority of the votes cast with respect to such Trustee’s election; provided that, Trustees shall be elected by a plurality of the votes cast at any such meeting if (i) the Fund’s secretary receives notice that a shareholder has nominated an individual for election as a Trustee in compliance with the requirements of advance notice of shareholder nominees for Trustee set forth in the Bylaws and (ii) such nomination has not been withdrawn by such shareholder on or before the close of business on the tenth (10th) day before the date of filing of the definitive proxy statement of the Fund with the SEC and, as a result of which, the number of nominees is greater than the number of Trustees to be elected at the meeting. Pursuant to the Declaration of Trust, the Board may amend the Bylaws to alter the vote required to elect Trustees.

Preferred Shares

The Private Offering does not include an offering of preferred shares. However, under the terms of the Declaration of Trust, the Board may authorize us to issue preferred shares in one or more classes or series without shareholder approval, to the extent permitted by the 1940 Act. The Board has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred shares. The Fund does not currently anticipate issuing preferred shares in the near future. In the event it issues preferred shares, the Fund will make any required disclosure to shareholders.

Preferred shares could be issued with terms that would adversely affect the shareholders, provided that the Fund may not issue any preferred shares that would limit or subordinate the voting rights of holders of Shares. Preferred shares could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred shares will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to Shares and before any purchase of Shares is made, such preferred shares together with all other senior securities must not exceed an amount equal to 66-2/3% of the Fund’s total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of preferred shares, if any are issued, must be entitled as a class voting separately to elect two Trustees at all times and to elect a majority of the Trustees if distributions on such preferred shares are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred shares (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred shares would be required to approve a proposal involving a plan of reorganization adversely affecting such securities. The issuance of any preferred shares must be approved by a majority of the Independent Trustees not otherwise interested in the transaction.

Transfer and Resale Restrictions

The Shares may not be transferred unless (i) (A) the Fund provides its prior written consent, (B) the transferee is an affiliate of the transferor or (C) the transferee can demonstrate to the Fund that such transfer is necessary to comply with regulatory requirements arising under U.S. banking laws, and (ii) such shares are registered under the Securities Act and under any other applicable securities laws or an exemption from such registration thereunder is available. The Shares may not be sold without the prior written consent of the Fund and unless such shares are registered under the Securities Act and under any other applicable securities laws or an exemption from such registration thereunder is available. The Shares are not currently listed on an exchange, and the Fund does not expect there to be a public market for the Shares. Repurchases of Shares by the Fund, if any, are expected to be limited. An investment in the Fund may not be suitable for investors who may need the money they invest in a specified time frame.

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses

Delaware law permits a Delaware statutory trust to include in its declaration of trust a provision to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. The Fund’s Declaration of Trust provides that the Trustees will not be liable to it or the shareholders for monetary damages for breach of fiduciary duty as a trustee to the fullest extent permitted by Delaware law. The Fund’s Declaration of Trust provides for the indemnification of any person to the full extent permitted, and in the manner provided, by Delaware law. In accordance with the 1940 Act, The Fund will not indemnify certain persons for any liability to which such persons would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Pursuant to the Declaration of Trust and subject to certain exceptions described therein, the Fund will indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Trustee or officer of the Fund and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a Trustee or officer of the Fund and at the request of the Fund, serves or has served as a trustee, officer, partner or trustee of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity (each such person, an “Indemnitee”), in each case to the fullest extent permitted by Delaware law. Notwithstanding the foregoing, the Fund will not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.

The Fund will not indemnify an Indemnitee against any liability or loss suffered by such Indemnitee unless (i) the Indemnitee determines in good faith that the course of conduct that caused the loss or liability was in the best interests of the Fund, (ii) the Indemnitee was acting on behalf of or performing services for the Fund, (iii) such liability or loss was not the result of the Indemnitee’s gross negligence or willful misconduct, in each case, as determined by a court of competent jurisdiction in a final, non-appealable order, and (iv) such indemnification or agreement to hold harmless is recoverable only out of the net assets of the Fund and not from the shareholders.

In addition, the Declaration of Trust permits the Fund to advance reasonable expenses to an Indemnitee or an affiliate of the Adviser who is not otherwise an Indemnitee, and the Fund will do so in advance of final disposition of a proceeding if (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Fund, (ii) the Indemnitee or the affiliate of the Adviser, as applicable, provides the Fund with written affirmation of such person’s good faith belief that the person has met the standard of conduct necessary for indemnification by the Fund as authorized by the Declaration of Trust, (iii) the legal proceeding was initiated by a third party who is not a shareholder or, if by a shareholder of the Fund acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (iv) the Indemnitee or the affiliate of the Adviser, as applicable, provides the Fund with a written agreement to repay the amount paid or reimbursed by the Fund, together with the applicable legal rate of interest thereon, if it is ultimately determined by final, non-appealable decision of a court of competent jurisdiction, that the Indemnitee is not entitled to indemnification.

Delaware Law and Certain Declaration of Trust Provisions

Organization and Duration

The Fund was formed as a Delaware statutory trust on June 24, 2024 and will remain in existence until dissolved in accordance with the Declaration of Trust or pursuant to Delaware law.

Purpose

Under the Declaration of Trust, the Fund is permitted to engage in any business activity that lawfully may be conducted by a statutory trust organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon it pursuant to the agreements relating to such business activity.

Delaware Anti-Takeover Provisions

The Fund’s Declaration of Trust contains provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. The Board may, without shareholder action, authorize the issuance of shares in one or more classes or series, including preferred shares; and the Board may, without shareholder action, amend the Declaration of Trust to increase the number of the Fund’s Shares, of any class or series, that it will have authority to issue. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with the Board. The Fund believes that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Number of Trustees; Vacancies; Removal

The Fund’s Declaration of Trust provides that the number of Trustees will be set by the Board in accordance with its Bylaws. The Fund’s Bylaws provide that a majority of the entire Board may at any time increase or decrease the number of Trustees. The Fund’s Declaration of Trust provides that the number of Trustees generally may not be less than three. Except as otherwise required by applicable requirements of the 1940 Act pursuant to an election under the Declaration of Trust, any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining Trustees in office, even if the remaining Trustees do not constitute a quorum, and any Trustee elected to fill a vacancy will serve for the remainder of the full term of the Trustee for whom the vacancy occurred and until a successor is elected and qualified, subject to any applicable requirements of the 1940 Act. Independent Trustees will nominate replacements for any vacancies among the Independent Trustees’ positions.

The Fund’s Declaration of Trust provides that a Trustee may be removed without cause upon the vote of a majority of then-outstanding shares.

Action by Shareholders

The Fund’s Bylaws provide that shareholder action can be taken at an annual meeting or at a special meeting of shareholders or by unanimous written consent in lieu of a meeting. The shareholders will only have voting rights as required by the 1940 Act or as otherwise provided for in the Declaration of Trust. Under the Declaration of Trust and Bylaws, the Fund is not required to hold annual meetings. Special meetings may be called by the Trustees and certain of the Fund’s officers, and will be limited to the purposes for any such special meeting set forth in the notice thereof. In addition, the Fund’s Bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the shareholders requesting the meeting, a special meeting of shareholders will be called by the secretary of the Fund upon the written request of shareholders entitled to cast not less than a majority of all votes entitled to be cast at such meeting. Any special meeting called by such shareholders is required to be held not less than 10 nor more than 60 days after the secretary gives notice for such special meeting. These provisions will have the effect of significantly reducing the ability of shareholders being able to have proposals considered at a meeting of shareholders.

With respect to special meetings of shareholders, only the business specified in the Fund’s notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) pursuant to the Fund’s notice of the meeting, (2) by or at the direction of the Board or (3) provided that the Board has determined that Trustees will be elected at the meeting, by any shareholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the Bylaws.

The Fund’s Declaration of Trust provides that the following actions may be taken by the shareholders, without concurrence by the Board or the Adviser, upon a vote by the holders of more than two-thirds of the outstanding shares entitled to vote to dissolve the Fund.

The purpose of requiring shareholders to give us advance notice of nominations and other business is to afford the Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by the Board, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders. Although the Fund’s Declaration of Trust does not give the Board any power to disapprove shareholder nominations for the election of Trustees or proposals recommending certain action, they may have the effect of precluding a contest for the election of Trustees or the consideration of shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to the Fund and its shareholders.

Amendment of the Declaration of Trust and Bylaws

The Fund’s Declaration of Trust provides that shareholders are entitled to vote upon a proposed amendment to the Declaration of Trust if the amendment would alter the terms of contract rights of the shares held by such shareholders so as to affect them adversely. Approval of any such amendment or addition must be approved by the holders of at least two-thirds of the outstanding shares of the Fund entitled to vote on the matter. In addition, amendments to the Fund’s Declaration of Trust to make its Shares a “redeemable security” or to convert the Fund, whether by merger or otherwise, from a closed-end company to an open-end company each must be approved by the affirmative vote of shareholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

The Fund’s Declaration of Trust provides that the Board has the exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws. Except as described in the paragraph above, the Fund’s Declaration of Trust provides that the Board may amend its Declaration of Trust without any vote of its shareholders.

Actions Related to Merger, Conversion, Reorganization or Dissolution

The Board may, without the approval of holders of the Fund’s outstanding Shares, approve a merger, conversion, consolidation or other reorganization of the Fund, provided that the resulting entity is a BDC under the 1940 Act. The Fund will not permit the Adviser to cause any other form of merger or other reorganization of the Fund without the affirmative vote by the holders of more than two-thirds of the outstanding Shares of the Fund entitled to vote on the matter. The Fund may be dissolved at any time, without the approval of holders of its outstanding Shares, upon affirmative vote by a majority of the Trustees.

Derivative Actions

No person, other than a Trustee, who is not a shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Fund. Any shareholder may maintain a derivative action on behalf of the Fund.

In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Act, a shareholder may bring a derivative action on behalf of the Fund only if the following conditions are met: (i) a demand on the Board shall only be deemed not likely to succeed and therefore excused if a majority of the Board, or a majority of any committee established to consider the merits of such action, is composed of Board who are not “Independent Trustees” (as that term is defined in the Delaware Statutory Trust Act); and (ii) unless a demand is not required under clause (i) above, the Board must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim; and the Board shall be entitled to retain counsel or other advisors in considering the merits of the request. For purposes of this paragraph, the Board may designate a committee of one or more Trustees to consider a shareholder demand.

Exclusive Delaware Jurisdiction

Each Trustee, each officer, each shareholder and each person beneficially owning an interest in a share of the Fund (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Act, (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to the Fund or its business and affairs, the Delaware Statutory Trust Act, the Declaration of Trust or the Bylaws or asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Fund, the Delaware Statutory Trust Act or the Declaration of Trust (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of the Declaration of Trust or the Bylaws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Fund to the shareholders or the Board, or of officers or the Board to the Fund, to the shareholders or each other, or (C) the rights or powers of, or restrictions on, the Fund, the officers, the Board or the shareholders, or (D) any provision of the Delaware Statutory Trust Act or other laws of the State of Delaware pertaining to trusts made applicable to the Fund pursuant to Section 3809 of the Delaware Statutory Trust Act, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Act, the Declaration of Trust or the Bylaws relating in any way to the Fund (regardless, in every case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law and (v) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding. In the event that any claim, suit, action or proceeding is commenced outside of the Court of Chancery of the State of Delaware in contravention of the foregoing, all reasonable and documented out of pocket fees, costs and expenses, including reasonable attorneys’ fees and court costs, incurred by the prevailing party in such claim, suit, action or proceeding shall be reimbursed by the non-prevailing party. Nothing disclosed in the foregoing will apply to any claims, suits, actions or proceedings asserting a claim brought under federal or state securities laws.

Access to Records

Any shareholder will be permitted access to all of the Fund’s records to which they are entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Inspection of the Fund’s records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and business telephone numbers of the Fund’s shareholders, along with the number of Shares held by each of them, will be maintained as part of its books and records and will be available for inspection by any shareholder or the shareholder’s designated agent at its office. The shareholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any shareholder who requests the list within ten days of the request. A shareholder may request a copy of the shareholder list for any proper and legitimate purpose, including, without limitation, in connection with matters relating to voting rights and the exercise of shareholder rights under federal proxy laws. A shareholder requesting a list will be required to pay reasonable costs of postage and duplication. Such copy of the shareholder list shall be printed in alphabetical order, on white paper, and in readily readable type size (no smaller than 10 point font).

A shareholder may also request access to any other corporate records. If a proper request for the shareholder list or any other corporate records is not honored, then the requesting shareholder will be entitled to recover certain costs incurred in compelling the production of the list or other requested corporate records as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a shareholder will not have the right to, and the Fund may require a requesting shareholder to represent that it will not, secure the shareholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting shareholder’s interest in its affairs. The Fund may also require that such shareholder sign a confidentiality agreement in connection with the request.

Conflict with the 1940 Act

The Fund’s Declaration of Trust provides that, if and to the extent that any provision of Delaware law, or any provision of its Declaration of Trust conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

Item 12. Indemnification of Trustees and Officers.

See “Item 11. Description of Registrant’s Securities to be Registered – Limitations on Liability of Trustees and Officers; Indemnification and Advance of Expenses.”

Item 13. Financial Statements and Supplementary Data.

Set forth below is an index to the Fund’s financial statements attached to this Registration Statement.

Page
Index to Financial Statements	F-1
Report of Independent Registered Public Accounting Firm	F-[•]
Statement of Assets and Liabilities as of [•]	F-[•]
Statement of Operations for the Period from June 24, 2024 (inception) through [•]	F-[•]
Notes to the Financial Statements	F-[•]

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Fund and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a) List separately all financial statements filed

The financial statements included in this Registration Statement are listed “Item 13. Financial Statements and Supplementary Data.”

(b) Exhibits

Number	Exhibit

3.1	Form of Amended and Restated Declaration of Trust *

3.2	Form of Bylaws*

10.1	Form of Investment Advisory Agreement between the Fund and the Adviser*

10.2	Form of Administration Agreement between the Fund and the Administrator*

10.3	Form of Trademark License Agreement between the Fund and the Adviser*

10.4	Form of Dividend Reinvestment Plan*

10.5	Form of Indemnification Agreement for Trustees*

10.6	Form of Custody Agreement by and between the Registrant and the Custodian*

10.7	Form of Subscription Agreement*

*	– To be filed with a subsequent amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized.

STONE POINT CREDIT INCOME FUND

Date: August 15, 2024	By:	/s/ Scott J. Bronner
	Name:	Scott J. Bronner
	Title:	President

INDEX TO FINANCIAL STATEMENTS

Stone Point Credit Income Fund

Report of Independent Registered Public Accounting Firm	F-[•]

Statement of Assets and Liabilities as of [•]	F-[•]

Statement of Operations for the Period from June 24, 2024 (inception) through [•]	F-[•]

Notes to the Financial Statements	F-[•]

F-1